      As filed with the Securities and Exchange Commission on April 9, 2003

                                                   Registration No. 333-_____
===============================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                ISECURETRAC CORP.
                         (Name of small business issuer)

           DELAWARE                         4899                    87-0347787
   (State or jurisdiction of    (Primary Standard Industrial       (IRS Employer
incorporation or organization)     Classification number)      Identification Number)

                              --------------------
                 5022 SOUTH 114TH STREET, OMAHA, NEBRASKA 68137
                                 (402) 537-0022
          (Address and telephone number of principal executive offices)
                              --------------------
                 5022 SOUTH 114TH STREET, OMAHA, NEBRASKA 68137
                                 (402) 537-0022
                    (Address of principal place of business)
                              --------------------
                                 MICHAEL P. MAY
                                ISECURETRAC CORP.
                             5022 SOUTH 114TH STREET
                              OMAHA, NEBRASKA 68137
                                 (402) 537-0022
            (Name, address and telephone number of agent for service)
                              --------------------
                                   Copies to:

                               JOHN M. HEIDA, ESQ.
                                ISECURETRAC CORP.
                             5022 SOUTH 114TH STREET
                              OMAHA, NEBRASKA 68137
                                 (402) 537-0022
                             JHEIDA@ISECURETRAC.COM


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

===============================================================================
                         CALCULATION OF REGISTRATION FEE
===============================================================================
--------------------------- --------------------- ------------------------- ---------------------- -------------------------
  TITLE OF EACH CLASS OF         NUMBER OF            PROPOSED MAXIMUM        PROPOSED MAXIMUM
     SECURITIES TO BE        UNITS/SHARES TO BE      OFFERING PRICE PER      AGGREGATE OFFERING     AMOUNT OF REGISTRATION
        REGISTERED               REGISTERED            UNIT/SHARE (1)             PRICE (1)                  FEE
--------------------------- --------------------- ------------------------- ---------------------- -------------------------
Common Stock, $.001 par
value.................             11,438,733                $0.71                 $8,121,500                $657.03

============================================================================================================================

(1) This price is used solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act and is estimated, based on the average of the bid and asked prices of the common stock on April 4, 2003.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED APRIL 9, 2003

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                  ISECURE LOGO

                        11,438,733 Shares of Common Stock


         This prospectus relates to the sale of up to 11,138,733 shares of our common stock by Fusion Capital Fund II, LLC. The prices at which Fusion Capital may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by Fusion Capital.

         This prospectus also relates to the sale of up to 300,000 shares of our common stock that may be sold from time to time by another selling stockholder named in this prospectus. We will not receive any of the proceeds from the sales of securities by the selling stockholder.

         Our common stock is quoted on the Nasdaq Over-The-Counter Bulletin Board under the symbol "ISRE." On April 7, 2003, the last reported sale price for our common stock as reported on the Nasdaq Over-The-Counter Bulletin Board was $0.80 per share.
                              --------------------

         INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF THESE RISKS.
                              --------------------

         Fusion Capital is an "underwriter" within the meaning of the Securities Act of 1933, as amended. The other selling stockholder named herein may be deemed an "underwriter" within the meaning of the Securities Act of 1933, as amended.
                              --------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

                  The date of this Prospectus is ________, 2003

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----


SUMMARY........................................................................   1

RISK FACTORS...................................................................   4

FORWARD LOOKING STATEMENTS.....................................................   9

MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...................  10

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS.............................................  11

OUR BUSINESS...................................................................  17

MANAGEMENT.....................................................................  24

PRINCIPAL STOCKHOLDERS, CERTAIN RELATIONSHIPS AND
         RELATED TRANSACTIONS..................................................  32

DESCRIPTION OF OUR CAPITAL STOCK...............................................  37

THE FUSION CAPITAL TRANSACTION.................................................  41

SELLING STOCKHOLDERS...........................................................  45

PLAN OF DISTRIBUTION...........................................................  46

LEGAL OPINION..................................................................  47

EXPERTS........................................................................  47

ADDITIONAL INFORMATION.........................................................  47

INDEX TO FINANCIAL STATEMENTS.................................................. F-1

                               PROSPECTUS SUMMARY


This following summary highlights selected information from this prospectus and may not contain all of the information important to you. To understand our business and this offering fully, you should read the entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to our "company," "we," "us," and "our," we mean iSECUREtrac Corp., a Delaware corporation, together with our subsidiaries, ABS Nebraska, Inc. and iST Services, Inc. This prospectus contains forward looking statements and information relating to iSECUREtrac Corp. See cautionary Note Regarding Forward Looking Statements on page 9.

OUR COMPANY

We are iSECUREtrac Corp., a Delaware corporation. Our principal executive offices are located at 5022 South 114th Street, Suite 103, Omaha, Nebraska 68137. Our telephone number is 402-537-0022. The address of our website is www.isecuretrac.com. Information on our website is not part of this prospectus.

We are in the business of developing and selling and or leasing global positioning system ("GPS") based tracking solutions for the criminal justice industry since 1997. Our company, then named Sage Analytics International, Inc., merged with a Nebraska corporation, Advanced Business Sciences, Inc., which had been founded in 1994 specifically to commercialize a patent application for the continuous electronic monitoring and tracking of individuals. Prior to that time, we were engaged in developing and licensing decision support software.

Our tracking device, known as a Personal Tracking Unit ("PTU") is capable of constantly obtaining a geographical location fix (i.e. a point of latitude and longitude in degrees, minutes and fractions of minutes within 10 meters of the actual physical location of the PTU) and transmitting this data to our computers via a communications network. Named tracNET24(TM), our software system allows the end-user to continuously track and monitor an individual wearing a PTU, via a secure web hosted application.

We changed our name to iSECUREtrac Corp. in June of 2001. The name change was done to better reflect our current and future business activities of providing advanced tracking solutions for the monitoring of individuals and assets via a secure web hosted application.

THE OFFERING

This prospectus relates to the sale of up to 11,138,733 shares of our common stock by Fusion Capital. On March 7, 2003 we entered into a common stock purchase agreement with Fusion Capital, pursuant to which Fusion Capital has agreed to purchase, on each trading day, $10,000 of our common stock up to an aggregate, under certain conditions, of $6,000,000. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the common stock purchase agreement.

This prospectus also relates to the sale of up to 300,000 shares by an individual selling stockholder not related to Fusion Capital. The number of shares offered by this prospectus represents 23.76% of the total common stock outstanding as of March 21, 2003, along with those shares not yet issued associated with this prospectus. As of March 21, 2003, there were 37,835,201 shares outstanding, including the 1,138,733 shares that we have issued to Fusion Capital as compensation for its purchase commitment but excluding the 300,000 shares offered by the other selling stockholder, and excluding the 10,000,000 shares offered by Fusion Capital pursuant to this prospectus. The 300,000 shares in connection with this prospectus were issued on March 28, 2003.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we may receive up to $6.0 million in proceeds from the sale of our common stock to Fusion Capital under the common stock purchase agreement. Any proceeds from Fusion Capital we receive under the common stock purchase agreement will be used for working capital and general corporate purposes.

SUMMARY FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Our independent public auditors, McGladrey & Pullen, LLP, have audited the fiscal periods of 2002 and 2001, and which reports expresses an unqualified opinion and included an explanatory paragraph referring to our ability to continue as a going concern. You should read the information below along with all other financial information and analysis of this prospectus. Please do not assume that the results below indicate results we'll achieve in the future.

                           CONSOLIDATED BALANCE SHEET

                                                                                              DECEMBER 31, 2002
CURRENT ASSETS
   Cash                                                                                                 $47,374
   Receivables:
      Trade accounts                                                                                     18,493
      Other                                                                                              75,111
   Inventories                                                                                           51,460
   Prepaid expenses and other                                                                            15,872
                                                                                                         ------

      TOTAL CURRENT ASSETS                                                                              208,310
LEASEHOLD IMPROVEMENTS AND EQUIPMENT, NET                                                               217,822
PRODUCT DEVELOPMENT COSTS, net of accumulated amortization of $262,384                                  682,200
OTHER ASSETS                                                                                              9,081
                                                                                                          -----

                                                                                                     $1,117,413



                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   Notes payable                                                                                     $2,168,318
   Outstanding checks in excess of bank balance                                                         121,694
   Current maturities of long-term debt                                                                 443,438
   Accounts payable and accrued expenses                                                                672,130
   Accrued interest payable                                                                              46,113
   Preferred dividends payable                                                                          203,121
                                                                                                        -------

      TOTAL CURRENT LIABILITIES                                                                       3,654,814

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
   Series A Convertible Preferred stock, 10,000 shares designated at $.01 par value;
         8,483 issued and outstanding, stated value $1,000 per share                                  8,482,662
    Series B Convertible Preferred stock, 3,500 shares designated at $.01 par value;
         150 issued and outstanding, stated value $1,000 per share                                      145,000
   Common stock, 50,000,000 shares authorized at $.001 par
         value; 34,919,703 issued and outstanding                                                        34,919
   Additional paid-in capital                                                                        21,510,819
   Accumulated deficit                                                                             (32,710,801)
                                                                                                   ------------

      Total stockholders' (deficit)                                                                 (2,537,401)
                                                                                                    -----------

                                                                                                     $1,117,413

CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                 Year Ended        Year Ended
                                                                  December          December
                                                                    2002              2001
                                                               ----------------  ----------------

Revenues:
       Product                                                         358,305                 -
       Service                                                         144,697            52,652
                                                               ----------------  ----------------
          Total revenues                                               503,002            52,652
                                                               ----------------  ----------------

Costs and expenses:
       Cost of product revenue                                         524,933                 -
       Cost of service revenue                                          87,870           110,198
       Research and development                                        773,248           496,727
       Sales, general and administrative                             4,172,160         3,112,155
                                                               ----------------  ----------------
          Total costs and expenses                                   5,558,211         3,719,080
                                                               ----------------  ----------------

       Operating (loss)                                             (5,055,209)       (3,666,428)
                                                               ----------------  ----------------

Other income (expense):
       Interest income                                                   1,742                43
       Interest expense                                               (203,419)         (671,042)
       Loan acquisition expense, stockholders                         (536,734)       (2,047,259)
       Other, net                                                            -           199,875
                                                               ----------------  ----------------

       Total other income (expense)                                   (738,411)       (2,518,383)
                                                               ----------------  ----------------

       (Loss) before provision for income taxes                     (5,793,620)       (6,184,811)
       Provision for income taxes                                            -                 -
                                                               ----------------  ----------------

Net (loss)                                                          (5,793,620)       (6,184,811)

Preferred dividends                                                   (807,832)          (68,161)
                                                               ----------------  ----------------
Net (loss) available to common stockholders                       $ (6,601,452)      $(6,252,972)
                                                               ----------------  ----------------

Basic and diluted (loss) per common share                         $      (0.23)      $     (0.29)
                                                               ================  ================

                                  RISK FACTORS

You should carefully consider the risks described below before purchasing our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment.


                  RISKS ASSOCIATED WITH OUR FINANCIAL POSITION


WE HAVE A LIMITED OPERATING HISTORY WITH SIGNIFICANT LOSSES AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE.

We have yet to establish any history of profitable operations. We have incurred annual operating losses of $(5,793,620) and $(6,184,811), respectively, during the past two fiscal years of operation. As a result, at December 31, 2002 we had an accumulated deficit of $(32,710,801). Our revenues have not been sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our Series 2100 tracking product and out tracNET24 information system. No assurances can be given when this will occur or that we will ever be profitable.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended December 31, 2002 relative to our ability to continue as a going concern. Our ability to obtain additional funding and/or increase our revenue will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE WILL REQUIRE ADDITIONAL FINANCING TO SUSTAIN OUR OPERATIONS AND WITHOUT IT WE WILL NOT BE ABLE TO CONTINUE OPERATIONS.

At December 31, 2002, we had a working capital deficit of ($3,446,504). We had an operating cash flow deficit of ($952,638) for the three months ending March 31, 2002, an operating cash flow deficit of ($2,010,086) for the six months ending June 30, 2002, an operating cash flow deficit of ($2,776,158) for the nine months ending September 30, 2002, and for the year ended December 31, 2002, an operating cash flow deficit of ($3,481,345). We do not currently have sufficient financial resources to fund our operations or those of our subsidiaries. Therefore, we need additional funds to continue these operations.

We only have the right to receive $10,000 per trading day under the agreement with Fusion Capital unless our stock price equals or exceeds $1.00, in which case the daily amount may be increased under certain conditions as the price of our common stock increases. Fusion Capital shall not have the right nor the obligation to purchase any shares of our common stock on any trading days that the market price of our common stock is less than $0.10. Since we have initially registered 10,000,000 shares for sale by Fusion Capital pursuant to this Prospectus, the selling price of our common stock to Fusion Capital will have to average at least $0.60 per share for us to receive the maximum proceeds of $6.0 million without registering additional shares of common stock.

The extent to which we rely on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the sale of additional securities and or loans from commercial or private sources and/or sale/leaseback agreements on our future product deliveries. If obtaining sufficient financing from Fusion Capital were to prove prohibitively expensive and if we are unable to commercialize and sell our Series 2100 tracking product and our tracNET24 information system, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the full $6.0 million under the common stock purchase agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would have material adverse effect on our business, operating results, financial condition and prospects.

WE HAVE A HIGH LEVEL OF DEBT.

As of December 31, 2002, our consolidated notes payable and total long-term debt was $2,611,756. If we cannot pay our debts on time or obtain acceptable alternative terms, there would be a material adverse effect on us and our stockholders. Assuming we are able to negotiate extensions of our notes payable due in 2003, we expect to pay our other debts as they become due out of cash flow from operations, but this expectation is subject to a variety of factors that could cause us to be unable to pay our debts.

THE MARKET PRICE OF OUR COMMON STOCK IS HIGHLY VOLATILE AND SUBJECT TO DILUTION.

The market price of our common stock has been and is expected to continue to be highly volatile. Factors, including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future issuances shares of common stock by the Company, including issuances of common stock to the holders of warrants and options, could have an adverse effect on the prices of our securities.

THE SALE OF OUR COMMON STOCK TO FUSION CAPITAL MAY CAUSE DILUTION AND THE SALE OF THE SHARES OF COMMON STOCK ACQUIRED BY FUSION CAPITAL COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE

The purchase price for the common stock to be issued to Fusion Capital pursuant to the common stock purchase agreement will fluctuate based on the price of our common stock. All shares in this offering are freely tradable. Fusion Capital may sell none, some or all of the shares of common stock purchased from us at any time. We expect that the shares offered by this prospectus will be sold over a period of up to 30 months from the date of this prospectus. Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

A SMALL GROUP OF EXISTING STOCKHOLDERS CONTROL A LARGE PORTION OF OUR COMMON STOCK.

Total Tech LLC currently owns 6,407.4 shares of our Series A Preferred Stock. In the event that Total Tech LLC converted all of the Series A Preferred Stock held by it, it would beneficially own 37.00% of our common stock. As a result, this stockholder could exercise its ownership position to influence matters requiring stockholder approval, including a merger with another corporation or the sale of all or substantially all of the assets of our Company.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for our selling stockholders to sell shares to third parties or to otherwise dispose of them, which in turn could cause our stock price to decline. Penny stocks are stock:

-     With  a  price  of  less  than  $5.00  per  share;

-     That  are  not  traded  on  a  "recognized"  national  exchange;

- Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

- In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. See "DESCRIPTION OF
CAPITAL  STOCK-Penny  Stock  Rules"  on  page  41  of  this  prospectus.

                                 BUSINESS RISKS


OUR TECHNOLOGY, PRODUCTS AND SERVICES MAY RAPIDLY BECOME OBSOLETE.

The market in which we compete is characterized by rapid technological change, evolving industry standards, frequent introductions of new products, and changes in customer demands that can render existing products obsolete and unmarketable. Our current products are the Series 2100 PTU and the software which provides the web hosted tracking application. The Series 2100 PTU is a passive device which collects and stores location data until it is placed in a charger base from which it uploads stored data via a traditional land-line telephone system. The market may demand an active device which uploads location data via a wireless cellular telephone system as the PTU is moved about. Newer, faster and more accurate mapping software may make the mapping software modules we currently use and which form a part of our tracNET24 application obsolete. tracNET24 operates with the Microsoft Windows 2000(R) operating system. Future releases of Windows may compel us to upgrade and there is no assurance that our application software will operate with such new releases. Our current application servers will require continuous upgrading with newer and faster models or we risk losing our technological edge. Such servers are subject to electronic and mechanical failures which may cause extensive down-time to the detriment of our ability to maintain quality services for our customers. Our future success will depend upon our ability to address the increasingly sophisticated needs of our customers by supporting existing and emerging hardware, software, database, and networking platforms and by developing and introducing enhancements to our existing products and new products on a timely basis that keep pace with technological developments, evolving industry standards, and changing customer requirements.

WE COULD FACE COMPETITION FROM COMPANIES WITH SIGNIFICANTLY GREATER RESOURCES.

We are aware of one privately held company that directly competes with the products and services that we offer. However, there are currently several companies that use GPS, electronic mapping and internet technologies to provide tracking and monitoring products and services. The markets served by these companies include vehicle and rail car tracking, vehicle fleet management, container tracking as well as 911 emergency response services. While the companies serving these markets do not currently sell products or services to the criminal offender tracking and monitoring markets, these companies may in the future enter this market. Many of these companies have substantially greater financial, technical, marketing, distribution and procurement resources than we have. Accordingly, we may not be able to effectively compete with these larger companies should they decide to enter the market we are in.

WE RELY ON THIRD PARTY VENDORS.

The components used in our products are acquired from various electronics manufacturers. Lack of availability of key components would adversely affect our ability to produce and deliver products on a timely basis. Examples of such key components include the chip set for acquiring the GPS information, the processor used to compute and manipulate data, the wireless communications boards, and the memory cards used for data storage. We have endeavored to design our products in a manner that allows substitution of key components for those from another manufacturer, but alternative components may not be available quickly enough to avoid delaying production and shipment of customer orders. We could, in the future, lose revenues as a result of such delays. We currently rely on one mid-sized electronics manufacturer to manufacture the bulk of our PTUs and manage the supply chain of electronic components for such PTUs. We have a small back-up manufacturer, but we have not qualified or contracted with other secondary manufacturers. If our agreements with current manufacturers are terminated or expire, our search for additional or replacement manufacturers could result in significant delays, added expense and our inability to maintain or expand our customer base.

WE ARE NOT IN CONTROL OF GLOBAL POSITIONING SYSTEM TECHNOLOGY, A KEY ELEMENT OF OUR PRODUCTS AND SERVICES.

We depend on Global Positioning System (GPS) technology owned and controlled by others. If we do not have continued access to GPS technology and satellites, we will be unable to deliver our products and services and our revenues will decrease significantly.

Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer.

In addition, the U.S. government could decide not to continue to operate and maintain Global Positioning System satellites over a long period of time or to charge for the use of the Global Positioning System. Furthermore, because of ever-increasing commercial applications of the Global Positioning System, other U.S. government agencies may become involved in the administration or the regulation of the use of Global Positioning System signals in the future. If the foregoing factors affect the Global Positioning System, such as by affecting the availability and pricing of Global Positioning System technology, our business will suffer.

 Global Positioning System technology is also dependent on the use of radio frequency spectrum. An international organization known as the International Telecommunications Union controls the assignment of spectrum. If the International Telecommunications Union reallocates radio frequency spectrum, our services may become less useful or less reliable. This would, in turn, harm our business. In addition, emissions from mobile satellites and other equipment using other frequency bands may adversely affect the utility and reliability of our services.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

We will rely primarily on a combination of patents, copyrights, trade secrets, and trademark laws; confidentiality procedures; and contractual provisions to protect our intellectual property rights. We also believe that factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition, and reliable product maintenance are essential to establishing and maintaining a technology leadership position. There is a risk (1) that any patents issued to us may be invalidated, circumvented, or challenged, (2) that the rights granted thereunder will not provide competitive advantages to us or (3) that none of our future patent applications will be issued with the scope of the claims sought by us, if at all. Furthermore, there is the risk that others may develop technologies that are similar or superior to our technology or design around any patents issued to us. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. See (Intellectual Property Rights) of this prospectus. We were previously a defendant in a lawsuit to declare one of our existing patents invalid. Although we settled the lawsuit with an acknowledgment of the validity of our patent, the matter cost substantial time and expenses. There is no assurance that similar claims will not be made in the future by other parties and we will be obliged to defend the validity of our patents at potentially significant cost to us. We have not registered our patents with most foreign countries and we may have no legal recourse to proceed against entities in such countries who choose to copy our hardware and/or software. The measures we take to protect our proprietary rights may not be adequate.

We have been granted a nonexclusive software license from SiRF Technology Incorporated ("SiRF"). SiRF has designed GPS chip sets and software solutions that allow us to embed GPS technology into our products. This license is for an indefinite term; however, it may be terminated if SiRF loses any of its rights as to the software products encompassed therein or by either party upon thirty
(30) days written notice in the event of a material breach of the license by the other party. Termination of this license could have a material adverse effect on our business.


WE ARE DEPENDENT ON KEY PERSONNEL.

 In the event that the significant growth of our revenues occurs, such growth may place a significant strain upon our management systems and resources. Our ability to compete effectively and to manage future growth, if any, will require us to continue to improve our financial and management controls, reporting systems, and procedures on a timely basis and expand, train, and manage our employee workforce. Our failure to do so could have a material adverse effect upon our business, operating results, and financial condition. Our future performance therefore depends in significant part on the continued service of our key technical, sales, and senior management personnel. Key personnel include Michael May and James Stark. We have employment agreements with Mr. May and Mr. Stark. We do not maintain key man insurance on Mr. May and Mr. Stark. The loss of the services of one or more of our executive officers could have a material adverse effect on our business, operating results, and financial condition. Our future success also depends on our continuing ability to attract and retain highly qualified technical, customer support, sales, and managerial personnel. Competition for such personnel is intense.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that plan for or anticipate the future. Forward-looking statements include statements about the future of our products and the industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "plan", "intend," or "project" or the negative of these words or other variations on these words or comparable terminology.

This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

          MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the Nasdaq Over-The-Counter ("OTC") Bulletin Board under the trading symbol "ISRE". Our trading symbol was "ABSH" until June 27, 2001. The prices set forth below reflect the high and low bid prices as reported by Bloomberg Quotations, without retail mark-up, mark-down or commissions and may not represent actual transactions.

YEAR                              QUARTER                  HIGH                     LOW
2001...................             1st                   $0.4375                 $0.1875
                                    2nd                   $1.0000                 $0.2000
                                    3rd                   $1.2000                 $0.6500
                                    4th                   $1.1100                 $0.8000
2002.....................           1st                   $1.5000                 $0.8000
                                    2nd                   $2.1100                 $1.2800
                                    3rd                   $1.5100                 $0.6200
                                    4th                   $0.7300                 $0.2300



As of March 21, 2003, there were outstanding 37,835,201 shares of common stock held of record by 392 registered stockholders, 8,482.74 Series A Convertible Preferred Shares held by eight (8) stockholders, and 300 Series B Convertible Preferred Shares held by one stockholder. We have not declared any dividends on shares of common stock and do not anticipate paying any dividends in the foreseeable future.


Securities Authorized for Issuance under Equity Compensation Plans

----------------------------------------------------------------------------------------------------------------------------
          Plan category               Number of securities to be       Weighted average exercise     Number of securities
                                       issued upon exercise of            price of outstanding        remaining available
                                    outstanding options, warrants     options, warrants and rights    for future issuance
                                              and rights
----------------------------------------------------------------------------------------------------------------------------

                                                 (a)                              (b)                         (c)

----------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders                   803,750                           $0.78                      382,917
----------------------------------------------------------------------------------------------------------------------------

Equity compensation plans not
approved by security holders                  6,799,825                          $0.98                         0
----------------------------------------------------------------------------------------------------------------------------

Common stock warrants                         1,858,324                           $0.63                        0
----------------------------------------------------------------------------------------------------------------------------

Total                                         9,461,899                          $0.90                      382,917
----------------------------------------------------------------------------------------------------------------------------

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS


OVERVIEW

The following is a discussion of factors affecting our results for the years ending December 31, 2002 and December 31, 2001 and our liquidity and capital resources. This discussion should be read along with our consolidated financial statements and their notes, which can be found beginning on page F-1 of this prospectus.

We experienced a delay in the completion our Series 2100 Personal Tracking Unit
(PTU) until the first quarter of 2002, stemming from the inability of the contract manufacturer to complete the design for manufacturability in 2001 and to produce manufactured products by the end of 2001. Portions of our PTU were re-designed in early 2002 to improve our product manufacturability and allow for better integration of off-the-shelf components where possible. At the same time, our tracNET24 software was enhanced with new features for animating the record of physical movement as presented on a scaled map, complete with date/time balloons pointing out the geographical location, new pull-down menus and faster, more accurate mapping capabilities. We have now established ourselves as an operating company during the fourth quarter of 2002. For the first three quarters of 2002, we reported as a development stage company.

We contracted with two manufacturers in early 2002. In January of 2003, we contracted with Altron Inc, of Anoka, Minnesota, an ISO-9002 qualified electronics manufacturer, to manufacture the bulk of our PTUs. As our sales and leases of PTUs increase, we intend to take advantage of significant volume discounts to lower our per unit manufacturing costs.

Our hosting platform, which makes tracNET24 automated monitoring available for use by end-user agencies through the Internet, was deployed in the first quarter of 2002 at a collocation facility operated by Qwest in Minneapolis, Minnesota. It allows us to provide the latest PTU tracking, monitoring, mapping and reporting software as an Application Service Provider (ASP). tracNET24 can now be used by our distribution partners at existing monitoring centers to access and use the system to provide the monitoring services as well as directly by end-user agencies. tracNET24 has been designed for ease of use by computer users who may not be computer literate. Probation and parole agencies now have the choice of utilizing tracNET24 for all their offender movement scheduling, alert notifications, movement reporting, violation reporting, trends analysis and the like, directly by their officers through the use of any personal computer linked to the Internet, or, as an option, let a monitoring center provide all end-user interaction.

Sales of our PTUs and our tracNET24 services by our distributors existing in early 2002 were disappointing, in part due to our delayed availability of products and in part due to our inexperience in working with distributors. By year-end 2002, we had sold only 350 PTUs through the then-existing distribution channel. In the fourth quarter of 2002, we endeavored to hire and train a direct sales force. We hired four sales professionals, each with over 15 year's industry experience, in the third and fourth quarters of 2002. In the first two months of 2003, we have subsequently signed five agreements with end-user agencies, one agreement with a service provider and one agreement with a new distributor.

We sell and lease our PTUs. We sell our PTUs at our Manufacturer's Suggested Retail Price, less a negotiated volume discount. The buyer also enters into a Hosting Services Agreement with us for access to and the use of tracNET24 through the Internet. We charge a daily services fee for each PTU which the buyer desires to have tracked from time to time. The buyer initiates tracking by entering an activation command on an appropriate tracNET24 screen and, similarly, stops the tracking by entering a deactivation command. The daily fee for tracNET24 is only charged from the time of activation to the time of deactivation for each PTU. We bill for PTUs that are sold, and recognize such revenue, upon receipt by the customer. One customer, ADT Security Systems, has a 45 day acceptance clause in its contract agreement with us to accept or reject shipment. All of the 350 units shipped to ADT in 2002 were accepted. tracNET24 services are billed on a daily fee basis. These services are billed as the service is incurred by our customer in arrears on a monthly basis. Such revenue is recognized on the day the daily fee accrues. We began leasing our PTUs on a daily basis in January 2003. For our leased PTUs, we bill on a monthly basis for the daily fees incurred in arrears and add daily service fees for those days, or any part thereof, in which the PTU is being tracked and monitored by tracNET24 as the result of the lessee entering an activation command with tracNET24.

Financial results for 2002 reflect our delayed start into the market and our disappointing results from sales through existing distributors. We sold 350 PTUs in 2002, all to one distributor, ADT Security Services. For the first two months of 2003, we have sold or leased 143 PTUs through our direct sales force.

PRODUCT REVENUE

Product Revenue is derived from the sale of our products. For the year ended December 31, 2002, Product Revenue was $358,305 compared to none during the same period in 2001. The reason for the increase in the comparable period is the sales of our Series 2100 PTUs, as opposed to units being leased in the prior year period.

SERVICE REVENUE

For 2002, Service Revenue consisted of sales of non-core product which included various ancillary computer equipment and the maintenance associated with such equipment. For the year ended December 31, 2002, Service Revenue was $144,697 compared to $52,652 for the comparable period of 2001. For 2001, Service Revenue consisted of monitoring leased units. The main reason for the twelve-month increase was due to the change in the type of Service Revenue.

COST OF PRODUCT REVENUE

Cost of Product Revenue represents the direct costs associated with the generation of product revenue, and includes cost of goods for products sold. A portion of our cost of product revenue, which began in March 2002, consists of product development costs amortization of $262,384 associated with our tracNET24 and our Series 2100 tracking unit. For the year ending December 31, 2002, Cost of Product Revenue was $524,933, compared to $0 during the same period in 2001. The primary reason for this cost of product revenue during the year was due to the related sales of our Series 2100 tracking units. The comparison of the 2002 and 2001 costs is not valid because prior to 2002 we leased products and did not sell products to customers.

COST OF SERVICE REVENUE

Cost of Service Revenue represents the direct costs associated with the generation of service revenue. This includes direct costs of distribution of software and equipment, maintenance expenses on equipment repaired under service agreements, and the direct variable communications and hardware equipment expenses associated with the web centric hosting services provided by our Company. For the year ended December 31, 2002, Cost of Service Revenue decreased to $87,870, compared to $110,198 during the same period in 2001. The 2002 costs are associated with the selling of our Series 2100 personal tracking units, while the 2001 costs were solely related to the leasing of our old 1702 units. Approximately $38,900 of the 2002 costs is associated with our outsourced web centric hosting services, while roughly $48,400 is associated with our sales and support of various computer equipment and maintenance agreements of the company. The primary reason for the overall lower cost of sales for the twelve-month period was due to the type of service revenue of leasing units to the selling of units.

RESEARCH AND DEVELOPMENT

Research and Development expenses are the direct costs associated with our Company's development of proprietary products. Expenses in this category include the cost of outside contracted engineering and design, staffing expenses for engineers and software developers, and the actual costs of components, prototypes, and testing equipment and services used in the product development functions. The Research and Development expenses increased to $773,248 for the year ended December 31, 2002, up from $496,727 for the same period in 2001. The main reason for the twelve-month increase was increases in salaries and wages due to additional personnel added to our Company for software development associated with our Series 2100 tracking unit. We capitalized software and hardware development costs in accordance with the Statement of Financial Accounting Standard No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. During the years ending 2002 and 2001, we capitalized $47,257 and $714,401 of product development costs, respectively. The capitalization of these costs begins when a product's technological feasibility has been established and we have a detailed product design. The capitalization of these costs ends when the product is available for general release to customers. We are amortizing these costs on a straight line basis over an estimated economic useful life of three years or on the ratio of current revenue to total projected product revenues, whichever is shorter once the product is available to customers. We began to amortize these costs in 2002. For the year ended December 31, 2002, we amortized $262,384. It is reasonably possible that those estimates of projected product revenues, the remaining estimated economic life of the product or both would be reduced significantly in the near term due to competitive pressures or technological changes. As a result, the carrying amount of the capitalized software and hardware costs may be reduced materially in the near term. $86,962 and $133,833 of capitalized software and hardware development costs were charged to expense in the years ended December 31, 2002 and 2001, respectively, due to impairment. Based upon our product sales and product leasing to date and upon our projected sales for the future, we believe there is no impairment of product development costs.

SALES, GENERAL AND ADMINISTRATIVE

Sales, General and Administrative expenses are all the expenses associated with the operations and marketing of our company, outside of the expenses described above. These expenses include executive, sales, administrative and accounting staff payroll, taxes and benefits, rent on property, all travel, fixed telephone expenses, office leases and supplies, marketing advertising in magazines and periodicals, attendance at trade shows, production of marketing and related collateral material, as well as recruiting and training expenses. For the twelve months ended December 31, 2002, Sales, General and Administrative expense increased to $4,172,160, compared from $3,112,155 in the comparable period of 2001. The main reasons for the increases during the year were increases in salaries and wages due to additional sales personnel added to our Company, as well as increases in compensation and other costs incurred related to various sales consulting agreements for sales and marketing expansion.

OPERATING (LOSS)

For the year ended December 31, 2002, operating (loss) was $(5,055,209), compared to $(3,666,428) for the same period in 2001. The main reason for the twelve-month increase was higher expenses in the period, as explained above.

INTEREST EXPENSE

For the twelve months ended December 31, 2002, Interest expense totaled $203,419, compared to interest expense of $671,042 in the comparable period of 2001. This interest expense decrease was due to a reduction of debt in the third and fourth quarter of 2001 through the issuance of common and preferred stock, coupled with lower interest rates throughout the year.

LOAN ACQUISITION EXPENSE, STOCKHOLDERS

For the year ended December 31, 2002, loan acquisition expense was $536,734, compared to $2,047,259 for the comparable period of 2001. This expense is due to stock warrants issued to various stockholders or individuals for lending us money and for their personal guarantees on the notes payable with certain banks. We raised more capital from equity financing in 2002 from the placement of common stock than we did through personal loans and guarantees on bank notes. Fewer stock warrants were issued during the year 2002 than the previous year.

OTHER, NET

For the year ended December 31, 2002, we had other income of $0 compared to $199,875 for the comparable period of 2001. This income in 2001 was the initial license fee payment from DMATEK, LTD of Israel for entering into a worldwide non-exclusive license agreement with us allowing DMATEK the rights to use our patents in people tracking applications.

NET (LOSS)

For the year ended December 31, 2002, we had a Net Loss of $(5,793,620), compared to a Net Loss of $(6,184,811), in the comparable period of 2001, for the reasons described above.

PREFERRED DIVIDENDS

For the twelve months ended December 31, 2002, preferred dividends totaled $807,832, as compared to $68,161 for the comparable period of 2001. This increase was due to the majority of Series A Convertible Preferred Stock was outstanding throughout 2002 as compared to being outstanding for only one month for the year ended December 31, 2001.

NET (LOSS) AVAILABLE TO COMMON STOCKHOLDERS

For the year ended December 31, 2002, we had a net (loss) available to common stockholders of $(6,601,452) compared to a net (loss) available to common stockholders of $(6,252,972) in the comparable period of 2001. The reasons for the difference are described above.

LIQUIDITY AND CAPITAL RESOURCES

For the year ended December 31, 2002, we used $(3,481,345) in cash in operating activities, another $(399,847) in investing activities, and we generated $3,928,127 in cash from financing activities. The total of all cash flow activities resulted in an increase in the balance of cash for the year ended December 31, 2002 of $46,935. For the same period of 2001, we used $(2,463,068) of cash in operating activities and $(557,409) in investing activities. We generated $2,965,889 in cash from financing activities. The total of all cash flow activities resulted in a decrease in the balance of cash of $(54,588).

In January 2003, we entered into a sale/leaseback agreement with a third party leasing company. The sale of 100 series 2100 tracking units raised $120,000 in capital for us. We are pursuing other sale/leaseback opportunities with various third party leasing companies. We believe that lease funding of our tracking units can be a additional source of cash to meet our financial needs.

We entered into a common stock purchase agreement on March 7, 2003, with Fusion Capital Fund II, LLC, a Chicago based institutional investor. Under the agreement, Fusion Capital will buy up to $6.0 million of our common stock over a period of up to 30 months, subject to our right to extend the agreement for six months. We have the right to control the timing and amount of stock sold to Fusion Capital with the purchase price based upon the market price of the Company's common stock at the time of sale without any discount. Under the common stock purchase agreement, funding of the $6.0 million shall occur from time to time after the Securities & Exchange Commission has declared effective a registration statement covering the shares of common stock to be purchased by Fusion Capital. We are also in the process of obtaining additional bridge financing from a financial institution to help cover some of our general operating expenses. We are working on an additional private placement of $3,350,000 in equity financing to continue to fund the operations and production of our tracking devices and related services.

During 2002 we incurred approximately $237,000 in general monthly recurring operating expenses. 58% of that, or roughly $137,000, was salaries and wages and the taxes associated with them. Another 11% are expenses surrounding legal, professional and public company issues, while around 8% were health and liability insurance expenses. Travel expenses, plus our utilities, including rent, each account for 4% of our monthly burn. An additional $2,101,000 in certain non-cash and one-time expenses were recorded in 2002. Expenses incorporating this category includes consulting fees, stock options issue expenses and commissions. As explained above, additional funding for operations and production of our tracking devices and related services will be necessary to cover these continued monthly expenses.


In an agreement, dated as of November 7, 2001, Total Tech, LLC, Roger Kanne, Dennis Anderson, Martin Halbur, Macke Partners, Robert Badding and James and Patricia Pietig as trustees of the James L. Pietig 1992 Revocable Trust U/TA 3 13 92 (collectively, the "Investors"), acquired 8,609.80 shares of our Series A Convertible Preferred Stock (the "Series A Preferred"). Each share of Series A Preferred is convertible into 1,000 shares of Common Stock, subject to adjustment for stock splits and similar events. The Series A Preferred has a liquidation preference of $1,000 per share (the "Stated Value") and a dividend preference equal to 9.5% per annum of the Stated Value. Preferred dividends totaling $203,121 at December 31, 2002 have been accrued but not declared. Dividends are payable at the option of the Board of Directors, in cash or in additional shares of Series A Preferred (valued at $1,000 per share). A group of disinterested directors determines whether such dividends are paid in cash or in-kind. Holders of Series A Preferred have no voting rights except with respect to any action which (1) alters or changes the rights, preferences or privileges of the Series A Preferred materially and adversely, (2) increases the authorized number of shares of Series A Stock, (3) creates any new class of shares having preference over or being on a parity with the Series A Stock or (4) involves sales by the Company of a substantial portion of its assets, any merger of the Company with another entity, or any amendment of the Company's certificate of incorporation. The Series A Preferred was issued in consideration of the forgiveness of indebtedness owed to the Investors in the aggregate of $1,497,915, the assumption of $1,000,000 of bank debt by certain investors, the cancellation of 11,071,716 stock purchase warrants held by the Investors (having an aggregate value of $1,932,887) and the assumption by Total Tech, LLC of $4,178,989 of our Company's indebtedness with financial institutions. In 2002, $2,476,763 of the above described indebtedness was transferred to Total Tech, LLC. Members of Total Tech, LLC include Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne, Ronald Muhlbauer, and James and Patricia Pietig as trustees of the James L. Pietig 1992 Revocable Trust U/TA 3-13-92.

On October 28, 2002, Macke Partners acquired 150 shares of our Series B Convertible Preferred Stock (the "Series B Preferred"). Holders of Series B Preferred are entitled to receive cumulative, fixed rate dividends, starting at 10%, increasing to: 11% after six months; 12% after twelve months; and, 13% after twenty four months. Each share of Series B Preferred is convertible into 1,667 shares of Common Stock, subject to adjustment for stock splits and similar events. The Series B Preferred has a liquidation preference of $1,000 per share. The Company may call part or all Series B Preferred with the payment of a premium (see "Series B Convertible Preferred Stock" under Foot Note No. 6). On January 8, 2003, another 150 Series B Convertible Preferred Shares were issued to Macke Partners.

As of March 5, 2003, we had the following borrowing facilities in place, all of which are guaranteed by various directors of our Company:

We have a $750,000 note payable from U.S. Bank N.A. of Omaha, Nebraska. We are repaying this loan in 35 monthly payments of $16,557 and one last payment estimated at $369,376 due June 30, 2003. The interest rate is a variable rate based on the U.S. Bank N.A. Reference Rate (the "Index Rate") plus one-fourth (0.25) percent. As of December 31, 2002, the Index Rate was currently four and one-fourth (4.25) percent, and the outstanding loan balance was $403,438. This loan is secured by a security interest in our tangible and intangible assets. We intend to negotiate with the bank to renew and extend this note payable.

We have a $1,000,000 note payable from Wells Fargo Bank. Interest only payments are due monthly. The note matures on July 31, 2003 and carries an interest rate per annum equal to the prime rate. As of December 31, 2002, the prime rate is four and one-fourth (4.25)%. We intend to negotiate with the bank to renew and extend this note payable.

We have a $98,318 note payable from Nebraska State Bank of Omaha. This short-term note matured on January 21, 2003 and has since been renewed until June 5, 2003 and carries an interest rate of seven and one-fourth (7.25)% due at maturity.

The majority of our remaining $1,060,000 in notes payable consists of amounts owed to individuals, primarily directors of our Company, which mature within one year and carry interest rates ranging from 6% to 10%.

CRITICAL ACCOUNTING POLICIES

The Company prepares its consolidated financial statements in conformity with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This requires management to make estimates and judgments that affect reported amounts and related disclosures. Actual amounts will differ from those estimates. Our significant accounting policies are described in Note 1 to the audited Consolidated Financial Statements. Of those policies, we have identified the following to be the most critical because they are the most important to our portrayal of our results of operations and financial condition and they require subjective or complex management judgments:

o Revenue recognition related to sale of our Series 2100 product and for services provided through our tracNET24 information system. We charge a daily services fee for each PTU which the buyer desires to have tracked from time to time. The buyer initiates tracking by entering an activation command on an appropriate tracNET24 screen and, similarly, stops the tracking by entering a deactivation command. The daily fee for tracNET24 is only charged from the time of activation to the time of deactivation for each PTU. Revenue related to this daily service fee was $2,009 in 2002. We bill for PTUs that are sold, and recognize such revenue, upon receipt by the customer. All 2002 sales were made to one distributor. We record revenue when the PTUs are received by the distributor, which is also the point at which the distributor takes title to the PTUs. One customer, ADT Security Systems, has a 45 day acceptance clause in its contract agreement with us to accept or reject shipment. All 350 units shipped to ADT in 2002 were accepted.

tracNET24 services are billed on a daily fee basis. These services are billed as the service is incurred by our customer in arrears on a monthly basis. Such revenue is recognized on the day the daily fee accrues. We began leasing our PTUs on a daily basis in January 2003. For our leased PTUs, we bill on a monthly basis for the daily fees incurred in arrears and add daily service fees for those days, or any part thereof, in which the PTU is being tracked and monitored by tracNET24 as the result of the lessee entering an activation command with tracNET24.

o Capitalization of product development costs related to the hardware development of our series 2100 product and the software development of our tracNET24 information system. We capitalized software and hardware development costs in accordance with the Statement of Financial Accounting Standard No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. During the years ending 2002 and 2001, we capitalized $47,257 and $714,401 of product development costs, respectively. The capitalization of these costs begins when a product's technological feasibility has been established and we have a detailed product design. The capitalization of these costs ends when the product is available for general release to customers.

We are amortizing these costs on a straight line basis over an estimated economic useful life of three years or on the ratio of current revenue to total projected product revenues, whichever is shorter once the product is available to customers. We began to amortize these costs in 2002. For the year ended December 31, 2002, we amortized $262,384. It is reasonably possible that those estimates of projected product revenues, the remaining estimated economic life of the product or both would be reduced significantly in the near term due to competitive pressures or technological changes. As a result, the carrying amount of the capitalized software and hardware costs may be reduced materially in the near term. $86,962 and $133,833 of capitalized software and hardware development costs were charged to expense in the years ended December 31, 2002 and 2001, respectively, due to impairment. Based upon our product sales and product leasing to date and upon our projected sales for the future, we believe there is no impairment of product development costs.

                                  OUR BUSINESS

GENERAL

We have designed, engineered and developed personal tracking devices for individuals and the software to monitor, map and report on the movements of such devices and the individuals wearing them. We are currently marketing our system to criminal justice agencies in the United States, the United Kingdom and Canada.

Our Personal Tracking Unit (PTU) is a twelve ounce, compact, electronic case which can be worn on an individual's belt or in a coat pocket. The PTU contains a GPS receiver, telephone modem, micro processors loaded with our proprietary firmware, internal antennas, signal processors, flash memory, other electronic components and rechargeable batteries, which we designed to be highly reliable, rugged and durable. Our current Series 2100 model PTU was designed to be worn by criminal offenders on probation, parole or pre-trial release and operates in conjunction with a transmitter housed in an ankle or wrist cuff. The cuff transmitter is securely affixed to the offender by a corrections officer. Any attempts to remove the cuff generate an alert signal and is a probation violation. The cuff transmitter, and hence the offender, must remain within 150 feet of the PTU or the signal transmitted by the cuff transmitter is not received and the PTU will send an alert, via a telephone network, to an appropriate authority.

Our tracNET24(TM) automated monitoring system is provided to end-user agencies through the Internet. Any probation officer with a secure log-in can access the system and know exactly where any of his or her clients, wearing a PTU, have been over any given time period. The officer can instantly program the PTU worn by any of the offenders he or she is monitoring to create or modify a schedule of locations where the offender must be at certain times of the day or week or month (e.g. a place of work, medical appointments, counseling appointments, meetings with the probation officer, etc.). He/she merely enters a drop down menu for the schedule and either enters an address or points to a spot on the map and specifies a radius. He/she has now created "inclusion zones" for the offender. Similarly, the officer can create "exclusion zones" (e.g. schools, home of an ex-spouse, etc.). The commands can be entered on any PC connected to the Internet and are downloaded to the PTU, which may be physically located anywhere else. TracNET24 provides automated monitoring as it is capable of alerting any appropriate authorities to probation violations; tracks the movements of an offender anywhere in the community; and, reports the movements with date and time stamps on maps and reports to the appropriate authorities, thereby relieving them of time consuming phone calls to verify the offender's presence at work or other places and to assure that the offender does not enter forbidden zones.

We market our PTUs and hosted tracNET24 services through a network of distributors, service providers and our own sales representatives. We sell or lease our PTUs and provide access to and use of tracNET24 on a fee basis as an Application Service Provider (ASP) on the Internet. On November 1, 2001, we entered into a non-exclusive distribution agreement with ADT Security Services, Inc. ("ADT"), which committed to purchase 1,000 of our PTUs. ADT will distribute these units to various law enforcement agencies. We will provide tracNET24 automated monitoring services to ADT and their end-user customers on a 24/7 basis. On February 18, 2002, we entered into a non-exclusive distribution agreement with Veridian Information Solutions, Inc., a large government contractor of information services. In addition to reselling our PTUs, Veridian intends to integrate our tracNET24 data base with their Veritrax system for charting and projecting criminal patterns and trends. We are currently negotiating with several other potential national and foreign distributors.

Our marketing and sales staff currently consists of five full time sales managers, three independent sales representatives and three sales support personnel. Part time sales support is also provided by our executives and technical personnel. To date, we have contracted with three service provider companies, which contract with criminal justice agencies to provide monitoring services, and with four end-user criminal justice agencies.

We believe use of our system can offer substantial cost savings over the cost of incarceration in traditional jails and prisons and improve the efficiency of probation and parole officers. It also offers the backlogged criminal justice systems a more secure solution to the problems of rapidly growing criminal populations, overcrowded correctional facilities and more lenient sentencing alternatives.

In addition to the criminal justice market, we have had discussions and marketed to additional industries where we believe our products and services offer attractive solutions to current problems, including the transportation industry. Our products and services to this market would include automatic vehicle tracking and the installation of tracking units at strategic locations, monitoring the status of freight cargo (whether loaded or unloaded on a trailer or other container).


THE ELECTRONIC MONITORING MARKET

According to the U.S. Bureau of Justice Statistics latest report, dated August 25, 2002, 6.6 million adults were under some form of correctional supervision at December 31, 2001. The number of prisoners under the jurisdiction of federal or state correctional authorities on that date reached a record high of 2.0 million. Moreover, 4.6 million adults were under parole or probation supervision. The total adult correctional population has increased 45.3% from 1991 to 2001.

This growth has resulted in stresses on the correctional system in terms of both management and costs. While this has led to increased use of probation and parole as alternatives to incarceration, caseworkers are unable to monitor probationers and parolees effectively. Electronic monitoring enhances the ability of caseworkers to monitor the activities of probationers and parolees, as well as affording house arrest as an economic alternative to incarceration.

Electronic monitoring offers two distinct advantages over incarceration, 1) it reduces the public's tax burden by allowing the offender to work and, subsequently, to pay for electronic monitoring costs, and 2) it reduces prison and jail overcrowding by providing a viable alternative to incarceration.

The traditional house arrest application utilizes (1) a fixed location radio frequency device connected to a power source and telephone line (a "house arrest unit") and (2) a tamper-proof transmitter cuff worn by the offender. The individual under house arrest must remain within a specified distance of the house arrest unit. When they leave that proximity, the house arrest unit transmits a notification over the telephone line to a monitoring center. The monitoring center software and operators determine if this is a permitted or authorized departure, using tables of individual schedules provided by the contracting authorities. If they determine it is a violation of the programmed schedule, a violation notice is created and the appropriate authorities are contacted using pre-established protocols. These protocols can include voice calls, paging, faxing, e-mail or some combination. Additionally, reports are created for transmission as required by the customer organization.

House arrest monitoring equipment first became commercially available in 1984. In 1987, twenty-one (21) states reported using this electronic monitoring as a sentencing alternative. By 1995, all fifty states were using at least limited amounts of house arrest electronic monitoring. Experts estimate that as many as 300,000 individuals now incarcerated could be supervised more cost-effectively and safely using appropriate electronic supervision. [Source: Journal of Offender Monitoring, January 1998 and March 1999 issues] Also, the Journal of Offender Monitoring estimated 95,000 individuals under electronic house arrest at the beginning of 1999. These individuals were monitored primarily through third party service providers under contract to the appropriate local, state and federal agencies.

We believe there is a substantial opportunity to provide a system to allow offenders to be tracked and monitored away from the fixed house arrest location. In early 1994, our Company began looking into the feasibility of utilizing GPS receivers and wireless communications technologies in a device which could be worn by offenders and thus allow electronically supervised release from house arrest. In December of 1994, we described our concepts in a patent application filed with the United States Patent and Trademark Office for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals." Over the next seven years, we continued to pioneer the development of a system of continuous monitoring of mobile offenders by creating smaller and lighter Personal Tracking Units (PTUs) and refining the software to track and monitor the location of the PTUs. In late 1995, we began to field test PTUs. Our lunch pail sized units were extensively tested by the Nebraska Department of Corrections and the concept was proven. In 1997, size had been reduced and functionality was increased. Our 1702 model PTU, the size and shape of a "bag phone", had been made capable of changing inclusion and exclusion zones while mobile, through parameters downloaded from central monitoring computers, another first for the industry. The 1702 model was used by state probation officers in Texas, Arizona and Illinois. In the meantime, we filed two additional patent applications, in 1997 and 1998. In 2000, we were issued two patents for the apparatus and method of tracking persons or mobile objects with the use of GPS and wireless communications. In 2002 we launched our new Series 2100 PTU and our web-based tracNET24 automated monitoring system.

We derive our revenue from the sale of PTUs and related products and services and from the use of our web-based tracking and monitoring system, known as tracNet24(TM). tracNet24 is a hosted application, accessible to our distributors and their justice agency customers through secured log-ins and allows tracking and monitoring of all electronically activated PTUs. For each PTU monitored through tracNet24, we charge a daily hosting fee. Additional revenue is generated for data archiving services and custom reporting. Our typical agreements with established distributors in the criminal justice marketplace consist of (i) product purchase and distribution agreements and (ii) hosting services agreements. The usual term of the agreements is from three to five years, with automatic one year renewals thereafter. We warrant our products to be free from defects and to operate in accordance with our published product specifications for a period of one year. Negotiated product volume discounts, product shipping and delivery terms, and pricing for training, and extended product warranties are also described in our distribution agreements. Our standard hosting services agreements with our distributors contain terms for guaranteed system availability and capacity, accessibility through the Internet with standard browsing software and charges for data archiving.

COMPETITION

We believe that only one other company, Pro Tech Monitoring, Inc., has a GPS-based product in the field today. We compete with ProTech Monitoring on the basis of price, quality of product and quality of service.

BUSINESS STRATEGY

The key elements of our business strategy are to:

o Be a leader in applying GPS technology to applications for tracking and monitoring individuals on parole, probation and pre-trial release. To accomplish this goal:

              We have devoted significant resources to develop and improve our products.

              We are constantly evaluating improvements in technology components and communications systems and new or improved capabilities for our products.

              We have signed lease and service agreements with end-user agencies and service providers since the release of our new Series 2100
              PTU and are increasing our marketing and sales to other such agencies and providers.

              We have signed distribution and hosting services agreements with leading private monitoring centers and are pursuing other appropriate distributors to replace traditional house arrest with our GPS based system.

o Target application opportunities within other specific market niches for tracking individuals and tangible assets and to be a supplier of equipment and software to those end markets.

o Maintain the capability to undertake special projects, funded by specific customers to meet their unique needs. These special projects will be done to advance our knowledge in certain markets and to fund development within specific application areas. To date, we have worked on no special projects.

THE PRODUCTS AND SERVICES OF THE COMPANY

We introduced our Series 2100 Personal Tracking Unit next generation product in the first quarter of 2002. The Series 2100 Personal Tracking Unit provides our customers with real-time monitoring of any individual or thing on either a continuous or periodic basis through the Internet, whether the person or object is moving or is at a fixed location.

The Series 2100 Personal Tracking Unit offering consists of the following components:

A tracking unit is worn by or placed near the subject. The tracking unit is secured to the subject via a wireless cuff, which is about the size of a standard wristwatch. The wireless cuff is waterproof and shockproof; our case and strap are designed to be tamper resistant. The tracking unit utilizes information from the GPS to triangulate the subject's physical position. The tracking unit then transmits this and other information to the tracNET24 hosting center. In addition, the tracking unit can be used in a docking station (which is similar to a cradle for a cordless telephone) as a house arrest monitor.

The tracking unit monitors the status of the wireless cuff and itself and reports the following conditions:

o Status of radio frequency contact between tracking unit and the house arrest monitor, including proximity violations (i.e. failure to remain within specified proximity of the house arrest monitor)

o        Tampering with tracking unit or the house arrest monitor

o Status of communications between the house arrest monitor and the operations center

o        Status of power connection of the house arrest monitor

o        Status of tracking unit battery

o Inclusion zone violations (i.e. subject being out of a designated area inappropriately)

o Exclusion zone violations (i.e., being in an area or location from which the subject is prohibited)

o Find Me Mapping (i.e. allows customers to locate the specific location of the unit and our offender at any given time)

Each customer will access and maintain their offender information and will also monitor the movement of offenders through our host software on the Internet. The customer can build daily schedules and program inclusion and exclusion zones via their Internet connection. We provide various levels of service to meet the specific needs of our customers.

THE TECHNOLOGY

Wireless communications are transmitted through the space via radio frequency radiation, one of several types of electromagnetic radiation. The radio frequency part of the electromagnetic spectrum is generally defined as electromagnetic radiation with frequencies in the range of 3 kilohertz to 300 gigahertz. One "hertz" equals one cycle per second. A kilohertz ("kHz") is one thousand-hertz, a megahertz ("MHz") is one million-hertz and a gigahertz ("GHz") is one billion-hertz. Microwave radiation is a high-frequency form of radio frequency radiation usually defined as from about 300 MHz to 300 GHz.

Familiar uses of radio frequency radiation involving telecommunications include AM and FM radios, television, citizens band radio, hand-held walkie-talkies, amateur radio, short-wave radio, cordless telephones and microwave point-to-point and ground-to-satellite telecommunications links.
Non-telecommunications applications include microwave ovens and radar.

The manufacture, sale and use of devices, which utilize any part of the radio frequency radiation spectrum, are subject to regulation. The Federal Communications Commission (the "FCC") is the principal agency responsible for such regulation within the United States. State and local governments, however, exercise some control respecting the siting of wireless facilities. While many transmitters (such as radio stations) must be individually licensed, certain low-power transmitters need not be. These would include such devices as cordless telephones, baby monitors, garage door openers, wireless home security systems, and keyless automobile entry systems. Before such a device may be marketed, however, it must first be tested to determine if the device meets FCC specifications; and then it must receive authorization from the FCC. The devices that we market fit within this regulatory scheme.

GLOBAL POSITIONING SYSTEM.

The Global Positioning System consists of at least 24 operational satellites that orbit the earth every 12 hours. Operated by the Department of Defense ("DOD"), this constellation typically permits from five to eight satellites to be visible from any point on earth at any given moment in time. A master control facility located at Schriever Air Force Base in Colorado monitors signals from the satellites and uploads orbital and clock data. A position fix is acquired when a GPS receiver is "seeing" at least three of these satellites. Since the discontinuation of selective availability (which for non-DOD users limited horizontal accuracy to 30 meters) on May 1, 2000, the positioning system is accurate to within 10 meters, approximately 33 ft, for horizontal position, 15 meters, approximately 50 ft, for vertical position and 110 nanoseconds time accuracy. The United States government currently provides GPS signal capabilities free of charge.

GPS satellites and their ground support systems are complex electronic systems subject to electronic and mechanical failures and possible sabotage. The satellites have design lives of 7.5 years and are subject to damage by the hostile space environment in which they operate. To repair damaged or malfunctioning satellites is not economically feasible. If a significant number of satellites were to become inoperable, there could be a substantial delay before they are replaced with new satellites. A reduction in the number of operating satellites would impair the current utility of the GPS system and the growth of current and additional market opportunities. In addition, there can be no assurance that the U.S. government will remain committed to the operation and maintenance of GPS satellites over a long period, or that the policies of the U.S. Government for the use of GPS without charge will remain unchanged. Because of ever-increasing commercial applications of GPS, other U.S. Government agencies may become involved in the administration or the regulation of the use of GPS signals. Any of the foregoing factors could affect the willingness of buyers of our products to select GPS-based systems instead of products based on competing technologies such as radio frequency type house arrest units. Any resulting change in market demand for GPS products could have a material adverse effect on our financial results.

INTELLECTUAL PROPERTY RIGHTS

We have been issued three patents to date by the United States Patent Office:(i) No. 6,072,396 for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals" was issued on June 6, 2000 and will expire on June 6, 2017; (ii) No. 6,100,806, also for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals" was issued on August 8, 2000 and will expire on July 7, 2018; and (iii) No. 6,337,665 was issued on January 8, 2002 for an "Antenna Orientation Maintaining System in a System for Tracking

Individuals and Method of Use" and will expire on October 18, 2020.

We have been granted a non-exclusive software license from SiRF Technology Incorporated allowing us to embed their GPS technology into our products.

We assert common law copyright and statutory trade secret protection to our proprietary software. Our logo and the word "iSecureTrack" are registered trademarks, and the marks "iSecureTrac" and "tracNET24" have applications for registration pending with the U.S. Patent and Trademark Office.

REGULATION

The FCC regulates the manufacture, sale and use of radio frequency radiation devices. Similarly, insofar as GPS remains funded and controlled by the U. S. government, devices utilizing GPS must conform to government specifications. Our Series 2100 model PTU has received full FCC compliance certification.

The use of tracking devices as an aid to, or indeed substitute for, physical surveillance by law enforcement personnel is subject to federal, state and local law. Generally stated, tracking devices may be attached to or installed upon the monitored person or object without court order as long as the person or objects remain in public view. Once the person or object is withdrawn from public view, a court order is required. But, where a tracking device has been placed with contraband (e.g., stolen goods), rather than with a lawfully possessed item, warrantless monitoring can continue to occur even after the monitored object has been taken onto private premises. As a rule, all persons presently monitored our GPS tracking system are subject to a court order requiring such monitoring as a condition to their release.

The use of tracking devices by private persons is also subject to applicable law. The monitoring of persons without their consent or of objects without their owners' or lawful possessors' consent may be a violation of laws protecting privacy and property rights.

RESEARCH AND DEVELOPMENT

During 2002 and 2001, we expended $773,248 and $496,727, respectively, toward research and development. The costs of such research and development are borne by us and not by any of our customers. We have been a pioneer in the development of GPS tracking as it relates to use in the criminal justice industry. The research and development staff designs and develops products incorporating GPS technology, wireless communications, web based reporting, and data storage and transmission. Our current research and development efforts are focused on additional functionality in the 2100 series product for the criminal justice industry. This platform of technology has been designed to cross over into over market segments including the transportation industry.

CUSTOMERS; ORDERS BACKLOG

There is no material backlog of orders for the products we sell.

SEASONALITY

Our business is not seasonal.

EMPLOYEES

As of February 28, 2003, we had 22 full-time employees, 2 part-time employees and 2 contract employees on staff.

SUBSEQUENT EVENTS

On March 12, 2003, the Company entered into a distribution agreement with Premier Geografix LTD, a United Kingdom corporation, for the distribution of our Series 2100 personal tracking units in the United Kingdom and Canada on a non-exclusive basis, as disclosed on our Form 8-K filed with the SEC on March 18, 2003.

DESCRIPTION OF PROPERTY

We lease approximately 6,000 square feet of office space located at 5022 South 114th Street, Suite 103, Omaha, Nebraska. All of our administrative, sales, service and other business operations are conducted at this location. This lease is for a term commencing on December 1, 2001 and ending on November 30, 2005. The base rent is approximately $5,262 per month. The lease also requires us to pay $1,616 per month as our pro rata share of the operating expenses respecting the leased premises.

We lease office equipment from one source. The rent for such items is in excess of $400 per month.

In our opinion, our properties are adequately covered by insurance.

LEGAL PROCEEDINGS

We are subject to pending or threatened lawsuits that are ordinary to our business. In the opinion of management, no material loss is expected from any of such pending claims or lawsuits. We are also subject to a variety of federal and state laws and regulations, especially those relating to electronic devices and wireless communications.


                                 OUR MANAGEMENT

OUR DIRECTORS

Each of our directors serves for a term of one year. Our current directors are:

ROBERT E. BADDING, age 73, has been a member of our board of directors since October 1997. He is founder and Chairman of the Board of Badding Construction from 1999 to present. Previously, Mr. Badding was Chief Executive Officer of Badding Construction from 1954 to 1999. Badding Construction is a regional commercial and residential construction firm and Mr. Badding has been involved in all levels of the construction management of this multi-state firm.

MARTIN J. HALBUR, age 51, joined the board of directors in July of 2000. Dr. Halbur has been practicing dentistry in Carroll, Iowa, since 1976. Dr. Halbur performed his undergraduate work at Creighton University in Omaha and graduated from Creighton University Dental School in 1976.

ROGER J. KANNE, age 62, has been a Board member since October, 1997. Mr. Kanne also served as our Chief Financial Officer and Secretary from May, 2000 to February, 2001. Mr. Kanne is Chairman, President and CEO of Community Oil

Company, a regional distributor of petroleum products, and has served in such capacity since 1972. He also serves as Vice President and Secretary of ET Company, a regional video distributor, and has held such position for the last 16 years.

MICHAEL P. MAY, age 53 is Chairman of the Board and has been a Board member since January 2001. Mr. May took on the additional title of Chief Executive Officer in December 2001. Mr. May has spent his career in the development and management of technology-driven growth companies, first in software, and most recently in outsourced CRM services. Since May 1998, Mr. May has been an independent consultant to emerging technology businesses, with a focus on Internet commerce and communications. Previously, Mr. May served as an executive and Director for SITEL Corporation (NYSE:SWW), a leading provider of outsourced Customer Relationship Management for Fortune 500 and Financial Times 100 corporations around the world, including as Chief Executive Officer from January 1997 until his resignation in May 1998, and prior to that, as President. During his tenure, SITEL grew from a US-based organization with less than $50 million in revenue to a global business with over 13,000 employees, serving over 300 clients in 17 countries, with annualized revenue in excess of $600 million. Mr. May was founder of May Teleservices, Inc (MTI)., and served as Chairman from 1985 until the company's merger with SITEL Corporation in 1992. MTI provided outsourced sales and customer service for large US corporations. From 1975 to 1985, Mr. May served as a senior executive, and Director of Applied Communications, Inc. (NASDAQ: ACIS), the predecessor to Transaction Systems Architects, Inc. (NASDAQ: TSAI), the global leader in providing EFT transaction processing software to financial institutions.

RONALD W. MUHLBAUER, age 61, former Chairman of the Board and has been a member of the Board of Directors since December of 1996. He is a Certified Public Accountant and, for the past 27 years, has been a partner with the accounting firm of Olsen, Muhlbauer & Co., L.L.P., in Carroll, Iowa. Mr. Muhlbauer is a graduate of Creighton University in Omaha, Nebraska, with a BS degree in Business Administration.

RAVI NATH, age 50, joined our Board in December, 2001. Dr. Nath is the Jack and Joan McGraw Endowed Chair of the Department of Information Systems and Technology at Creighton University in Omaha. He assumed the Department chair in May of 2001 and became a tenured Professor at Creighton in 1998. From 1980 to 1998, Dr. Nath was a Professor of management information systems at the University of Memphis, receiving a tenure in 1985. Dr. Nath also currently serves as Executive Director of the Joe Ricketts Center in E-Commerce and as a Board member of the Applied Information Management Institute.

DONALD R. "RIK" SMITH, age 51, joined our Board in December 2001. Mr. Smith most recently consulted to SITEL as Senior Project Manager for the implementation of a $500 million contract for outsourced General Motors Customer Service call centers, establishing four call centers and staffing of management and facilities operations positions. Mr. Smith has over 20 years working in management positions from startups through publicly listed global enterprises in the technology and service areas. From 1993 - 1997 Mr. Smith served as President of SITEL Telecommunications Division, SITEL Corp (NYSE:SWW) providing outsourced customer service, sales, and collections for a number of major telecommunications companies. From 1997 - 1998, Mr. Smith served as Executive Vice President & Member of the Executive Committee at SITEL responsible for all global sales and marketing, including US, Europe, and Australia

JAMES E. STARK, age 41, joined our Board in December 2001. MR. Stark also serves as our President and Chief Financial Officer. Mr. Stark rejoined the company as Vice President and Chief Financial Officer in February 2001 and was promoted to President in November 2001. Mr. Stark originally joined our Company in September 1999 as Corporate Controller and was promoted to President and Chief Financial Officer in January 2000 and served in that capacity until his resignation in May 2000. Prior to rejoining us, Mr. Stark served as an independent consultant for start-up and high-tech companies in the Midwest region of the United States. Previously, Mr. Stark was the Director of Investor Relations and Strategic Planning for Transcrypt International, Inc., the market leader in voice encryption technology from May 1998 to August 1999. From March 1997 through

April 1998, Mr. Stark served as Director, Sales and Media Analysis for Quantum North America with operational responsibilities for this $100 million division of National Media. Mr. Stark served as Director of Finance for America West Airlines, the nation's 9th largest carrier with over $2.0 billion in revenues from January 1996 through March 1997.

THOMAS E. WHARTON JR., age 41, joined our Board in December 2001. Mr. Wharton has an 18-year career in financial management, business strategy development, and marketing for international and domestic companies. Mr. Wharton began his career at Bozell & Jacob's Poppe Tyson Advertising division in 1988, where he advanced to CFO & CIO in 1992. While CIO at Poppe Tyson, Mr. Wharton co-founded, managed, and obtained initial financing for Poppe's ad sales network, which has become the industry's top Internet advertising network, DoubleClick, Inc. (NASDAQ DCLK). Mr. Wharton co-founded Poppe Tyson Interactive, and was named President & Chief Operating Officer in 1996. Mr. Wharton's responsibilities included expanding operations into Europe, Asia, and South America, worldwide marketing strategies and global client expansion. He helped develop online strategies for IBM, Dow Chemical, Chase Bank, Priceline, Sony Playstation & Underground, Cadillac, Hong Kong Bank, Nikkei, DoubleClick, and various other startup and global clients. Mr. Wharton is currently a director of WFSDirect Inc.

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission reports detailing their ownership of existing equity securities and changes in such ownership. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission's regulations to furnish us with copies of all filed Section 16(a) forms.

Based solely on our review of the copies of such forms furnished to us, we believe that all officers, directors and greater than 10% stockholders complied with the filing requirements of Section 16(a).

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee. The Audit Committee, consisting of Ronald Muhlbauer, Thomas E. Wharton, Jr., and D.Rik Smith, performs the following functions:

                  Recommends to the Board of Directors--subject to stockholder ratification--the selection of our independent public accountants;

                  Reviews the scope and results of the audit with our independent accountants;

                  Is responsible for the Company's accounting principles and practices,

                  Is responsible for required communication with the auditors in regards to the auditors independence;

                  Reviews our quarterly and annual operating results with management and with our independent public accountants; and

                  Considers the adequacy and implementation of our internal auditing, accounting and financial procedures.

                  Pre-approves all services provided by independent auditors.

Compensation Committee. The Compensation Committee, consisting of Roger Kanne,
D. Rik Smith and Dr. Martin Halbur, performs the following functions:

                  Reviews and fixes the compensation arrangements for officers and key employees;

                  Grants stock options and makes restricted stock awards to eligible participants under our 2001 Omnibus Equity Incentive Plan; and

                  Administers our compensation and incentive plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Deliberations for compensation for 2002 generally involved the Compensation Committee and its recommendations were then made to the full Board of Directors.

DIRECTOR COMPENSATION

We pay each director who is not our employee the sum of $1,000 for each meeting of the Board of Directors or of any committee on which the director serves. This fee may be paid in cash or in shares of our Common Stock having an equivalent fair market value. For attending Board meetings in 2002 our Directors received the following amount of our Common Stock: Mr. Badding received 9,034 shares, Dr. Halbur received 9,034 shares Mr. Kanne received 9,034 shares, Mr. Muhlbauer received 9,034 shares, Mr Nath received 9,034 shares, Mr. Smith received 6,587 shares and Mr. Wharton received 9,034 shares. Mr. May and Mr. Stark, as employees, are not paid any extra compensation for services as a director.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table summarizes the compensation paid during 2002, 2001 and 2000 to our executive officers:


             ANNUAL COMPENSATION

                                                                                             Long-Term
                                                                          Restricted       Compensation
                                                                            Stock         Awards, Options           All Other
NAME AND PRINCIPAL POSITION              YEAR      SALARY      BONUS      AWARDS (4)            (5)               COMPENSATION
---------------------------              ----      ------      -----      ----------            ---               ------------

Michael P. May (1)                       2002      $ 210,000         -                -                     -                -
Chairman, CEO and Director               2001      $ 170,833         -          $20,832             5,000,000                -
                                         2000              -         -                -                     -                -


James E. Stark  (2)                      2002      $ 126,000         -                -                     -                -
President, CFO and Director              2001      $ 107,000         -                -             1,000,000                -
                                         2000       $ 39,559         -                -                     -                -


John M. Heida  (3)                       2002      $ 110,000         -                -               150,000          $27,102
Senior Vice President - Corporate        2001              -         -                -                     -          $31,702
Development and General Counsel          2000              -         -                -                     -           $3,773






-----------

(1) Michael P. May joined our Company as Chairman effective January 1, 2001. We entered into an employment agreement with Mr. May on January 1, 2001. The agreement continues on an indefinite basis, unless earlier terminated by either party. The agreement provides for a base salary of $200,000 on an annual basis. Mr. May received a prorated salary for the months of January through March 2001. His $200,000 annual base salary was effective April 1, 2001. The agreement calls for the executive and the Board of Directors to agree, on an annual basis, to a bonus plan under which Mr. May can earn certain bonuses up to one hundred percent (100%) of his annual salary. The agreement also grants Mr. May options to purchase in the aggregate 5,000,000 shares of our common stock at an exercise price 85% of the average daily closing price of our common stock for the week prior to when the options were granted. The options are to vest on a monthly basis over a two year period of time which began January 1, 2001. Mr. May received a 10% increase in his base salary effective July 1, 2002.

(2) James E. Stark resigned from all positions with our Company effective May 24, 2000. He served as President, Secretary and Chief Financial Officer from January 11, 2000 until his resignation date. Mr. Stark has since rejoined us as of February 1, 2001 where he served as our

         Company's Vice President, Chief Financial Officer, Secretary, and Treasurer. Mr. Stark was promoted to President on November 16, 2001. Mr. Stark resigned as Secretary, in favor of Mr. Heida, on January 31, 2002. We entered into an employment agreement with Mr. Stark on February 1, 2001. The agreement continues on an indefinite basis, unless earlier terminated by either party. The agreement provides for a base salary of $120,000 on an annual basis. Mr. Stark received a prorated salary for the months of February and March 2001. His $120,000 annual base salary was effective April 1, 2001. The agreement calls for the executive and the Board of Directors to agree, on an annual basis, to a bonus plan under which Mr. Stark can earn certain bonuses up to fifty percent (50%) of his annual salary. The agreement also grants Mr. Stark options to purchase in the aggregate 1,000,000 shares of our common stock at an exercise price 85% of the average daily closing price of our common stock for the week prior to when the options were granted. The options are to vest on a monthly basis over a two year period of time which began February 1, 2001. Mr. Stark received a 10% increase in his base salary effective July 1, 2002

(3) John M. Heida joined our Company as Senior Vice President and General Counsel on January 1, 2002. We entered into an employment agreement with Mr. Heida on January 1, 2002. The agreement continues on an indefinite basis, unless terminated by either party. The agreement provides for a base salary of $110,000 on an annual basis, a bonus plan under which Mr. Heida can earn certain bonuses up to fifty percent (50%) of his annual salary, and options for purchasing 150,000 shares of our common stock at exercise price 85% of the average daily closing price of our common stock for the week prior to when the options were granted. The options are to vest on a monthly basis over a two year period of time which began January 1, 2002. Other compensation shown are consulting fees earned by Mr. Heida in 2000 and 2001, and consulting fees earned in 2001 and paid in 2002. Mr. Heida was elected Secretary for the Corporation on January 31, 2002.

(4)      Represents stock issued in lieu of salary.

(5)      Indicates number of shares of common stock underlying options.

2001 Omnibus Equity Incentive Plan. Our 2001 Omnibus Equity Incentive Plan provides for the granting of stock options and other equity incentives for up to 1,000,000 shares of our Common Stock to our officers, key employees, directors, consultants or advisors who provide services to the Company at an exercise price 85% of the daily closing price of the Company's common stock as of the date when the options are granted. As of January 1 of each year, commencing with the year 2002, the aggregate number of options that may be awarded under the Plan will automatically increase by a number equal to the lesser of 1% of the total number of Common Shares then outstanding or 200,000. As of December 31, 2002, grants for 867,500 shares of Common Stock have been made, 116,250 of which were made to our directors or executive officers, 13,333 options have been exercised, 50,417 options have been forfeited and 382,917 shares of Common Stock remain available for new option grants under this plan.

Other Stock Option Grants. The following tables contains information on stock options granted during the year ended December 31, 2002 and about unexercised stock options held at December 31, 2002.

                     OPTION / SAR GRANTS IN LAST FISCAL YEAR


                                                    NUMBER OF                                            PERCENT OF TOTAL
                                                    SECURITIES                                           TOTAL OPTIONS /
                                                    UNDERLYING          EXERCISE OR                        SARS GRANTED
                                                  OPTIONS / SARS         BASE PRICE     EXPIRATION         TO EMPLOYEES
NAME AND PRINCIPAL POSITION                          GRANTED             PER SHARE         DATE           IN FISCAL YEAR
---------------------------                          -------             ---------         ----           --------------
Michael P. May
                                                     -                         -               -              -
Chairman, CEO and Director

James E. Stark
                                                     -                         -               -              -
President, CFO and Director

John M. Heida                                  150,000                    $ 0.78        03/20/06          17.59%
Senior Vice President - Corporate Development
and General Counsel




OPTION VALUE AS OF DECEMBER 31, 2002


                                                                                                  NUMBER OF
                                                                                               SHARES ACQUIRED
                             NUMBER OF SHARES                       VALUE OF                   UPON EXERCISED
                            UNDERLYING OPTIONS                 UNEXERCISED OPTIONS             OPTIONS DURING         DOLLAR VALUE
                           AT DECEMBER 31, 2002               AT DECEMBER 31, 2002             THE YEAR ENDED         REALIZED UPON
                        EXERCISABLE/UNEXERCISABLE           EXERCISABLE/UNEXERCISABLE         DECEMBER 31, 2002         EXERCISE
                        -------------------------           -------------------------         -----------------         --------

Michael P. May                 4,909,000 / 0                     $1,382,149 / $0                   91,000           $     25,621
Chairman

James E. Stark                 1,000,000 / 0                      $308,108 / $0                       0                     0
President

John M. Heida                 68,750 / 81,250                   $53,909 / $63,710                     0                     0
Secretary


EXECUTIVE OFFICERS

In addition to Mssrs. May, and Stark, our executive officers consist of the following:

JOHN M. HEIDA - SENIOR VICE PRESIDENT, CORPORATE DEVELOPMENT, AND GENERAL COUNSEL. Age, 58. Prior to his appointment at iSECUREtrac, Mr. Heida served as a strategic, operational and legal consultant to Midwest based emerging technology companies, including our Company. Mr. Heida is a founder and former CEO of Applied Telephonics, Inc., a call-center software development firm. From 1988 to 1998, Mr. Heida was General Counsel at Automated Monitoring and Control International ("AMCI", now Nexterna), a Union Pacific technology spin-off company providing products to the billion-dollar Advanced Train Control Systems market. From 1983 to 1985, Mr. Heida served as General Counsel of Applied Communications, Inc. (NASDAQ: ACIS), the predecessor to Transaction Systems Architects, Inc. (NASDAQ: TSAI). Mr. Heida's responsibilities include working with state legislatures and governor's offices across the U.S. recommending iSECUREtrac Corp.'s GPS tracking solution as an alternative sentencing tool for individuals convicted of non-violent crimes. Mr. Heida holds a Juris Doctorate from Creighton University School of Law.

EDWARD J. SEMPEK - SENIOR VICE PRESIDENT, SALES AND MARKETING. Age, 41. Mr. Sempek served as Executive Vice President at Telemarket Resources International ("TRI") an Omaha Nebraska company that provides message broadcasting and direct marketing products to the telecommunications industry from January 2000 to October 2001. Ed is an entrepreneur, having owned a number of successful businesses over the past two decades including Pyramid Computing Solutions, Inc., which was acquired by TRI. Mr. Sempek was previously employed with Sprint, a large global communications company, from 1989 to 1995. He has served as Major Account Manager, National Accounts Manager, Area Sales Manager and Regional Data Sales Manager with Sprint. In 1994 he was the number two Area Sales Manager in the country for Sprint.

DAVID VANA - SENIOR VICE PRESIDENT, PROJECT AND PRODUCT DEVELOPMENT. Age, 41. Mr. Vana was with TRI from May 2000 until October 2001 where he served as a Board Member and CFO. From June 1999 to May 2000, he was with Ernst & Young's Management Consulting Practice in Kansas City, Missouri. Mr. Vana was the CFO for Pyramid Computing Solutions from August, 1997 to May, 2000. His prior experience included being Director of Financial Systems for MFS Communications and Accounting Manager for America First Companies. He has extensive experience in strategic planning, project management, accounting and finance. Mr. Vana has a BSBA and an MBA from the University of Nebraska at Omaha.

DAVID SEMPEK - SENIOR VICE PRESIDENT, TECHNOLOGY, CHIEF TECHNICAL OFFICER. Age,
40. Mr. Sempek served as Chief Technical Officer at Telemarket Resources International ("TRI") from January 1999 to October 2001. Mr. Sempek also served as Vice President of Information Services at Pyramid Computing Solutions Inc. from January 1993 to December 1999. Mr. Sempek has a Bachelor of Electrical Engineering with distinction from the University of Minnesota. He is specialized in computer science and programming and has written thesis material on the "Implementation of Algorithms for VLSI Layout."

TODD HANSEN - VICE PRESIDENT FINANCE & ADMINISTRATION. Age, 40. Mr. Hansen joined our Company in December of 1995 as Senior Accountant. He was promoted to Corporate Controller in June 2000 and was promoted to his current position in November 2001. Mr. Hansen has maintained all monthly accounting functions at our Company and provides management with financial analysis; cash flow forecasts and is responsible for all SEC reporting requirements. Prior to working with us, Mr. Hansen worked at Alford Tire Company for three years as a staff accountant. His responsibilities included credit and collections and assisting the controller in month ending procedures. He is a graduate of the University of Nebraska Lincoln, with a BS degree in Accounting in Business Administration.


     PRINCIPAL STOCKHOLDERS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRINCIPAL STOCKHOLDERS

The following table contains information, computed as of December 31, 2002, about stockholders who are beneficial owners of more than 5% of our common stock or who are our directors or executive officers. This information was given to us by the stockholders, and the numbers are based on the definitions of the Securities and Exchange Commission, found in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934. Therefore, the number of shares listed in the table represents "beneficial ownership" only for purposes of the reports required by the Commission.


NAME AND ADDRESS OF BENEFICIAL OWNER (1)(2)                                      NUMBER OF SHARES       PERCENT OF CLASS
-------------------------------------------                                      ----------------       ----------------
Dennis Anderson (3)(4)
135 Lois Avenue
Carroll, Iowa 51401                                                                     2,843,141                  5.56%

Robert Badding (4)(5)(13)
304 Timberline Road
Carroll, Iowa 51401                                                                     2,504,716                  4.90%

Martin J. Halbur (4)(6)(13) 124 Pleasant Ridge Rd.
Carroll, IA 51401                                                                       2,720,419                  5.32%

Todd Hansen (13)(17)
20004 Rondo Drive
Gretna, Nebraska 68028                                                                     45,104                  0.09%

John Heida (11)(13)
804 Shag Bark Court
Bellevue, Nebraska 68005                                                                  106,250                  0.21%

Roger Kanne (4)(7)(13)
1311 Amy Avenue
Carroll, Iowa 51401                                                                     4,779,907                  9.34%

Macke Partners (8)
2001 Union Street, Suite 320
San Francisco, CA 94123                                                                 1,634,548                  3.20%

Michael May(9)(13)
7622 Fairway Drive
Omaha, Nebraska 68152                                                                   5,100,106                  9.97%

Ronald Muhlbauer (4)(10)(13)
222 Pleasant Ridge
Carroll, Iowa 51401                                                                     2,047,718                  4.00%

Ravi Nath (13)(14)
651 N. 59th Street
Omaha, Nebraska 68132                                                                      29,034                  0.06%

D. Rik Smith (13)(15) 4522 S. 163rd Street
Omaha, Nebraska 68135                                                                      31,587                  0.06%

James E. Stark (12)(13)
5900 The Knolls
Lincoln, NE 68512                                                                       1,000,000                  1.95%

Total Tech LLC (4)
Carroll, Iowa 51401                                                                     6,707,402                 13.11%

Thomas E. Wharton Jr. (13)(16)
5922 S. 166th Street
Omaha, Nebraska 68135                                                                      44,034                  0.09%

All Directors and Executive (13)(18)
Officers as a Group (11 persons)..........................                             18,408,875                 34.72%

-----------

 (1) For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if that person has the right to acquire such shares within 60 days of the Record Date by the exercise of any stock option. Stock options held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by any other person. Additionally, for purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of common stock if such person or entity has or shares either investment or voting power with respect to such shares.

(2) Each director and executive officer has sole voting and investment power over the shares such individual beneficially owns and all such shares are owned directly unless otherwise indicated.

(3) Includes 1,223,770 shares of Common Stock beneficially owned, 273,670 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned and 1,345,701 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(4) The members of Total Tech LLC are Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne, Ronald Mulhbauer, and Patti Pietig.

(5) Includes 1,428,655 shares of Common Stock beneficially owned, 278,015 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned and 798,046 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(6) Includes 1,100,284 shares of Common Stock beneficially owned, 274,586 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned and 1,345,549 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(7) Includes 2,817,069 shares of Common Stock beneficially owned, 617,409 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned and 1,345,429 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(8) Macke Partners beneficial holders are Ken Macke, Jeffrey Macke, Melissa Macke and Kathleen Macke. Includes 1,360,878 shares of Common Stock beneficially owned, and 273,670 shares of Common Stock beneficially owned upon conversion of Series A Preferred Stock.

(9) Includes 191,107 shares of Common Stock beneficially owned, and 4,909,000 common stock options fully vested.

(10) Includes 941,394 shares of Common Stock beneficially owned, and 1,106,324 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(11)     All 106,250 common stock options fully vested.

(12)     All 1,000,000 common stock options fully vested.

(13) All listed directors and executive officers tally the total group number at the end of the table.

(14) Includes 9,034 shares of Common Stock beneficially owned, and 20,000 common stock options fully vested.

(15) Includes 11,587 shares of Common Stock beneficially owned, and 20,000 common stock options fully vested.

(16) Includes 24,034 shares of Common Stock beneficially owned, and 20,000 common stock options fully vested.

(17)     All 45,104 common stock options fully vested.

(18) Includes 12,288,521 shares of Common Stock beneficially owned, and 6,120,354 common stock options fully vested.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 23, 2001, Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne, Macke Partners and Ronald Muhlbauer personally guaranteed the payment of the principal and interest of our first promissory note with Wells Fargo, N.A., in the principal amount of $1,000,000 bearing an interest rate equal to the prime rate as in effect from time to time. The note is due and payable on April 23, 2002. In consideration for their guarantees each individual other than Robert Badding received 731,707 warrants to purchase our Common Stock at $.2460 per share on or prior to April 24, 2004. Robert Badding received 406,504 warrants to purchase our Common Stock at $.2460 per share on or prior to April 24, 2004. This note was renewed in August of 2002 and matures on July 31, 2003. Guarantors on the recently renewed note are Dennis Anderson, Martin Halbur, Macke Partners, and Roger Kanne. Mssrs. Anderson, Badding, Halbur, Kanne and Muhlbauer are current members of our Board of Directors. Mr. Ken Macke, a principal in Macke Partners is an adviser to the Board.

On August 27, 2001, Dennis Anderson, Martin Halbur, Macke Partners, and Roger Kanne personally guaranteed the payment of the principal and interest of our second promissory note with Wells Fargo, N.A., in the principal amount of $1,000,000 bearing an interest rate equal to the prime rate as in effect from time to time. The note was due and payable on August 27, 2002. In consideration for their guarantees each individual received 261,506 warrants to purchase our Common Stock at $.9560 per share on or prior to August 27, 2004. These three individuals and the partnership assumed this $1,000,000 note in November of 2001 and each received Series A Convertible Preferred Stock for their consideration.

From January 01, 2001 through December 31, 2002, among others, Roger Kanne, Dennis Anderson, Robert Badding, Martin Halbur, Macke Partners, James Pietig, and Total Tech, LLC would from time to time loan money to us. When such loans were made, we issued warrants to purchase our common stock based on the amount of money loaned to us with exercise prices and expiration dates that varied depending on the date of the loan. The individuals or entities also received a promissory note evidencing the loan payable one year from the date of the loan with interest accruing at a rate of prime plus 1.25% to 10% per annum. The dates of these transactions with Roger Kanne, Dennis Anderson, Robert Badding, Martin Halbur, Macke Partners, James Pietig, and Total Tech, LLC including the amounts of the loans made to us, the number of warrants granted, the exercise price of the warrants, and the issuance date of the warrants is reflected on the following table. All warrants issued after January 22, 2001 were issued with an expiration date of three years after the date that they were issued.



                                       ISSUE      NUMBER OF          TYPE OF          AMOUNT OF       EXERCISE
LAST NAME               FIRST NAME      DATE       WARRANTS       CONSIDERATION          LOAN          PRICE
---------               ----------      ----       --------       -------------          ----          -----

Macke Partners                        01/12/01          119,074    Direct loan            $  40,000     $0.335925
Kanne                Roger            01/22/01           13,333    Direct loan            $   5,000     $   0.375
Total Tech LLC                        01/05/01           72,273    Direct loan            $  23,940     $ 0.33124
Total Tech LLC                        01/16/01           46,478    Direct loan            $  16,557     $ 0.35624
Total Tech LLC                        01/28/01           22,037    Direct loan            $   7,988     $ 0.36248
Total Tech LLC                        01/28/01           33,602    Direct loan            $  12,180     $ 0.36248
Total Tech LLC                        02/01/01           47,617    Direct loan            $  17,260     $ 0.36248
Total Tech LLC                        02/16/01           48,612    Direct loan            $  16,557     $  0.3406
Total Tech LLC                        02/26/01           29,986    Direct loan            $  11,900     $ 0.39684
Total Tech LLC                        02/26/01           19,734    Direct loan            $   7,831     $ 0.39684
Total Tech LLC                        04/04/01           48,975    Direct loan            $  15,000     $ 0.30628
Kanne                Roger            06/29/01          221,729    Direct loan            $ 200,000     $   0.902
Kanne                Roger            07/16/01          101,626    Direct loan            $ 100,000     $   0.984
Kanne                Roger            08/10/01           71,023    Direct loan            $  75,000     $   1.056
Kanne                Roger            11/02/01           77,963    Direct loan            $  75,000     $   0.962
Halbur               Martin           11/02/01           77,963    Direct loan            $  75,000     $   0.962
Kanne                Roger            11/20/01           50,100    Direct loan            $  50,000     $   0.998
Kanne                Roger            11/30/01          151,899    Direct loan            $ 150,000     $  0.9875
Kanne                Roger            01/03/02           77,429    Direct loan            $  50,000     $ 0.64575
Kanne                Roger            01/04/02           77,429    Direct loan            $  50,000     $ 0.64575
Kanne                Roger            01/07/02           77,851    Direct loan            $  50,000     $ 0.64225
Macke Partners                        01/11/02          155,703    Direct loan            $ 100,000     $ 0.64225
Kanne                Roger            01/16/02           40,492    Direct loan            $  25,000     $  0.6174
Kanne                Roger            01/27/02           40,038    Direct loan            $  25,000     $  0.6244
Macke Partners                        02/04/02          236,518    Direct loan            $ 150,000     $  0.6342
Kanne                Roger            02/22/02          401,284    Direct loan            $ 250,000     $   0.623

On August 30, 2001 Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne and Patricia Pietig as Trustee of the James L. Pietig 1992 Revocable Trust U/TA 3-13-92 exercised warrants to purchase a total of 3,383,935 shares of our Common Stock by surrendering promissory notes payable to them in the amount of $847,431 with accrued interest of $133,951.

On October 31, 2001, Macke Partners, advisor to our board of directors, exercised warrants to purchase a total of 1,780,727 shares of our Common Stock by surrendering a Promissory note in the amount of $500,000 together with accrued interest of $46,872.

In an agreement, dated as of November 7, 2001, Total Tech, LLC, Roger Kanne, Dennis Anderson, Martin Halbur, Macke Partners, Robert Badding and James and Patricia Pietig as trustees of the James L. Pietig 1992 Revocable Trust U/TA 3-13-92 (collectively, the "Investors"), acquired 8,609.80 shares of our Series A Convertible Preferred Stock (the "Series A Preferred"). Each share of Series A Preferred is convertible into 1,000 shares of Common Stock, subject to adjustment for stock splits and similar events. See Section 10.3 ("Preferred Stock") for a summary of the designations, rights and preferences of shares of the Series A Preferred and the holders thereof. The Series A Preferred was issued in consideration of the forgiveness of indebtedness owed to certain Investors in the aggregate of $1,497,915, the assumption of our second $1,000,000 note with Wells Fargo Bank, N.A. by certain investors, the cancellation of 11,071,716 stock purchase warrants held by certain Investors (having an aggregate value of $1,932,887) and the assumption by Total Tech, LLC of $4,178,989 of the Company's indebtedness with financial institutions (which aggregate balance includes the assumption by the individuals and Total Tech, LLC of all of the outstanding principal and interest of our loans with Carroll County Bank of Iowa, our note with Commercial Savings Bank of Iowa, our promissory note with United Bank of Iowa of Carroll Iowa, our promissory note with Templeton Savings Bank of Templeton, Iowa and our obligation to repay the First Star Bank of Iowa, N.A. loan). See Sections 8 ("Principal Stockholders") and 9 ("Selling Stockholders") of this Prospectus. As of December 31, 2001, $1,702,226 of this indebtedness had been assumed by Total Tech, LLC. Subsequent to December 31, 2001, the remaining $2,476,763 of indebtedness had been transferred to Total Tech, LLC.

A Consulting Agreement was made as of March 5, 2002 between iSECUREtrac Corp. and Wharton Consulting, IE: Thomas Wharton Jr. Mr. Wharton received consulting fees in the amount of $21,000 during 2002 for services provided. Mr. Wharton is currently on our board of directors.

On March 20, 2002, Thomas Wharton Jr. purchased 15,000 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.80 per share. Mr. Wharton is currently on our board of directors.

On March 25, 2002, Ravi Nath, who is currently a board member, purchased 20,000 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.80 per share.

On March 27, 2002, Donald Smith purchased 5,000 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.80 per share. Mr. Smith is currently on our board of directors.

On April 19, 2002, Macke Partners exercised 119,074 warrants to purchase a total of 119,074 shares of our Common Stock by surrendering a Promissory note dated January 12, 2001, in the amount of $40,000, and was issued an additional 2,448 shares in lieu of payment of accrued interest of $3,918. Mr. Macke is an advisor to our board of directors.

On August 20, 2002, iSECUREtrac Corp. issued 469.01 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of November 30, 2001 through June 30, 2002.

On August 29, 2002, Michael May exercised 11,000 options at an exercise price of $0.281554 per his employee agreement. Mr. May is our CEO and Chairman of the Board. On October 1, 2002, Mr. May exercised 80,000 options at an exercise price of $0.281554 per his employee agreement.

On October 17, 2002, iSECUREtrac Corp. issued our advisor to the board, Macke Partners, 150 Series B Convertible Preferred Shares per our Private Placement Memorandum for his investment of $150,000.

On December 19, 2002, iSECUREtrac Corp. issued 203.86 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of July 1, 2002 through September 30, 2002.

During 2002, iSECUREtrac Corp. issued 800,000 shares of our common stock to Total Tech, LLC upon conversion of Series A Convertible Preferred Stock.

Except as described herein, the Company is not a party to any transaction or proposed transaction with any person who is (i) a Director or executive officer of the Company, (ii) a nominee for election as a Director, (iii) an owner of more than 5% of the common stock, or (iv) a member of the immediate family of any of the foregoing persons.



                        DESCRIPTION OF OUR CAPITAL STOCK

GENERAL

The authorized capital stock of our Company consists of 50,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.01 per share. At our annual stockholders meeting on May 30, 2003, our stockholders will be asked to approve a resolution to amend our Certificate of Incorporation to increase the number of shares of our common stock from 50,000,000 to 100,000,000 shares.

COMMON STOCK

Holders of our common stock are entitled to one vote per share in all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available to pay for such dividends. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of our Company's liabilities and the liquidation preference, if any, of any outstanding our preferred stock. All of the outstanding shares of our common stock are fully paid and non-assessable. We have paid no dividends on the our common stock for the last three fiscal years or for any subsequent period to the date of this prospectus and do not expect to pay dividends any time in the foreseeable future. Moreover, the rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which our Company may designate and issue in the future.

PREFERRED STOCK

Generally, the Board of Directors has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 1,000,000 shares of our preferred stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration received therefore. The Board also has the authority to determine the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights without approval by the holders of our common stock. Although it is not possible to state the effect that any issuance of our preferred stock might have on the rights of holders of our common stock, the issuance of our preferred stock may have one or more of the following effects (i) to restrict our common stock dividends if our preferred stock dividends have not been paid, (ii) to dilute the voting power and equity interest of holders of our common stock to the extent that any of our preferred stock series has voting rights or is convertible into our common stock or (iii) to prevent current holders of our common stock from participating in our Company's assets upon liquidation until any liquidation preferences granted to holders of our preferred stock are satisfied. In addition, the issuance of our preferred stock may, under certain circumstances, have the effect of discouraging a change in control of our Company by, for example, granting voting rights to holders of our preferred stock that require approval by the separate vote of the holders of our preferred stock for any amendment to the Certificate of Incorporation or any reorganization, consolidation, merger or other similar transaction involving our Company. As a result, the issuance of such preferred stock may discourage bids for our common stock at a premium over the market price therefore, and could have a materially adverse effect on the market value of the our common stock.

SERIES A CONVERTIBLE PREFERRED STOCK

Our Board of Directors has designated 10,000 shares of our Company's preferred stock as "Series A Convertible Preferred Stock" (the "Series A Stock"). Each share of Series A Stock is convertible into 1,000 shares of our common stock, subject to adjustment for stock splits and similar events. The Series A Stock has a liquidation preference of $1,000 per share (the "Stated Value") and a dividend preference equal to 9.5% per annum of the Stated Value. Dividends are payable at the option of the Board of Directors, in cash or in additional shares of Series A Stock (valued at $1,000 per share). Holders of Series A Stock have no voting rights except with respect to any action which(1) alters or changes the rights, preferences or privileges of the Series A Stock materially and adversely, (2) increases the authorized number of shares of Series A Stock, (3) creates any new class of shares having preference over or being on a parity with the Series A Stock or (4) involves sales by our Company of a substantial portion of its assets, any merger of our Company with another entity, or any amendment of our Company's certificate of incorporation. Our Company may redeem all, or any part, of the Series A Stock at any time or from time to time. The base redemption price is calculated as follows:


                         REDEMPTION DATE                                         BASE REDEMPTION PRICE
                         ---------------                                         ---------------------

If prior to September 30, 2002:                                                   103% of Stated Value
If on or after September 30, 2002, but before September 30, 2003:                 102% of Stated Value
If on or after September 30, 2003, but before September 30, 2004:                 101% of Stated Value
After September 30, 2004:                                                         100% of Stated Value


Holders of Series A Stock have been granted certain registration rights. The Series A Stock is subject to mandatory conversion after September 30, 2004, at the election of the Board of Directors.

SERIES B CONVERTIBLE PREFERRED STOCK

     Our Board of Directors has designated 3,500 shares of our Company's preferred stock as "Series B Convertible Preferred Stock" (the "Series B Stock"). Each share of Series B Stock is convertible into 1,667 shares of our common stock, subject to adjustment for stock splits and similar events. The Series B Stock has a liquidation preference of $1,000 per share ("Stated Value") and a dividend preference equal to: 10% per annum of the Stated Value for months 1 though 6; 11% for months 7 through 12; 12% for months 13 through 24 and 13% for months 25 through 60. Dividends are payable at the option of the Board of Directors, in cash or in additional shares of Series B Stock (valued at $1,000 per share). Holders of Series B Stock have no voting rights except with respect to any action which (1) alters or changes the rights, preferences or privileges of the Series B Stock materially and adversely, (2) increases the authorized number of shares of Series B Stock, (3) creates any new class of shares having preference over or being on a parity with the Series B Stock or (4) involves sales by our Company of a substantial portion of its assets, any merger of our Company with another entity, or any amendment of our Company's certificate of incorporation. Our Company may redeem all, or any part, of the Series B Stock at any time or from time to time. The base redemption price is calculated as follows:


              REDEMPTION DATE                                        BASE REDEMPTION PRICE

If prior to October 31, 2003:                                     115% of Stated Value
If on or after October 31, 2003, but before October 31, 2004:     110% of Stated  Value
If on or after October 31, 2004, but before October 31, 2005:     105% of Stated Value
After October 31, 2005:                                           100% of Stated Value


Holders of Series B Stock have been granted certain registration rights. The Series B Stock is subject to mandatory conversion after October 31, 2005, at the election of the Board of Directors.

NO PREEMPTIVE RIGHTS

Except holders of Series A Preferred Stock and Series B Preferred Stock, no holder of any capital stock of our Company has any preemptive right to subscribe for or purchase securities of any class or kind of our Company. Also, except holders of Series A and Series B Stock, no holders of any capital stock of our Company have any redemption or conversion rights.

DELAWARE BUSINESS COMBINATION STATUTE

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, this law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is, generally defined as a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. This provision of Delaware law may have the effect of delaying, deferring or preventing a change of control of our Company without further action by the stockholders.


LIMITATION OF LIABILITY AND INDEMNIFICATION

The Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate the rights of our Company or any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. The Certificate of Incorporation and Bylaws also contain provisions indemnifying the directors and officers of our Company to the fullest extent permitted by the DGCL. We believe that these provisions will assist our Company in attracting and retaining qualified individuals to serve as directors.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar of our Common Stock is Atlas Stock Transfer Company of Salt Lake City, Utah.

"PENNY STOCK" RULES

Our Common Stock is subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes additional sales practice requirements upon broker-dealers that sell "penny stocks" to persons other than established customers and institutional accredited investors. For transactions under this rule, a broker-dealer must make a special suitability determination for the purchaser and obtain the purchaser's written consent to the transaction prior to the sale. The Commission defines a "penny stock" to be any non-Nasdaq Stock Market equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction by broker-dealers involving a penny stock, unless exempt, the rules of the Commission require delivery, prior to a transaction in penny stock, of a risk disclosure document relating to the penny stock market, together with other requirements and restrictions. The requirements may reduce the level of trading activity, if any, in the secondary market for a security subject to penny stock rules, and investors may find their shares difficult to sell.



                         THE FUSION CAPITAL TRANSACTION

GENERAL

On March 7, 2003, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase on each trading day during the term of the agreement, $10,000 of our common stock or an aggregate of $6.0 million. The $6.0 million of common stock is to be purchased over a 30 month period, subject to a six month extension or earlier termination at our discretion. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of our common stock in the event that the price of our common stock is less than $0.10.

We have authorized the sale and issuance of 10,000,000 shares of our common stock to Fusion Capital under the common stock purchase agreement of which we have registered 10,000,000. We estimate that the maximum number of shares we will sell to Fusion Capital under the common stock purchase agreement will be 10,000,000 shares (exclusive of the 1,138,733 shares issued to Fusion Capital as the commitment fee) assuming Fusion Capital purchases all $6,000,000 of common stock.


PURCHASE OF SHARES UNDER THE COMMON STOCK PURCHASE AGREEMENT

Under the common stock purchase agreement, on each trading day Fusion Capital is obligated to purchase a specified dollar amount of our common stock. Subject to our right to suspend such purchases at any time, and our right to terminate the agreement with Fusion Capital at any time, each as described below, Fusion Capital shall purchase on each trading day during the term of the agreement $10,000 of our common stock. This daily purchase amount may be decreased by us at any time. We also have the right to increase the daily purchase amount at any time, provided however, we may not increase the daily purchase amount above $10,000 unless our stock price is at least $1.00 per share for five consecutive trading days. The purchase price per share is equal to the lesser of:

         o the lowest sale price of our common stock on the purchase date; or

         o the average of the three (3) lowest closing sale prices of our common stock during the twelve (12) consecutive trading days prior to the date of a purchase by Fusion Capital.

The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing bid price is used to compute the purchase price. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to us $10,000 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion Capital would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever reach the 9.9% limitation.

The following table sets forth the number of shares of our common stock that would be sold to Fusion Capital under the common stock purchase agreement at varying purchase prices


---------------------- ----------------- --------------------- --------------------------------
   Assumed Average        Number of      % Outstanding After      Procceds from the Sale of
   Purchase Price        Shares to be      Giving Effect to      10,000,000 Shares to Fusion
                        Issued if Full     the Issuance to     Capital Under the Common Stock
                           Purchase       Fusion Capital (1)         Purchase Agreement
---------------------- ----------------- --------------------- --------------------------------
         $0.35               10,000,000                20.91%                    $3,500,000.00
--------------- ------ ----------------- --------------------- --------------------------------
         $0.75                8,000,000                17.45%                    $6,000,000.00
--------------- ------ ----------------- --------------------- --------------------------------
         $0.80    (2)         7,500,000                16.54%                    $6,000,000.00
--------------- ------ ----------------- --------------------- --------------------------------
         $1.50                4,000,000                 9.56%                    $6,000,000.00
--------------- ------ ----------------- --------------------- --------------------------------

--------------------
         (1) Based on 37,835,201 shares outstanding as of March 21, 2003 including the issuance of 1,138,733 shares of common stock issuable to Fusion Capital as a commitment fee and the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column.
        (2) Closing sale price of our common stock on April 7, 2003.


We estimate that we will issue no more than 11,138,733 shares to Fusion Capital under the common stock purchase agreement, including the shares issuable as a commitment fee, all of which are included in this offering. If more than 11,138,733 shares are issuable to Fusion Capital under the common stock purchase agreement, we have the right to terminate the agreement without any payment or liability to Fusion Capital.

MINIMUM PURCHASE PRICE

We have the right to set a minimum purchase price ("floor price") at any time. Currently, the floor price is $0.35. We can increase or decrease the floor price at any time upon one trading day prior notice to Fusion Capital. However, the floor price cannot be less than $0.10. Fusion Capital shall not have the right nor the obligation to purchase any shares of our common stock in the event that the purchase price is less than the then applicable floor price.

OUR RIGHT TO SUSPEND PURCHASES

We have the unconditional right to suspend purchases at any time for any reason effective upon one trading day's notice. Any suspension would remain in effect until our revocation of the suspension. To the extent we need to use the cash proceeds of the sales of common stock under the common stock purchase agreement for working capital or other business purposes, we do not intend to restrict purchases under the common stock purchase agreement.

OUR RIGHT TO INCREASE AND DECREASE THE DAILY PURCHASE AMOUNT

Under the common stock purchase agreement Fusion Capital has agreed to purchase on each trading day during the 30 month term of the agreement, $10,000 of our common stock or an aggregate of $6.0 million. We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one trading day's notice. We also have the right to increase the daily purchase amount as the market price of our common stock increases. Specifically, for every $0.25 increase in Threshold Price above $0.75, the Company shall have the right to increase the daily purchase amount by up to an additional $2,000. For example, if the Threshold Price is $1.00 we would have the right to increase the daily purchase amount to up to an aggregate of $12,000. The "Threshold Price" is the lowest sale price of our common stock during the five trading days immediately preceding our notice to Fusion Capital to increase the daily purchase amount. If at any time during any trading day the sale price of our common stock is below the Threshold Price, the applicable increase in the daily purchase amount will be void.

OUR TERMINATION RIGHTS

We have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the common stock purchase agreement. Such notice shall be effective one trading day after Fusion Capital receives such notice.

EFFECT OF PERFORMANCE OF THE COMMON STOCK PURCHASE AGREEMENT ON OUR SHAREHOLDERS

All shares registered in this offering will be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 30 months from the date of this prospectus. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all of the shares of common stock issuable under the common stock purchase agreement, and it may sell some, none or all of the shares of common stock it acquires upon purchase. Therefore, the purchases under the common stock purchase agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right at any time for any reason to: (1) reduce the daily purchase amount, (2) suspend purchases of the common stock by Fusion Capital and (3) terminate the common stock purchase agreement .

NO SHORT-SELLING OR HEDGING BY FUSION CAPITAL

Fusion Capital has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the common stock purchase agreement.

EVENTS OF DEFAULT

Generally, Fusion Capital may terminate the common stock purchase agreement without any liability or payment to the Company upon the occurrence of any of the following events of default:

         o the effectiveness of the registration statement of which this propsectus is a part of lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of our common stock offered hereby and such lapse or unavailability continues for a period of ten (10) consecutive trading days or for more than an aggregate of thirty (30) trading days in any 365-day period;

         o suspension by our principal market of our common stock from trading for a period of three consecutive trading days;

         o the de-listing of our common stock from our principal market provided our common stock is not immediately thereafter trading on the Nasdaq Bulletin Board Exchange, the Nasdaq National MARKET, the Nasdaq National SmallCap Market, the New York Stock Exchange or the American Stock Exchange;

         o the transfer agent`s failure for five trading days to issue to Fusion Capital shares of our common stock which Fusion Capital is entitled to under the common stock purchase agreement;

         o any material breach of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which could have a material adverse affect on us subject to a cure period of ten trading days;

         o a default by us of any payment obligation in excess of $1.0 million; or

         o any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

COMMITMENT SHARES ISSUED TO FUSION CAPITAL

Under the terms of the common stock purchase agreement Fusion Capital has received 1,138,733 shares of our common stock as a commitment fee. Unless an event of default occurs, these shares must be held by Fusion Capital until 30 months from the date of the common stock purchase agreement or the date the common stock purchase agreement is terminated.

NO VARIABLE PRICED FINANCINGS

Until the termination of the common stock purchase agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variably priced equity or variably priced equity-like securities unless we have obtained Fusion Capital's prior written consent.

                              SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. Neither of the selling stockholders nor any of its affiliates has held a position or office, or had any other material relationship, with us.

                                                     PERCENTAGE OF                        PERCENTAGE
                                        SHARES        OUTSTANDING                             OF
                                     BENEFICIALLY        SHARES                          OUTSTANDING
                                        OWNED         BENEFICIALLY      SHARES TO BE        SHARES
            SELLING                     BEFORE        OWNED BEFORE      SOLD IN THE      BENEFICIALLY
           STOCKHOLDER                 OFFERING       OFFERING (1)        OFFERING       OWNED AFTER
                                                                                           OFFERING
-------------------------------     -------------   ----------------  ---------------  ---------------
Fusion Capital Fund II, LLC (1)(2)    1,138,733            3.01%        11,138,733             0%

Martin J. Cohen (3)                   300,000             0.79%           300,000              0%

         ----------------------
         (1) As of the date hereof, 1,138,733 shares of our common stock have been acquired by Fusion Capital under the common stock purchase agreement. Fusion Capital may acquire up to an additional 10,000,000 shares under the common stock purchase agreement. Percentage of outstanding shares is based on 37,835,201 shares of common stock outstanding as of March 21, 2003, together with such additional 10,000,000 shares of common stock that may be acquired by Fusion Capital from us under the common stock purchase agreement after the date hereof. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to us $10,000 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion Capital would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever reach the 9.9% limitation.
         (2) Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and disposition power over the shares being offered under this prospectus.
         (3) These shares were issued to Mr. Cohen in consideration of consulting services to the registrant.

                              PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by Fusion Capital Fund II, LLC, and an additional unrelated selling stockholder. The common stock may be sold or distributed from time to time by Fusion Capital and the other selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:

         o        ordinary brokers' transactions;
         o        transactions involving cross or block trades;
         o through brokers, dealers, or underwriters who may act solely as agents
         o        "at the market" into an existing market for the common stock;
         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
         o        in privately negotiated transactions; or
         o        any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

Fusion Capital is an "underwriter" within the meaning of the Securities Act. The other selling stockholder named herein may be deemed an "underwriter" within the meaning of the Securities Act of 1933, as amended.

Neither we nor Fusion Capital nor the other selling stockholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Fusion Capital, the other selling stockholder, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from Fusion Capital or the other selling stockholder and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify Fusion Capital and related persons against specified liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Fusion Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the common stock purchase agreement.

We have advised Fusion Capital that while it is engaged in a distribution of the shares included in this Prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

This offering will terminate on the date that all shares offered by this Prospectus have been sold.


                                  LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by John M. Heida, Esq., 5022 So. 114th Street, Omaha, NE 68137.


                                     EXPERTS

The consolidated financial statements of iSECUREtrac Corp. and subsidiaries included herein and in the registration statement have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing herein, which report expresses an unqualified opinion and includes an explanatory paragraph referring to our ability to continue as a going concern. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file quarterly and annual reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the Securities and Exchange Commission's rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission, and copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates.

                       ISECURETRAC CORP. AND SUBSIDIARIES
                          CONSOLIDATED FINANCIAL REPORT


                                Table of Contents


   Independent Auditors' Report...................................  F-1

   Financial Statements:
       Balance Sheets.............................................  F-2
       Statements of Operations...................................  F-3
       Statements of Stockholders' Equity (Deficit)...............  F-4
       Statements of Cash Flows...................................  F-6

   Notes to Financial Statements..................................  F-8

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
iSECUREtrac Corp.
Omaha, Nebraska

We have audited the accompanying consolidated balance sheet of iSECUREtrac Corp. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iSECUREtrac Corp. and subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceeds its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McGladrey & Pullen, LLP
Des Moines, Iowa
January 17, 2003, except for the third paragraph in Note 7 as to which that date is March 7, 2003.

                        ISECURETRAC CORP AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002

                                      ASSETS (NOTE 3)
                                      ---------------
CURRENT ASSETS
   Cash                                                                                               $47,374
   Receivables:
      Trade accounts                                                                                   18,493
      Other                                                                                            75,111
   Inventories                                                                                         51,460
   Prepaid expenses and other                                                                          15,872
                                                                                                       ------

      TOTAL CURRENT ASSETS                                                                            208,310
LEASEHOLD IMPROVEMENTS AND EQUIPMENT, NET (Note 2)                                                    217,822
PRODUCT DEVELOPMENT COSTS, NET OF ACCUMULATED
AMORTIZATION OF $262,384                                                                              682,200
OTHER ASSETS                                                                                            9,081
                                                                                                        -----

                                                                                                   $1,117,413
                                                                                                   ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   Notes payable (Note 3)                                                                          $2,168,318
   Outstanding checks in excess of bank balance                                                       121,694
   Current maturities of long-term debt (Note 3)                                                      443,438
   Accounts payable and accrued expenses                                                              672,130
   Accrued interest payable                                                                            46,113
   Preferred dividends payable                                                                        203,121
                                                                                                      -------

      TOTAL CURRENT LIABILITIES                                                                     3,654,814

COMMITMENTS AND CONTINGENCIES (Notes 7, 8 and 9)

STOCKHOLDERS' EQUITY (DEFICIT) (Notes 5 and 6)
   Series A Convertible Preferred stock, 10,000 shares designated at $.01 par value;
         8,483 issued and outstanding, stated value $1,000 per share                                8,482,662
   Series B Convertible Preferred stock, 3,500 shares designated at $.01 par value;
         150 issued and outstanding, stated value $1,000 per share                                    145,000
   Common stock, 50,000,000 shares authorized at $.001 par
         value; 34,919,703 issued and outstanding                                                      34,919
   Additional paid-in capital                                                                      21,510,819
   Accumulated deficit                                                                            (32,710,801)
                                                                                                  -----------
      Total stockholders' (deficit)                                                               (2,537,401)
                                                                                                  -----------
                                                                                                   $1,117,413
                                                                                                  ===========


See Notes to Consolidated Financial Statements.

                        ISECURETRAC CORP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001



                                                                      2002          2001
                                                              ---------------- ----------------
Revenues:
     Product                                                        358,305                 -
     Service                                                        144,697            52,652
                                                              ---------------- ----------------
        Total revenues                                               503,002           52,652
                                                              ---------------- ----------------
Costs and expenses:
     Cost of product revenue                                         524,933                -
     Cost of service revenue                                          87,870          110,198
     Research and development                                        773,248          496,727
     Sales, general and administrative                             4,172,160        3,112,155
                                                              ---------------- ----------------
        Total costs and expenses                                   5,558,211        3,719,080
                                                              ---------------- ----------------

     Operating (loss)                                             (5,055,209)      (3,666,428)
                                                              ---------------- ----------------

Other income (expense):
     Interest income                                                   1,742               43
     Interest expense (Note 3)                                      (203,419)        (671,042)
     Loan acquisition expense, stockholders                         (536,734)      (2,047,259)
     Other, net                                                            -          199,875
                                                              ---------------- ----------------

     Total other income (expense)                                   (738,411)      (2,518,383)
                                                              ---------------- ----------------
     (Loss) before provision
     for income taxes                                             (5,793,620)      (6,184,811)

     Provision for income taxes (Note 4)                                   -                -
                                                              ---------------- ----------------

Net (loss)                                                        (5,793,620)      (6,184,811)

Preferred dividends (Note 6)                                        (807,832)         (68,161)
                                                              ---------------- ----------------
Net (loss) available to common stockholders                   $   (6,601,452)     $(6,252,972)
                                                              ---------------- ----------------

Basic and diluted (loss) per common share                     $        (0.23)  $        (0.29)
                                                              ================ ================

Weighted average shares of common stock outstanding               29,248,828       21,307,617
                                                              ================ ================

See Notes to Consolidated Financial Statements.

                       ISECURETRAC CORP AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2002 AND 2001


                                     SERIES A               SERIES B
                                    CONVERTIBLE            CONVERTIBLE
                                  PREFERRED STOCK        PREFERRED STOCK    COMMON STOCK
                                  ---------------        ---------------    ------------
                               SHARES       AMOUNT      SHARES     AMOUNT      SHARES       AMOUNT
                               ------       ------      ------     ------      ------       ------

Balance, December 31, 2000         --    $         --        --   $      --   18,746,646   $ 18,747

  Shares issued upon
     exercise of warrants
     at $0.43 per share            --              --        --          --       12,500         12

  Shares issued for
     director's fees               --              --        --          --      248,861        249

  Shares issued in lieu
     of payment on
     notes payable and
     long-term debt                --              --        --          --      471,191        471

  Shares issued for services       --              --        --          --      356,110        356

  Shares issued upon
     exercise of warrants
     in lieu of payment
     on notes payable
     and long-term debt            --              --        --          --    5,762,695      5,763

  Paid-in capital for cost
     of options issued             --              --        --          --           --         --

  Warrants issued in
     connection with
     stockholder loans
     and services loan
     guarantees                    --              --        --          --           --         --

  Shares issued upon
     surrender of warrants,
     assumption of bank
     notes and forgiveness
     of debt (Note 5)           6,133       6,133,027        --          --           --         --

  Shares issued in
     anticipation of
     assumption of  bank
     debt (Note 5)              2,477              --        --          --           --         --

  Net (loss)                       --              --        --          --           --         --
                               --------  ------------  ---------  ---------  -----------  ---------
Balance, December 31, 2001      8,610       6,133,027        --          --   25,598,003     25,598



                                      ADDITIONAL
                                       PAID -IN       ACCUMULATED
                                       CAPITAL          DEFICIT          TOTAL
                                       -------          -------          -----
Balance, December 31, 2000       $ 12,532,907         $(19,856,377)   $  7,304,723

  Shares issued upon
     exercise of warrants
     at $0.43 per share                 5,363                   --           5,375

  Shares issued for
     director's fees                  112,941                   --         113,190

  Shares issued in lieu
     of payment on
     notes payable and
     long-term debt                    93,767                   --          94,238

  Shares issued for services          347,476                   --         347,832

  Shares issued upon
     exercise of warrants
     in lieu of payment
     on notes payable
     and long-term debt             1,658,173                   --       1,663,936

  Paid-in capital for cost
     of options issued                253,193                   --         253,193

  Warrants issued in
     connection with
     stockholder loans
     and services loan
     guarantees                     2,054,738                   --       2,054,738

  Shares issued upon
     surrender of warrants,
     assumption of bank
     notes and forgiveness
     of debt (Note 5)              (1,932,887)                  --       4,200,140

  Shares issued in
     anticipation of
     assumption of  bank
     debt (Note 5)                         --                   --              --

  Net (loss)                               --           (6,184,811)     (6,184,811)
                                 ------------          ------------    -------------
Balance, December 31, 2001         15,125,671          (26,041,188)     (4,756,892)
                                 ============         =============    =============


                                      F-4 (Continued)
                       iSECUREtrac CORP AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     Years Ended December 31, 2002 and 2001



                                     SERIES A               SERIES B
                                    CONVERTIBLE            CONVERTIBLE
                                  PREFERRED STOCK        PREFERRED STOCK    COMMON STOCK
                                  ---------------        ---------------    ------------
                               SHARES       AMOUNT      SHARES     AMOUNT      SHARES       AMOUNT
                               ------       ------      ------     ------      ------       ------

Subtotal carryforward           8,610    $  6,133,027        --   $      --   25,598,003   $ 25,598

  Shares issued upon
     surrender of warrants,
     assumption of bank
     notes and forgiveness
     of debt (Note 5)              --       2,476,763        --          --           --         --

  Shares issued upon
     exercise of warrants          --              --        --          --      250,000        250
     at $0.20 per share

  Shares issued for
     director's fees               --              --        --          --      144,229        144

  Shares issued for services       --              --        --          --    1,895,001      1,895

  Shares issued for cash
     at $0.3325 to $1.50
     per share, net of
     offering costs of
     $159,625                      --              --        --          --    3,295,504      3,295

  Shares issued upon
     exercise of options
     at $0.10 to $0.875
     per share                     --              --        --          --    1,437,666      1,438

  Shares issued in lieu
     of payment on
     note payable                  --              --        --          --      121,522        121


  Shares issued upon
     conversion of Series A
     preferred stock           (1,110)     (1,110,000)       --          --    2,177,778      2,178

  Shares issued for cash
     at $1,000 per share,
     net of offering costs
     of $5,000                    310         310,000       150     145,000           --         --

  Paid-in capital for cost
     of options issued             --              --        --          --           --         --

  Warrants issued in
     connection with
     stockholder loans
     and loan guarantees
     and other consulting
     services                      --              --        --          --           --         --

  Series A preferred stock
     dividends                    673         672,872        --          --           --         --

  Net (loss)                       --              --        --          --           --         --
                               --------  ------------  ---------  ---------  -----------  ---------

Balance, December 31, 2002      8,483    $  8,482,662       150   $ 145,000   34,919,703   $ 34,919
                               ====================================================================





                                 ADDITIONAL
                                  PAID-IN          ACCUMULATED
                                  CAPITAL            DEFICIT          TOTAL
                                  -------            -------          -----
Subtotal carryforward           $ 15,125,671     $(26,041,188)   $ (4,756,892)

  Shares issued upon
     surrender of warrants,
     assumption of bank
     notes and forgiveness
     of debt (Note 5)                     --               --       2,476,763

  Shares issued upon
     exercise of warrants             49,750               --          50,000
     at $0.20 per share

  Shares issued for
     director's fees                 113,206               --         113,350

  Shares issued for services       1,138,880               --       1,140,775

  Shares issued for cash
     at $0.3325 to $1.50
     per share, net of
     offering costs of
     $159,625                      2,981,024               --       2,984,319

  Shares issued upon
     exercise of options
     at $0.10 to $0.875
     per share                       169,190               --         170,628

  Shares issued in lieu
     of payment on
     note payable                     43,796               --          43,917


  Shares issued upon
     conversion of Series A
     preferred stock               1,107,822               --              --

  Shares issued for cash
     at $1,000 per share,
     net of offering costs
     of $5,000                            --               --         455,000

  Paid-in capital for cost
     of options issued               191,071               --         191,071

  Warrants issued in
     connection with
     stockholder loans
     and loan guarantees
     and other consulting
     services                        590,409               --         590,409

  Series A preferred stock
     dividends                            --         (875,993)       (203,121)

  Net (loss)                              --       (5,793,620)     (5,793,620)
                                ------------     -------------  ---------------

Balance, December 31, 2002      $ 21,510,819     $(32,710,801)   $ (2,537,401)
                               ================================================


   See Notes to Consolidated Financial Statements.

                                      F-5 (Continued)

                        ISECURETRAC CORP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                                        2002          2001
                                                                        ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss)                                                       (5,793,620)   (6,009,811)
   Adjustments to reconcile net (loss) to net cash (used in)
   operating activities;
      Loss on asset abandonment                                         67,013       247,164
      Depreciation and amortization                                    346,505       131,053
      (Gain)/loss on sale of leasehold improvements and equipment           --        86,893
      Expenses paid by issuance of stock, warrants and options       2,035,605     2,768,953
            in lieu of cash
      Provision for bad debts                                               --         3,100
      Changes in working capital components:
         (Increase) decrease in trade accounts receivable               (7,933)        8,499
         (Increase) other receivable                                   (75,111)           --
         (Increase) decrease in employee receivables                       700          (700)
         (Increase) decrease in inventories                            (51,460)       77,000
         (Increase) decrease in prepaid expenses and other              22,451       (32,598)
         Increase in accounts payable                                   52,204       170,485
             and accrued expenses
         Increase (decrease) in accrued interest payable                (1,136)      185,331
         Increase (decrease) in deferred revenue                       (76,563)       76,563
                                                                    ------------------------

            NET CASH (USED IN) OPERATING ACTIVITIES                 (3,481,345)   (2,463,068)
                                                                    ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of leasehold improvements and equipment                   (196,727)      (29,918)
   Proceeds from sale of leasehold improvements and equipment               --        15,872
   Product development costs                                          (204,200)     (557,458)
   Acquisition/disposal of other assets                                  1,080        14,095
                                                                    ------------------------

            NET CASH (USED IN) INVESTING ACTIVITIES                   (399,847)     (557,409)
                                                                    ----------    ----------

                                   (Continued)

                        ISECURETRAC CORP AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2002 AND 2001





                                                                             2002          2001
                                                                             ----          ----
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from notes payable, net                                         508,315     2,959,082
   Principal payments on long-term debt                                    (217,759)     (142,638)
   Proceeds from issuance of common stock                                 3,204,947         5,375
   Increase (decrease) in checks outstanding in excess of bank balance      (22,376)      144,070
   Proceeds from issuance of preferred stock                                455,000            --
                                                                         --------------------------

      NET CASH PROVIDED BY FINANCING ACTIVITIES                           3,928,127     2,965,889
                                                                         --------------------------

      INCREASE (DECREASE) IN CASH                                            46,935       (54,588)
CASH
   Beginning
                                                                                439        55,027
                                                                         --------------------------

   Ending                                                                    47,374           439
                                                                         ==========================

SUPPLEMENTAL DISCLOSURE OF CASH PAYMENTS FOR
   Interest                                                                 204,555       485,711
   Income taxes                                                                  --            --
SUPPLEMENT DISCLOSURE OF NONCASH INVESTING
AND FINANCING ACTIVITIES
   Issuance of common and preferred stock in lieu of payment on           2,520,680     5,958,314
        long-term debt, notes payable and accrued interest payable
   Product development costs purchased on  / (paid on) account             (156,943)      156,943
   Issuance of preferred stock in payment of preferred stock dividends      672,872            --
   Preferred stock dividends declared but not paid                          203,121            --



See Notes to Consolidated Financial Statements.

                        ISECURETRAC CORP AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES


 Nature of business: iSECUREtrac Corp (formerly Advanced Business Sciences, Inc.) On June 19, 2001, Advanced Business Sciences, Inc. was changed to iSecureTrac Corp. This name change was made to better reflect iST's current and future business activities of providing advanced tracking solutions for the monitoring of individuals and assets via a secure web hosted application.

         iST designs, develops, produces, sells, leases and supports wireless products and services relating to the tracking, monitoring, and reporting of individuals and objects. iST products are designed to enhance productivity, reduce costs, and improve overall response using on-line access to information previously maintained on a variety of media. Today, iST primarily markets to the criminal justice application for continuous electronic monitoring.

         iST was formed on January 5, 1992 and was engaged in the development of wireless products and services relating to tracking, monitoring and reporting of individuals and objects. The Company began generating revenue in the fourth quarter of 2002. The Company previously reported as a development stage enterprise and became operational during the fourth quarter of the year ended December 31, 2002.



Significant accounting policies:

Principles of consolidation: The consolidated financial statements include the accounts of iST and its wholly-owned subsidiaries, iST Services, Inc., formed September 25, 2002, and ABS Nebraska, Inc., which is inactive. All material intercompany balances and transactions have been eliminated in consolidation.

Accounting estimates and assumptions: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Receivables: Receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Inventories: Inventories consist of PTUs and parts and are recorded at the lower of cost (first in - first out method) or market.

Leasehold improvements and equipment: Leasehold improvements and equipment are recorded at cost. Equipment is depreciated on the straight-line method over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the estimated lives of the assets or the lease term. These assets are reviewed for impairment under SFAS No. 144 when events indicate the carrying amount may not be recoverable.

Product development: iST capitalized software and hardware development costs in accordance with the Statement of Financial Accounting Standard No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. At December 31, 2002, the majority of our capitalized costs related to the development of our web based tracking and monitoring system, known as tracNET24. Customers of iST are charged a daily usage fee. During the years ending 2002 and 2001, we capitalized $47,257 and $714,401 of product development costs, respectively. The capitalization of these costs begins when a product's technological feasibility has been established and ends when the product is available for general release to customers. iST is amortizing these costs on a straight-line basis over an estimated economic useful life of three years or on the ratio of current revenue to total projected product revenues, whichever is shorter once the product is available to customers. We began to amortize these costs in 2002. It is reasonably possible that those estimates of projected product revenues, the remaining estimated economic life of the product or both would be reduced significantly in the near term due to competitive pressures or technological changes. As a result, the carrying amount of the capitalized software and hardware costs may be reduced materially in the near term. $86,962 and $133,833 of capitalized software and hardware development costs were charged to expense in the years ended December 31, 2002 and 2001, respectively, due to impairment. Based upon unit sales to date, and projected sales for the future, we believe there is no impairment of product development costs. Amortization of capitalized software and hardware development costs totaled $262,384 and none for the years ended December 31, 2002 and 2001, respectively.

Patents: Patents are included in other assets at cost less accumulated amortization. Amortization is by the straight-line method over ten years.

Earnings per share: Basic Earnings Per Common Share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted Earnings Per Common Share shall be computed by including contingently issuable shares with the weighted average shares outstanding during the period. When inclusion of the contingently issuable shares would have an antidilutive effect upon earnings per share, no diluted earnings per share shall be presented.

The following contingently issuable shares were not included in diluted earnings per common share as they would have an antidilutive effect upon earnings per share:



                                                       2002             2001
   Shares issuable upon conversion of Series A
      Convertible Preferred Stock                   8,482,662         8,609,800
   Shares issuable upon conversion of Series B
      Convertible Preferred Stock                     250,050                 -
   Common stock options outstanding                 7,603,575         8,439,158
   Common stock warrants outstanding                1,858,324         1,058,154
   Convertible subordinated debentures                  6,600            13,201



Revenue recognition: Product revenues and cost of goods sold are recognized when goods are received by the customer. Service revenues and related expenses are recognized once the service has been performed. Other revenues and directly related expenses are recognized ratably over the life of the agreement commencing when products are delivered to the customer. We bill for Personal Tracking Units (PTUs) that are sold, and recognize such revenue when goods are received by the customer. One customer, ADT Security Systems, has a 45 day acceptance clause in its contract agreement with us to accept or reject shipment. ADT Security Systems accepted all 350 units billed to them in 2002.

For tracNET24 services we bill for the daily fees incurred in arrears on a monthly basis. Such revenue is recognized on the day the daily fee accrues. For our leased PTUs, we also bill on a monthly basis for the daily fees incurred in arrears.

Advertising costs:  Advertising costs are expensed as incurred.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock -based compensation: At December 31, 2002, iST has various stock-based compensation plans, which are more fully described in Note 5. iST accounts for those plans under the recognition and measurement principles of APB Opinion No. 25 (APB 25), Accounting for Stock Issued to Employee, and related interpretations, which measures compensation as the difference between the fair value of the stock at the date of award and the amount required to be paid for the stock. Stock-based compensation of $191,071 and $253,193 has been reflected in net (loss) for the years ended December 31, 2002 and 2001, respectively. The following table illustrates the effect on net (loss) for the years ended December 31, 2002 and 2001, as if iST had applied the fair value recognition provisions of SFAS No. 123 (FAS 123), Accounting for Stock -Based Compensation, to stock-based compensation.

                                               Year Ended December 31
                                                2002           2001
                                                ----           ----

Net (loss), as reported                     $(5,793,620)   $(6,184,811)
Add:  Stock-based employee compensation
  expense included in reported net (loss)       191,071        253,193

Decuct:  Total stock-based employee
  compensation expense determined under
  fair value based method for all awards       (377,447)    (1,752,374)
                                            ------------- -------------

Pro forma net (loss)                        $(5,979,996)   $(7,683,992)
                                            ============= =============

Basic and diluted (loss) per share:
     As reported                            $     (0.23)   $     (0.29)
                                            ============= =============

     Pro forma                              $     (0.23)   $     (0.36)
                                            ============= =============


         In determining the pro forma amounts above during 2002 and 2001, the value of each grant is estimated at the grant date using the fair value method prescribed in SFAS 123 with the following assumptions: no dividends, risk free interest rate of 5%; expected life of 3.5 and 5 years and; expected price volatility of 61.06% and 129.10%.

The fair value of stock options and warrants issued to non-employees is being accounted for using FAS 123. Related compensation expense is charged to income when incurred.

Warrants and common stock issued in consideration for notes payable and debt guarantee fees is expensed in the period incurred due to the short term nature of the related notes.

Segments of business: The Company currently only has one segment line of business.

New accounting pronouncements: In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 143 (SFAS 143), Accounting for Asset Retirement Obligations, which will be effective for iST beginning January 1, 2003. SFAS 143 addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.

In April 2002, the FASB issued SFAS No. 145 (SFAS 145), Rescission of FASB Statements No. 4, 44, 64, Amendment of FASB Statement No. 13, and Technical Corrections, which will be effective for iST beginning January 1, 2003. SFAS 145 rescinds SFAS Nos. 4, 44, 64 and amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.

In June 2002, the FASB issued SFAS No. 146 (SFAS 146) Accounting for Costs Associated with Exit or Disposal Activities, which will be effective for iST beginning January 1, 2003. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized at fair value when the liability is incurred unless the liability is for one-time termination benefits incurred over time. SFAS 146 nullifies Emerging Issues Task Force Issue No. 94-3 Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Costs Associated with a Restructuring).

In November of 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which elaborates on required disclosures by a guarantor in its financial statements about obligations under certain guarantees that it has issued and clarifies the need for a guarantor to recognize, at the inception for certain guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. The provisions of this Interpretation relating to initial recognition and measurement of guarantor liabilities are effective for qualifying guarantees entered into or modified after December 31, 2002.

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, which addresses consolidation by a business of variable interest entities in which it is the primary beneficiary. The Interpretation is effective immediately for certain disclosure requirements and variable interest entities created after January 31, 2003, and is effective fiscal 2004 for all other variable interest entities.

iST has assessed the impact of SFAS Nos. 143, 145, and 146, FIN 45 and FIN 46, and estimates that the impact of these standards and interpretations will not be material to iST's financial condition, results of operations or liquidity.

In December 2002, the FASB issued SFAS No. 148 (SFAS 148) Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment of SFAS No.
123. SFAS 148 amended SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for employee stock-based compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosure in annual and interim financial statements about the method of accounting for stock-based compensation and its effect on reported results. The disclosure provisions of SFAS 148 are included in the accompanying Notes to Consolidated Financial Statements. iST applies the principles of APB 25 and related interpretations in accounting for its stock-based compensation plans. See Note 5 to the consolidated financial statements.

NOTE 2. LEASEHOLD IMPROVEMENTS AND EQUIPMENT

         Leasehold improvements and equipment at December 31, 2002, are as follows:


Leasehold improvements.........................................       $ 10,000
Furniture and equipment........................................        603,219
                                                                       -------
                                                                       613,219
Less accumulated depreciation..................................        395,397
                                                                       -------

                                                                     $ 217,822



NOTE 3. PLEDGED ASSETS, NOTES PAYABLE AND LONG TERM DEBT AT DECEMBER 31, 2002

         iST has the following notes payable and long-term debt at December 31, 2002:

Notes payable:


Unsecured notes payable due to certain stockholders, principal and interest are due at
   maturity (January 2003 to December 2003). Interest rates are 10 %.(A)...................          $960,000
Unsecured note payable due to a stockholder, principal and interest are currently due.
   Interest rate is prime plus 1.25% (5.50% at December 31, 2002). (A)                                100,000
Note payable bank, interest is due monthly at prime (4.25% at December 31, 2002)
through July 2003, when all remaining principal and interest are due. The note is secured
by the personal guarantees of various stockholders.(B).....................................         1,000,000
Note payable bank, principal and interest of 7.25% due at maturity, January 21, 2003.                  98,318
Other                                                                                                  10,000
                                                                                                       ------
                                                                                                   $2,168,318
                                                                                                   ==========

Long-term debt:
   Note payable bank, due in monthly installments of $16,557 including interest at the
      Bank's prime rate plus 0.25% (4.50% at December 31, 2002) through June 2003, when all remaining principal and interest are due. The note is collateralized by substantially
      all the assets of the Company and the personal guarantees of various stockholders.(C)        $  403,438
   10% convertible subordinated debenture, currently due, convertible into shares of common
      stock at $6.06 per share........................................................                 40,000
                                                                                                       ------
                                                                                                      443,438
   Less current maturities.................................................................           443,438
                                                                                                      -------
                                                                                                   $        0
                                                                                                   ==========

        Interest expense to stockholders for the years ended December 31, 2002 and 2001, was approximately $59,221 and $227,000, respectively.



     (A)  Common stock warrants were issued to a majority of note holders (See
          Note 5).

     (B) Common stock warrants were issued to those stockholders guaranteeing this note (See Note 5).

     (C) Shares of common stock and common stock warrants were issued to those stockholders guaranteeing this note (See Note 5).


         The carrying value of fixed rate notes payable and long term debt approximates its fair value at December 31, 2002 due to the stockholder guarantees and the relatively short-term nature of the borrowings.







NOTE 4. INCOME TAXES

         Net deferred taxes in the accompanying balance sheets include the following components as of December 31, 2002:



Net operating loss carryforward...............................       11,975,000
Other.........................................................           10,000
                                                                   ------------

                                                                     11,985,000
Valuation allowance...........................................     (11,985,000)
                                                                   ------------

   NET DEFERRED TAX ASSET.....................................     $         --
                                                                   ============




         The income tax provision differs from the amount of income tax determined by applying the statutory federal income tax rate to pretax loss for the years ended December 31, 2002 and 2001 due to the following:


                                                                      2002         2001
                                                                      ----         ----

Computed "expected" tax (benefit) ............................   $(1,946,931)   $(2,043,336)
Increase (decrease) in income taxes (benefits) resulting from:
   Benefit from state taxes ..................................      (343,576)      (360,589)
   Nondeductible expenses ....................................       475,507        131,925
   Increase in the valuation allowance .......................     1,815,000      2,272,000
                                                                 -----------    -----------
                                                                 $         -    $         -
                                                                 ===========    ===========


         iST has net operating losses of approximately $29,936,000 to carryforward for future tax purposes that expire from 2010 to 2022. It is reasonably possible the Section 382 limitations of Internal Revenue Service regulations may limit the amount of net operating loss carryforward. Due to the uncertainty surrounding the timing of the realization of the benefit from the net operating loss carryforward, iST has recorded a valuation allowance to offset the deferred tax asset.

NOTE 5. STOCK OPTIONS AND WARRANTS

Stock options

         In 1997 the Company issued 140,825 to former stockholders. All of these options expire no later than November 2003. As permitted under generally accepted accounting principles, these options were accounted for following APB No. 25, and accordingly, no compensation expense was recognized.

         In 2001 iST issued options to purchase in the aggregate of 5,000,000 shares of common stock at an exercise price 85% of the average daily closing price of common stock for the week prior to when the options were granted to the Chairman of the Board of Directors. The options are to vest on a monthly basis over a two year period of time which began January 1, 2001. The President was also issued options to purchase in the aggregate of 1,000,000 shares of common stock at an exercise price 85% of the average daily closing price of the Company's common stock for the week prior to when the options were granted. The options are to vest on a monthly basis over a two year period of time which began February 1, 2001. Both of these option grants contain provisions that accelerate vesting if the common stock price meets various thresholds or if various working capital requirements are met. 6,000,000 options vested according to the common stock price thresholds. 91,000 and no options were exercised during the years ended 2002 and 2001.

         In November 2001, iST granted options to purchase in the aggregate of 600,000 shares of common stock at an exercise price 85% of the average daily closing price of the common stock for the week prior to when the options were granted to the Senior Vice President of Technology, Senior Vice President of Sales and Marketing, and Senior Vice President of Product and Project Development. The options are to vest on a monthly basis over a two year period of time which began November 5, 2001.

         In January 2002, iST granted options to purchase in the aggregate of 150,000 shares of common stock at an exercise price 85% of the average daily closing price of the common stock for the week prior to when the options were granted to the Senior Vice President Corporate Development and General Counsel. The options are to vest on a monthly basis over a two year period of time which began January 1, 2002.

         In June 2001, the shareholders of iST approved the 2001 Omnibus Equity Incentive Plan. The 2001 Omnibus Equity Incentive Plan provides for the granting of stock options and other equity incentives for up to 1,000,000 shares of the Company's Common Stock to the Company's officers, directors, consultants or advisers who provide services to the Company and key employees at an exercise price 85% of the average daily closing price of the Company's common stock for the week prior to when the options were granted. As of January 1 of each year, commencing with the year 2002, the aggregate number of options that may be awarded under the Plan will automatically increase by a number equal to the lesser of 1% of the total number of Common Shares then outstanding or 200,000. During the years ended 2002 and 2001, grants for 702,500 and 165,000 shares of Common Stock have been made, respectively. 71,250 and 45,000 of those options were made to the Company's directors or executive officers. Options exercised under the Omnibus plan during the years ended 2002 and 2001 were 13,333 and none, respectively. And options forfeited for the same time periods were 50,417 and none, respectively. As of December 31, 2002, 382,917 shares of Common Stock remain available for new option grants under this plan. The options are to vest on a monthly basis over a six month to three year period of time from the date of grant.

         In 1999, iST issued stock options to two key employees to purchase shares of common stock of iST (4,000,000 options and 500,000 options, respectively). The options vest ( 1/3 of the options, 1st block) beginning at the earlier of anniversary date (December 31, 1999 and July 30, 2000, respectively) or when the closing price of the common stock exceeds $3.00 per share for at least five consecutive days. The options are exercisable ($0.10 per share and $0.20 per share, respectively) for a period of three years from date of vesting. The second and third ( 1/3 blocks of options) vest one year and two years after the first block of options or when the closing price of the common stock exceeds $4.00 (2nd block of options) or $6.00 (3rd block of options) for at least five consecutive days. The options are exercisable ($0.10 per share and $0.20 per share, respectively) for a period of three years from the date of vesting. The fair value at the date of grants were $0.18 and $0.20, respectively. Of the 4,000,000 options, 1,333,333 (1st block) are vested and have been exercised as of December 31, 2002. The other blocks of options did not vest as the employee is no longer with iST. None of the 500,000 options vested as the employee was not employed as of the first anniversary date (July 30, 2000).

A summary of the status of options issued to employees at December 31, 2002 and 2001, and changes during the years ended on those dates is as follows:



                                                                                2002                            2001
                                                                                ----                            ----
                                                                                      WEIGHTED-                      WEIGHTED-
                                                                                       AVERAGE                        AVERAGE
                                                                                       EXERCISE                       EXERCISE
OPTIONS                                                                SHARES           PRICE          SHARES          PRICE
-------                                                                ------           -----          ------          -----

Outstanding at beginning of year..................................        8,239,158          $0.83       1,474,158          $3.08
Granted...........................................................          852,500           0.77       6,765,000           0.34
Exercised.........................................................        1,437,666           0.12               -              -
Forfeited.........................................................           50,417           0.91               -              -
                                                                     -------------------------------------------------------------

Outstanding at end of year........................................        7,603,575           0.99       8,239,158           0.83
                                                                     =============================================================



Exercisable at end of year........................................        6,733,957          $0.99       6,322,913          $0.94
                                                                     =============================================================
Weighted-average fair value per options for options granted during
   the year.......................................................                           $0.44                          $0.35
                                                                                    ===============                ===============


A further summary about options outstanding at December 31, 2002 is as follows:


                                                  Options Outstanding              Options Exercisable
                                                  -------------------              -------------------

                                                         Weighted
                                                         Average      Weighted                  Weighted
                                                        Remaining     Average                   Average
                                           Number      Contractual    Exercise      Number      Exercise
Range of Exercise Prices                 Outstanding       Life        Price     Exercisable     Price
------------------------                 -----------       ----        -----     -----------     -----

$0.01 to 0.25........................         77,500         3           $0.23         3,021       $0.23
0.26 to 0.50.........................      5,949,000         3            0.29     5,909,833        0.29
0.51 to 0.75.........................        150,000         3            0.67        34,167        0.68
0.76 to 1.00.........................      1,175,000         3            0.80       614,444        0.80
1.01 to 1.50.........................        111,250         3            1.36        31,667        1.36
1.51 and up..........................        140,825         1           31.25       140,825       31.25
                                       -------------                            ------------
Total................................      7,603,575                               6,733,957

         In addition iST issued 200,000 options in 1999 to a consultant to purchase 200,000 shares of common stock. 50,000 of the options vested on July 8, 1999, another 50,000 options vested on January 11, 2000 and the remaining 100,000 options vested on February 8, 2000. All of the 200,000 options are exercisable for a three-year period from the date of vesting. The exercise price is $0.88/share. iST accounts for the fair value of the options in accordance with FSAS No. 123. No options were exercised in 2002 or 2001.

         The fair value of each option is estimated at the grant date using the Black-Scholes option pricing model with the following assumptions: zero dividends; risk free interest rate of 5%; expected life of the options three years; no forfeiture rate and; a price volatility of 210.63%.

Common Stock Warrants

         iST issues warrants to stockholders and non-employees in connection with various services these individuals provide iST. iST accounts for the fair value of the warrants in accordance with FASB Statement No. 123. Compensation expense that has been charged to income for these warrants was approximately $590,000 and $2,055,000 for the years ended December 31, 2002 and 2001, respectively.

         The fair value of each warrant is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for warrants in 2002 and 2001: dividend rate of 0.0; price volatility of 56.82% and 111.49%, risk-free interest rate of 5%; and expected lives of three years.



         A summary of the status of all the warrants issued at December 31, 2002 and 2001 and changes during the years ended on those dates is as follows:


                                                                                2002                            2001
                                                                                ----                            ----
                                                                                         WEIGHTED-                      WEIGHTED-
                                                                                           AVERAGE                        AVERAGE
                                                                                          EXERCISE                       EXERCISE
WARRANTS                                                                     SHARES          PRICE          SHARES          PRICE
--------                                                                     ------          -----          ------          -----
Outstanding at beginning of year..................................        1,058,154          $0.44      13,454,549          $0.46
Granted...........................................................        1,169,244           0.69       8,153,421           0.44
Exercised.........................................................        (369,074)           0.24     (5,775,195)           0.26
Exchanged for Preferred Stock.....................................               -               -    (11,071,716)           0.39
Forfeited.........................................................               -               -     (3,752,905)           2.25
                                                                    --------------------------------------------------------------

Outstanding at end of year........................................        1,858,324          $0.63       1,058,154          $0.44
                                                                    ==============================================================



Exercisable at end of year........................................        1,858,324          $0.63       1,058,154          $0.44
                                                                    ==============================================================
Weighted-average fair value per warrant of warrants granted during
   the year.......................................................                           $0.46                          $0.25
                                                                                    ===============                ===============

         A further summary about warrants outstanding at December 31, 2002 is as follows:


                                                                  WARRANTS OUTSTANDING AND EXERCISABLE
                                                                  ------------------------------------
                                                                                 WEIGHTED-
                                                                                  AVERAGE           WEIGHTED-
                                                                                 REMAINING            AVERAGE
                                                                      NUMBER    CONTRACTUAL          EXERCISE
RANGE OF EXERCISE PRICES                                         OUTSTANDING       LIFE                 PRICE
------------------------                                         -----------       ----                 -----

$0.01 to 0.25............................................            350,000     0.5 years              $0.20
 0.26 to 0.50............................................             87,081       0.75                  0.31
 0.51 to 0.75............................................          1,106,744        2.0                  0.63
 0.76 to 1.65............................................            314,499       2.75                  1.20
                                                                     -------
          Total..........................................          1,858,324

     The exercise of all options, warrants and conversion rights of Preferred Stock, if exercise, will exceed the total shares of Common Stock authorized by the Company's Certificate of Incorporation. Current executive officers have agreed to defer any exercise of stock options until after shareholder approval of an increase in authorized stock from 50,000,000 to 100,000,000 shares of Common Stock, to be voted on at the Stockholder's Meeting to be held on May 30, 2003.


NOTE 6. CONVERTIBLE PREFERRED STOCK

Series A Convertible Preferred Stock
------------------------------------

         In an agreement, dated as of November 7, 2001, Total Tech, LLC (an entity made up of various board members and stockholders) and other Board of Director members and stockholders (collectively, the "Investors"), acquired 8,609.80 shares of our Series A Convertible Preferred Stock (the "Series A Preferred"). Each share of Series A Preferred is convertible into 1,000 shares of Common Stock, subject to adjustment for stock splits and similar events.

         The Series A Preferred was issued in consideration of the forgiveness of indebtedness owed to certain Investors in the aggregate of $1,497,915, the assumption of $1,000,000 in bank debt by certain investors, the cancellation of 11,071,716 stock purchase warrants held by certain Investors (having an aggregate value of $1,932,887) and the assumption by Total Tech, LLC of $4,178,989 of iST's indebtedness with financial institutions. As of December 31, 2001, $1,702,226 had been assumed by Total Tech, LLC. Subsequent to December 31, 2001, the remaining $2,476,763 of indebtedness had been transferred to Total Tech, LLC.

         The Board of Directors has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 1,000,000 shares of Preferred Stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration received therefore. The Board also has the authority to determine the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights without approval by the holders of Common Stock. Although it is not possible to state the effect that any issuance of Preferred Stock might have on the rights of holders of Common Stock, the issuance of Preferred Stock may have one or more of the following effects (i) to restrict Common Stock dividends if Preferred Stock dividends have not been paid,
(ii) to dilute the voting power and equity interest of holders of Common Stock to the extent that any Preferred Stock series has voting rights or is convertible into Common Stock or (iii) to prevent current holders of Common Stock from participating in our Company's assets upon liquidation until any liquidation preferences granted to holders of Preferred Stock are satisfied. In addition, the issuance of Preferred Stock may, under certain circumstances, have the effect of discouraging a change in control of our Company by, for example, granting voting rights to holders of Preferred Stock that require approval by the separate vote of the holders of Preferred Stock for any amendment to the Certificate of Incorporation or any reorganization, consolidation, merger or other similar transaction involving our Company. As a result, the issuance of such Preferred Stock may discourage bids for our Company's Common Stock at a premium over the market price therefore, and could have a materially adverse effect on the market value of the Common Stock.

         Our Board of Directors has designated 10,000 shares of our Company's Preferred Stock as "Series A Convertible Preferred Stock" (the "Series A Stock"). Each share of Series A Stock is convertible into 1,000 shares of Common Stock, subject to adjustment for stock splits and similar events. The Series A Stock has a liquidation preference of $1,000 per share (the "Stated Value") and a dividend preference equal to 9.5% per annum of the Stated Value. Dividends are payable at the option of the Board of Directors, in cash or in additional shares of Series A Stock (valued at $1,000 per share). Holders of Series A Stock have no voting rights except with respect to any action which (1) alters or changes the rights, preferences or privileges of the Series A Stock materially and adversely, (2) increases the authorized number of shares of Series A Stock, (3) creates any new class of shares having preference over or being on a parity with the Series A Stock or (4) involves sales by our Company of a substantial portion of its assets, any merger of our Company with another entity, or any amendment of our Company's certificate of incorporation. Our Company may redeem all, or any part, of the Series A Stock at any time or from time to time. The base redemption price is calculated as follows:



                  REDEMPTION DATE                              BASE REDEMPTION PRICE
                  ---------------                              ---------------------
           If prior to September 30, 2002                      103% of Stated Value
   If on or after September 30, 2002, but before
                 September 30, 2003                            102% of Stated Value
   If on or after September 30, 2003, but before
                 September 30, 2004                            101% of Stated Value
              After September 30, 2004                         100% of Stated Value


Holders of Series A Stock have been granted certain registration rights. The Series A Stock is subject to mandatory conversion after September 30, 2004, at the election of the Board of Directors.

We issued 310 Series A Convertible Preferred shares in December 2002 to one company that converted them into common shares. An additional 800 shares were converted to common shares by Total Tech, LLC, during 2002.

Series A Preferred Stock holders have received payment in kind dividends during the year ended December 31, 2002, in the amount of $672,872.

Series B Convertible Preferred Stock
------------------------------------

         Our Board of Directors approved iST's proposed private placement offering of 3,500 shares of Series B Convertible Preferred Stock ($0.01 par value) as described in the Offering Memorandum dated December 1, 2002. The price per Share is $1,000 and will be paid in cash by each subscriber at the time of subscription. Each share of Series B Preferred Stock being offered is convertible to 1,667 shares of Common Stock. Each share so converted would be priced at $0.60.

As of December 31, 2002, 150 shares of Series B preferred stock has been issued valued at $145,000, net of offering costs of $5,000.

Rights, Preferences, Privileges and Restrictions of Preferred Stock:

         Dividend Provisions: The holders of the Preferred will be entitled to receive cumulative, fixed-rate dividends per annum (the "Dividend Dollar Amount") at the following rates:

                                10.0% months 1-6,
                                11.0% months 7-12,
                                12.0% months 13-24,
                                13.0% months 25-60.

         Dividends shall be payable in cash or in additional shares of Series B Convertible Preferred Stock at the sole discretion of the Board of Directors. If dividends are paid in Stock each share shall be valued, for this purpose, at an amount equal to the Original Purchase Price.

         Dividends shall be payable quarterly beginning May 31, 2003 (the "Dividend Date").

         Liquidation Preference: In the event of any liquidation or winding up of the Company, the holders of Preferred will be entitled to receive in preference to the holders of Common an amount ("Liquidation Amount") equal to the Original Purchase Price plus any dividends cumulated on the Preferred but not paid. A consolidation or merger of the Company, in which the Company does not survive, or a sale of all or substantially all of its assets shall be deemed to be a liquidation or winding up for purposes of the liquidation preference.

         Call Provisions: At any time, and from time to time prior to the Mandatory Conversion date, the Company may call and/or retire in part or all preferred shares outstanding. If preferred shares are called prior to the Mandatory Conversion date, the following premium would apply:

                                Prior to October 31, 2003 - 115%
                                Prior to October 31, 2004 - 110%
                                Prior to October 31, 2005 - 105%

         Mandatory Conversion: At any time, and from time to time, after October 31, 2005, all or any part of the Preferred may be converted into Common at the then applicable common stock equivalents, at the option of the Company.

         Anti-dilution Provisions: The Common Stock Equivalents, will be subject to adjustment to reflect any subdivisions or combinations of Common Stock.
         Voting Rights: The holders of Preferred shall have no voting rights, except as indicated herein

         Protective Provisions: Consent of the holders of at least a two-thirds majority of the Preferred will be required for any action which (i) alters or changes the rights, preferences or privileges of the Preferred materially and adversely, (ii) increases the authorized number of shares of Preferred, (iii) creates any new class of shares having preference over or being on a parity with the Preferred, or (iv) involves sale by the Company of a substantial portion of its assets, any merger of the Company with another entity, or any amendment of the Company's certificate of incorporation.

         Redemption:  The Preferred shall not be redeemable by the holder.

Preemptive Rights: If the Company at any time grants, issues or sells any options, warrants, convertible securities or rights to purchase stock pro rata to the record holders of Common, the holders of Preferred shall be granted the same rights on an as converted basis.

NOTE 7. GOING CONCERN AND SUBSEQUENT EVENT

         The accompanying financial statements of iSECUREtrac Corp. have been prepared on a going-concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. There are uncertainties that raise substantial doubt about the ability of iSECUREtrac Corp. to continue as a going concern. As shown in the statements of operations, iST has not yet achieved profitable operations. As of January 31, 2003, iST has insufficient working capital to execute its business plan. These items raise substantial doubt about the ability of the iST to continue as a going concern. Management plans to continue financing operations and development of our technology through the plan described herein.

         We plan to continue financing our technology and operations through external and related party financing. We are working on an additional private placement of $3,350,000 in equity financing to continue to fund the operations and production of our tracking devices and related services. We are also in the process of obtaining additional bridge financing from a financial institution to help cover some of our general operating expenses.

         On March 7, 2003, iSecureTrac entered into a common stock purchase agreement with Fusion Capital Fund II, LLC. Under the agreement, Fusion Capital shall buy up to $6,000,000 of iSecureTrac's common stock over a period of 30 months. The Company has the right to control the timing and the amount of common stock sold with the limit being $200,000 a month as defined in the agreement. The price per common stock is based on the trading price of the stock as defined in the agreement and is not discounted.

         Management has hired additional sales and sales support staff to help expand iST's sales opportunities within the United States. The addition of this sales personnel has enabled us to increase sales on an accelerated basis.

         iST's continuation as a going concern is dependent upon its ability to satisfactorily meet its debt obligations, meet its product development goals, secure new financing and generate sufficient cash flows from operations. The financial statements do not include any adjustments that might result from outcome of these uncertainties.

NOTE 8. LEASE OBLIGATIONS

         The Company leases its facilities under a noncancelable lease agreement expiring November 2005. The future minimum lease payments under the operating lease as of December 31, 2002 are as follows:



YEAR ENDING DECEMBER 31,
------------------------

2003...........................................................        66,275
2004...........................................................        69,300
2005...........................................................        63,525
                                                                       ------
                                                                     $199,100
                                                                     ========


         Rent expense related to the above leases was $66,023 and $84,940 for the years ended December 31, 2002 and 2001, respectively.

NOTE 9. LEGAL PROCEEDINGS

         We are subject to pending or threatened lawsuits that are ordinary to our business. In the opinion of management, no material loss is expected from any of such pending claims or lawsuits. We are also subject to a variety of federal and state laws and regulations, especially those relating to electronic devices and wireless communications.

         Within the previous three years, iST was a party to two patent lawsuits with Pro Tech Monitoring, Inc. relating to the company's patent no. 6,100,806 (issued August 8, 2000) and a similar patent, no. 5,731,757 (issued on March 24,
1998), held by Pro Tech, both for the apparatus and method of GPS tracking of individuals. We claimed that our application for the "806" patent was a continuation in part of an earlier patent application, made in December, 1994, which resulted in our patent no. 6,072,396 (issued on June 6, 2000). Pro Tech claimed that the earlier patent application was technically abandoned and that its August, 1996 application was the first one made for the invention. After extensive discovery, the parties settled the case in May of 2002. In the written settlement agreement, made effective April 25, 2002, Pro Tech recognized the validity of the company's "806" patent and the company granted Pro Tech a royalty free, non-exclusive license to use such patent. The complaint and counter complaint were dismissed with prejudice.

On January 2, 2002, the company filed a complaint in U.S. District Court, District of Nebraska, against LEDvision Inc., an Iowa corporation d/b/a Electronic Manufacturing Technologies (EMT), for breach of contract and trade disparagement (Case No. 8:02CV5). The complaint alleged non-delivery of manufacturing specifications and manufactured Personal Tracking Units (PTUs) in the fourth quarter of 2001, causing a delay in our customer deliveries. EMT counter-complained for breach of contract. As the lawsuit progressed, EMT closed its business and liquidated most assets. In February of 2003, the parties agreed to settle the matter on the basis of the delivery to the company of all remaining parts for the PTUs still in possession of EMT and a Note for $10,000 made by us, in favor of EMT, in March of 2001. In exchange, we will allow EMT to exercise its warrant for 25,602 shares of the company's common stock. The settlement agreement was fully executed on March 1, 2003 and, subsequently, the Court has ordered the submission of a motion for dismissal with prejudice. The exchange contemplated in the settlement agreement is currently being arranged and the case is expected to be dismissed when the exchange is completed.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Article 12 of our Restated Certificate of Incorporation, exhibit 3.01 hereto, and article 8 of our Restated Bylaws, exhibit 3.02 hereto, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law.


Item 25.  Other expenses of issuance and distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of the shares offered hereby. All amounts shown are estimates, except for the SEC filing fees.

     SEC registration fee$                 925.39
     Printing and engraving expenses     1,000.00
     Legal fees and expenses             5,000.00
     Accounting fees and expenses       12,000.00
     Transfer Agent and Registrar fees     500.00
     Miscellaneous fees and expenses       500.00

                                      -----------
             Total                    $ 19,925.39
                                      ===========


Item 26.  Recent sales of unregistered securities
The following sets forth certain information regarding the sale of equity securities of our company within the last three years that were not registered under the Securities Act of 1933, as amended (the Securities Act).


(A)      WARRANTS.

     The following table and notes list warrants to purchase shares of our common stock that have been issued since within the past three years without registration under the Securities Act of 1933, as amended (the Securities Act).


                                             ISSUE        NUMBER OF                TYPE OF           AMOUNT OF       EXERCISE
      LAST NAME              FIRST NAME       DATE         WARRANTS             CONSIDERATION       DIRECT LOAN        PRICE
      ---------              ----------       ----         --------             -------------       -----------        -----
(1)   Kanne                Roger            01/01/00           175,000           Direct loan          $ 35,000       $ 0.20
(1)   Kempema              Dave             01/07/00            50,000           Direct loan          $ 10,000       $ 0.20
(1)   Collison             Mary             01/11/00           200,000           Direct loan          $ 40,000       $ 0.20

                                             ISSUE        NUMBER OF                TYPE OF           AMOUNT OF       EXERCISE
      LAST NAME              FIRST NAME       DATE         WARRANTS             CONSIDERATION       DIRECT LOAN        PRICE
      ---------              ----------       ----         --------             -------------       -----------        -----
(1)   Pietig               James            01/12/00           250,000           Direct loan          $ 50,000       $ 0.20
(1)   Total Tech LLC                        01/12/00            39,311           Direct loan          $  7,862       $ 0.20
(1)   Total Tech LLC                        01/13/00            72,220           Direct loan          $ 14,444       $ 0.20
(1)   Total Tech LLC                        01/17/00            88,403           Direct loan          $ 17,681       $ 0.20
(1)   Total Tech LLC                        01/31/00            38,813           Direct loan          $  7,763       $ 0.20
(1)   Total Tech LLC                        01/31/00            45,208           Direct loan          $  9,042       $ 0.20
(1)   Total Tech LLC                        01/31/00            19,931           Direct loan          $  3,986       $ 0.20
(1)   Anderson             Dennis           02/01/00            50,000           Direct loan          $ 10,000       $ 0.20
(1)   Total Tech LLC                        02/29/00            43,229           Direct loan          $  8,646       $ 0.20
(1)   Total Tech LLC                        02/29/00            34,505           Direct loan          $  6,901       $ 0.20
(1)   Total Tech LLC                        02/29/00            38,605           Direct loan          $  7,721       $ 0.20
(1)   Total Tech LLC                        03/22/00            40,000           Direct loan          $  8,000       $ 0.20
(1)   Total Tech LLC                        03/26/00            35,000           Direct loan          $  7,000       $ 0.20
(1)   Anderson             Dennis           04/04/00           275,000           Direct loan          $ 55,000       $ 0.20
(1)   Total Tech LLC                        04/11/00           215,000           Direct loan          $ 43,000       $ 0.20
(1)   Smith                William          04/27/00           200,000           Direct loan          $ 40,000       $ 0.20
(1)   Chicoine             Brad             04/28/00            50,000           Direct loan          $ 10,000       $ 0.20
(1)   Kempema              Dave             04/28/00            25,000           Direct loan          $  5,000       $ 0.20
(1)   Badding              Robert           05/01/00           125,000           Direct loan          $ 25,000       $ 0.20
(1)   Total Tech LLC                        05/01/00            78,714           Direct loan          $ 15,743       $ 0.20
(1)   Blessington          Dennis           05/03/00            15,000           Direct loan          $  3,000       $ 0.20
(1)   Kempema              Dave             05/04/00            25,000           Direct loan          $  5,000       $ 0.20
(1)   Total Tech LLC                        05/05/00            53,839           Direct loan          $ 10,768       $ 0.20
(1)   Hagan                Michael          05/06/00            25,000           Direct loan          $  5,000       $ 0.20
(1)   Herrig               Speed            05/10/00           250,000           Direct loan          $ 50,000       $ 0.20
(1)   Kats                 Paul             05/15/00            50,000           Direct loan          $ 10,000       $ 0.20
(1)   Anderson             Dennis           05/16/00           200,000           Direct loan          $ 40,000       $ 0.20
(1)   Halbur               Martin           05/31/00           100,000           Direct loan          $ 20,000       $ 0.20
(1)   Smith                William          06/01/00            50,000           Direct loan          $ 10,000       $ 0.20
(1)   Utili-Comm South Inc.                 06/13/00           125,000           Direct loan          $ 25,000       $ 0.20
(1)   Chicoine             Brad             06/14/00           200,000           Direct loan          $ 40,000       $ 0.20
(1)   Total Tech LLC                        06/15/00           163,229           Direct loan          $ 32,646       $ 0.20
(1)   Utili-Comm LLC                        06/15/00           125,000           Direct loan          $ 25,000       $ 0.20
(2)   Anderson             Dennis           07/06/00           166,667       Carroll County Bank        N/A          $ 0.375
(2)   Halbur               Martin           07/06/00           166,667       Carroll County Bank        N/A          $ 0.375
(2)   Kanne                Roger            07/06/00           166,667       Carroll County Bank        N/A          $ 0.375
(2)   Muhlbauer            Ron              07/06/00           166,667       Carroll County Bank        N/A          $ 0.375
(1)   Total Tech LLC                        07/16/00            34,494           Direct loan          $ 16,557       $  0.48
(1)   Total Tech LLC                        08/01/00            29,639           Direct loan          $ 11,263       $  0.38
(1)   Total Tech LLC                        08/01/00            28,782           Direct loan          $ 10,937       $  0.38
(1)   Total Tech LLC                        08/03/00            66,475           Direct loan          $ 25,261       $  0.38
(1)   Halbur               Pat and          08/08/00             8,000           Direct loan          $  2,500       $0.3125
                           Therese
(1)   Total Tech LLC                        08/14/00               234           Direct loan          $     97       $ 0.4125
(1)   Total Tech LLC                        08/21/00            36,534           Direct loan          $ 16,557       $ 0.4532
(3)   Anderson             Dennis           08/29/00            53,339       Carroll County Bank        N/A          $ 0.4687
(3)   Halbur               Martin           08/29/00            53,339       Carroll County Bank        N/A          $ 0.4687
(3)   Kanne                Roger            08/29/00            53,339       Carroll County Bank        N/A          $ 0.4687

                                             ISSUE        NUMBER OF                TYPE OF           AMOUNT OF       EXERCISE
      LAST NAME              FIRST NAME       DATE         WARRANTS             CONSIDERATION       DIRECT LOAN        PRICE
      ---------              ----------       ----         --------             -------------       -----------        -----
(3)   Muhlbauer            Ron              08/29/00            53,339       Carroll County Bank        N/A          $  0.4687
(1)   Kanne                Roger            09/15/00            36,496           Direct loan          $ 10,000       $  0.274
(1)   Kempema              Dave             09/15/00            25,912           Direct loan          $  7,100       $  0.274
(1)   Total Tech LLC                        09/17/00            22,948           Direct loan          $  6,712       $  0.2925
(1)   Total Tech LLC                        09/21/00            56,606           Direct loan          $ 16,557       $  0.2925
(1)   Total Tech LLC                        09/27/00            38,252           Direct loan          $ 11,043       $  0.2887
(1)   Kanne                Roger            09/28/00            34,638           Direct loan          $ 10,000       $  0.2887
(1)   Kempema              Dave             10/02/00            18,142           Direct loan          $   5,000      $  0.2756
(1)   Utili-Comm South Inc.                 10/02/00            36,284           Direct loan          $  10,000      $  0.2756
(1)   Total Tech LLC                        10/05/00           170,696           Direct loan          $  47,044      $  0.2756
(1)   Macke Partners                        10/15/00         1,731,902           Direct loan          $ 500,000      $  0.2887
(1)   Total Tech LLC                        10/18/00            66,388           Direct loan          $  16,557      $  0.2494
(1)   Total Tech LLC                        10/23/00            18,570           Direct loan          $   4,110      $  0.2213
(1)   Total Tech LLC                        10/26/00            93,782           Direct loan          $  20,754      $  0.2213
(1)   Total Tech LLC                        10/26/00            36,733           Direct loan          $   8,129      $  0.2213
(1)   Total Tech LLC                        11/16/00            36,794           Direct loan          $  16,557      $    0.45
(1)   Total Tech LLC                        11/22/00            45,588           Direct loan          $  19,589      $  0.4297
(1)   Total Tech LLC                        11/26/00            22,721           Direct loan          $   8,166      $  0.3594
(1)   Total Tech LLC                        11/26/00            34,521           Direct loan          $  12,407      $  0.3594
(1)   Anderson             Dennis           12/15/00            64,734           Direct loan          $  22,000      $ 0.33985
(1)   Kanne                Roger            12/15/00            64,734           Direct loan          $  22,000      $ 0.33985
(1)   Total Tech LLC                        12/16/00            48,720           Direct loan          $  16,557      $ 0.33985
(1)   Kanne                Roger            12/22/00           431,468           Direct loan          $ 150,000      $ 0.34765
(1)   Kempema              Dave             12/27/00            17,425           Direct loan          $   4,900      $  0.2812
(1)   Total Tech LLC                        12/27/00            43,755           Direct loan          $  12,304      $  0.2812
(1)   Total Tech LLC                        12/27/00            28,572           Direct loan          $   8,034      $  0.2812
(1)   Macke Partners                        01/12/01           119,074           Direct loan          $  40,000      $ 0.33592
(1)   Kanne                Roger            01/22/01            13,333           Direct loan          $   5,000      $   0.375
(1)   Total Tech LLC                        01/05/01            72,273           Direct loan          $  23,940      $ 0.33124
(1)   Total Tech LLC                        01/16/01            46,478           Direct loan          $  16,557      $ 0.35624
(1)   Total Tech LLC                        01/28/01            22,037           Direct loan          $   7,988      $ 0.36248
(1)   Total Tech LLC                        01/28/01            33,602           Direct loan          $  12,180      $ 0.36248
(4)   Anderson             Dennis           01/31/01               110       Carroll County Bank        N/A          $  0.3406
(4)   Halbur               Martin           01/31/01               110       Carroll County Bank        N/A          $  0.3406
(4)   Kanne                Roger            01/31/01               110       Carroll County Bank        N/A          $  0.3406
(4)   Muhlbauer            Ronald           01/31/01               110       Carroll County Bank        N/A          $  0.3406
(1)   Total Tech LLC                        02/01/01            47,617           Direct loan          $  17,260      $ 0.36248
(1)   Total Tech LLC                        02/16/01            48,612           Direct loan          $  16,557      $  0.3406
(1)   Total Tech LLC                        02/26/01            29,986           Direct loan          $  11,900      $ 0.39684
(1)   Total Tech LLC                        02/26/01            19,734           Direct loan          $   7,831      $ 0.39684
(5)   Electronic Mfg Tech                   03/01/01            25,602       Development Agreement    $  10,000      $  0.3906
(6)   Anderson             Dennis           03/06/01            330,58       Carroll County Bank        N/A          $ 0.37812
(6)   Halbur               Martin           03/06/01            330,58       Carroll County Bank        N/A          $ 0.37812
(6)   Kanne                Roger            03/06/01            330,58       Carroll County Bank        N/A          $ 0.37812
(6)   Muhlbauer            Ronald           03/06/01            330,58       Carroll County Bank        N/A          $ 0.37812
(1)   Total Tech LLC                        04/04/01            48,975          Direct loan           $  15,000      $ 0.30628
(7)   Anderson             Dennis           04/23/01           731,707       Wells Fargo Bank           N/A          $   0.246
(7)   Badding              Robert           04/23/01           406,504       Wells Fargo Bank           N/A          $   0.246

                                             ISSUE        NUMBER OF                TYPE OF           AMOUNT OF       EXERCISE
      LAST NAME              FIRST NAME       DATE         WARRANTS             CONSIDERATION       DIRECT LOAN        PRICE
      ---------              ----------       ----         --------             -------------       -----------        -----
(7)   Collison             Mary             04/23/01           731,707       Wells Fargo Bank           N/A          $   0.246
(7)   Halbur               Martin           04/23/01           731,707       Wells Fargo Bank           N/A          $   0.246
(7)   Kanne                Roger            04/23/01           731,707       Wells Fargo Bank           N/A          $   0.246
(7)   Muhlbauer            Ronald           04/23/01           731,707       Wells Fargo Bank           N/A          $   0.246
(1)   Kanne                Roger            06/29/01           221,729          Direct loan           $ 200,000      $   0.902
(1)   Kanne                Roger            07/16/01           101,626          Direct loan           $ 100,000      $   0.984
(1)   Kanne                Roger            08/10/01            71,023          Direct loan           $ 75,000       $   1.056
(8)   Anderson             Dennis           08/27/01           261,506       Wells Fargo Bank           N/A          $   0.956
(8)   Halbur               Martin           08/27/01           261,506       Wells Fargo Bank           N/A          $   0.956
(8)   Kanne                Roger            08/27/01           261,506       Wells Fargo Bank           N/A          $   0.956
(8)   Macke Partners                        08/27/01           261,506       Wells Fargo Bank           N/A          $   0.956
(1)   Kanne                Roger            11/02/01            77,963          Direct loan           $ 75,000       $   0.962
(1)   Halbur               Martin           11/02/01            77,963          Direct loan           $ 75,000       $   0.962
(1)   Kanne                Roger            11/20/01            50,100          Direct loan           $ 50,000       $   0.998
(1)   Kanne                Roger            11/30/01           151,899          Direct loan           $ 150,000      $  0.9875
(1)   Kanne                Roger            01/03/02            77,429          Direct loan           $ 50,000       $ 0.64575
(1)   Kanne                Roger            01/04/02            77,429          Direct loan           $ 50,000       $ 0.64575
(1)   Kanne                Roger            01/07/02            77,851          Direct loan           $ 50,000       $ 0.64225
(1)   Macke Partners                        01/11/02           155,703          Direct loan           $ 100,000      $ 0.64225
(1)   Kanne                Roger            01/16/02            40,492          Direct loan           $ 25,000       $  0.6174
(1)   Kanne                Roger            01/27/02            40,038          Direct loan           $ 25,000       $  0.6244
(1)   Macke Partners                        02/04/02           236,518          Direct loan           $ 150,000      $  0.6342
(1)   Kanne                Roger            02/22/02           401,284          Direct loan           $ 250,000      $   0.623
(1)   GUNDYCO                               06/27/02            62,500          Direct loan              N/A         $    1.65
(1)   Kanne                Roger            01/07/02            77,851          Direct loan           $ 50,000       $ 0.64225
(1)   Macke Partners                        01/11/02           155,703          Direct loan           $ 100,000      $ 0.64225
(1)   Kanne                Roger            01/16/02            40,492          Direct loan           $ 25,000       $  0.6174
(1)   Kanne                Roger            01/27/02            40,038          Direct loan           $ 25,000       $  0.6244
(1)   Macke Partners                        02/04/02           236,518          Direct loan           $ 150,000      $  0.6342
(1)   Kanne                Roger            02/22/02           401,284          Direct loan           $ 250,000      $   0.623
(9)   GUNDYCO                               06/27/02            62,500          Consulting              N/A          $    1.65


(1) Represents warrants to purchase shares of our common stock issued in exchange for direct loans made to the Company. When the individuals or entities identified on the table made a loan to us, they received a promissory note payable one year from the date of the loan in the principal amount of loan and with interest accruing at a rate of 10% per annum and warrants to purchase shares of our common stock. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(2) Represents warrants to purchase shares of our common stock issued to Dennis
L. Anderson, Martin J. Halbur, Roger J. Kanne and Ronald W. Muhlbauer in exchange for their execution of agreements to personally guaranty all the principal and interest of a promissory note with Carroll County State Bank of Iowa in the principle amount of $250,000 with interest at a rate of 10.50%. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(3) Represents warrants to purchase shares of our common stock issued to Dennis
L. Anderson, Martin J. Halbur, Roger J. Kanne and Ronald W. Muhlbauer in exchange for their execution of agreements to personally guaranty a $100,000 additional advance to us under a promissory note with Carroll County State Bank of Iowa. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(4) Represents warrants to purchase shares of our common stock issued to Dennis
L. Anderson, Martin J. Halbur, Roger J. Kanne and Ronald W. Muhlbauer in exchange for their execution of agreements to personally guaranty a $150,000 additional advance to us under the promissory note with Carroll County State Bank of Iowa. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(5) Represents warrants issued to Electronics Manufacturing Technology, Inc., in exchange for allowing us to issue them a promissory note in the principal amount of $10,000 without interest payable in one year in lieu of the immediate payment of $10,000 of a $71,250 bill for design and development services. The issuance of the warrants in this instance was limited only to Electronic Manufacturing Technology, Inc., and accordingly we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

(6) Represents warrants to purchase shares of our common stock issued to Dennis
L. Anderson, Martin J. Halbur, Roger J. Kanne and Ronald W. Muhlbauer in exchange for their execution of agreements to personally guaranty a $500,000 additional advance to us under the promissory note with Carroll County State Bank of Iowa. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(7) Represents warrants to purchase shares of our common stock issued to Dennis
L. Anderson, Robert E. Badding, Mary M. Collison, Martin J. Halbur, Roger J. Kanne, and Ronald W. Muhlbauer in exchange for their execution of agreements to personally guaranty the payment of the principal and interest of a promissory note with Wells Fargo in the principle amount of $1,000,000 with interest accruing at a rate equal to the prime rate in effect from time to time. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(8) Represents warrants to purchase shares of our common stock issued to Dennis
L. Anderson, Martin J. Halbur, Roger J. Kanne and Macke Partners in exchange for their execution of agreements to personally guaranty the payment of the principal and interest of an additional promissory note with Wells Fargo in the principle amount of $1,000,000 with interest accruing at a rate equal to the prime rate in effect from time to time. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(9) Represents warrants issued to GUNDYCO, for consulting services in regards to placement of Company registered shares. The issuance of the warrants in this instance was limited only to GUNDYCO, and accordingly we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.





(B) OPTIONS ISSUED TO EMPLOYEES.

         The following table lists options to purchase shares of the Company's common stock that have been issued to certain employees and outside consultants of the Company as consideration for their employment and services without registration under the Securities Act of 1933, as amended (the Securities Act) during the past three years. The issuance of the options in these instances was limited to a selected number of employees and consultants and, accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

                                         # OF SHARES OF
                           COMMON STOCK CONSIDERATION
   Date of                                 UNDERLYING                    FOR ISSUANCE
    GRANT     OPTION HOLDER                THE OPTIONS                  OF SECURITIES
    -----     -------------                -----------                  -------------

  01/01/01    Michael May                          5,000,000         Employment Agreement
  02/01/01    James Stark                          1,000,000         Employment Agreement
  07/01/01    Todd Hansen                             40,000         Employee Incentive
  07/01/01    Ken Hamlin                              40,000         Employee Incentive
  07/01/01    Jef Higgason                            40,000         Employee Incentive
  07/01/01    Steve Gettman                           40,000         Employee Incentive
  11/05/01    David Sempek                           200,000         Employment Agreement
  11/05/01    Edward Sempek                          200,000         Employment Agreement
  11/05/01    David Vana                             200,000         Employment Agreement
  11/30/01    Todd Hansen                              5,000          Employee Incentive
  01/01/02    John Heida                             150,000         Employment Agreement
  01/03/02    Buck's Corp                             50,000          Contract Agreement
  02/07/02    Paul Oliver                             25,000          Employee Incentive
  02/07/02    Dan Peterson                            25,000          Employee Incentive
  02/07/02    Donnie Hill                             25,000          Employee Incentive
  02/07/02    Steve Montgomery                        35,000          Contract Agreement
  02/07/02    Ravi Nath                               20,000       Board Member Compensation
  02/07/02    Rik Smith                               20,000       Board Member Compensation
  02/07/02    Thomas Wharton Jr                       20,000       Board Member Compensation
  03/04/02    Denise Gray                             25,000          Employee Incentive
  05/01/02    Bob Anderson                            40,000          Employee Incentive
  05/01/02    Larry Anderson                          15,000          Employee Incentive
  05/01/02    Andy Nebrigich                          15,000          Employee Incentive
  05/01/02    Brandee Jones                            5,000          Employee Incentive
  06/03/02    Meghan Fitzpatrick                      15,000          Employee Incentive
  06/03/02    Dan Clemens                             25,000          Employee Incentive
  08/26/02    Jim Womble                              25,000          Contract Agreement
  08/30/02    Tom Fischer                             50,000          Contract Agreement
  09/01/02    Kenn Thompson                           20,000          Employee Incentive
  09/05/02    Dan Walter                             100,000          Contract Agreement
  09/09/02    Mike Grogan                             10,000          Contract Agreement
  10/07/02    Ben Coffey                              20,000          Employee Incentive
  11/18/02    Greg Best                               20,000          Employee Incentive
  11/20/02    Jef Higgason                            10,000          Employee Incentive
  11/20/02    Todd Hansen                             11,250          Employee Incentive
  11/20/02    Paul Oliver                              6,250          Employee Incentive
  11/20/02    Dan Peterson                             6,250          Employee Incentive
  11/20/02    Donnie Hill                              6,250          Employee Incentive
  11/20/02    Denise Gray                              6,250          Employee Incentive
  11/20/02    Bob Anderson                            10,000          Employee Incentive
  11/20/02    Larry Anderson                           3,750          Employee Incentive
  11/20/02    Andy Nebrigich                           3,750          Employee Incentive
  11/20/02    Meghan Fitzpatrick                       3,750          Employee Incentive
  11/20/02    Kenn Thompson                            5,000          Employee Incentive

                                         # OF SHARES OF
                           COMMON STOCK CONSIDERATION
   Date of                                 UNDERLYING                    FOR ISSUANCE
    GRANT     OPTION HOLDER                THE OPTIONS                  OF SECURITIES
    -----     -------------                -----------                  -------------
  12/02/02    Jeff Milner                             20,000          Employee Incentive
  12/27/02    Sara Koske                               5,000          Employee Incentive
  02/11/03    Brad Chicoine                           25,000          Contract Agreement
  03/16/03    Bill Faresich                           40,000          Employee Incentive


(C)      SECURITIES ISSUED AS BOARD COMPENSATION.


         We paid certain Directors the sum of $1,000 for each meeting of the Board of Directors. This fee may be paid in cash or in shares of our Common Stock having an equivalent fair market value. Prior to March 22, 2002, the per share price for calculating the number of shares to be issued is the trading price of the Company's Common Stock during the first full week immediately preceding the date of the meeting for which the compensation is paid. After March 22, 2002, the per share price for calculating the number of shares to be issued is the closing price as of the meeting date for which the compensation is paid. The following table lists shares of our Common Stock granted to our directors for attendance at such meetings during the past three years without registration under the Securities Act.


                                                                                       TOTAL
   Date                                 Type of         Value of        Average        Shares
  ISSUED       SECURITY HOLDER          SECURITY         STOCK        STOCK PRICE      ISSUED
  ------       ---------------          --------         -----        -----------      ------

 08/04/00   Dennis Anderson           Common Stock       $ 1,000        $   0.28            3,571
 08/04/00   Robert Badding            Common Stock       $ 1,000        $   0.28            3,571
 08/04/00   John J. Gaukel            Common Stock       $ 1,000        $   0.28            3,571
 08/04/00   Roger Kanne               Common Stock       $ 1,000        $   0.28            3,571
 08/04/00   James L. Pietig           Common Stock       $ 1,000        $   0.28            3,571
 08/04/00   Ronald Muhlbauer          Common Stock       $ 1,000        $   0.28            3,571
 08/04/00   Dennis Anderson           Common Stock       $ 1,000        $   0.45            2,222
 08/04/00   Robert Badding            Common Stock       $ 1,000        $   0.45            2,222
 08/04/00   Mary Collison             Common Stock       $ 1,000        $   0.45            2,222
 08/04/00   John J. Gaukel            Common Stock       $ 1,000        $   0.45            2,222
 08/04/00   Martin Halbur             Common Stock       $ 1,000        $   0.45            2,222
 08/04/00   Roger Kanne               Common Stock       $ 1,000        $   0.45            2,222
 08/04/00   James L. Pietig           Common Stock       $ 1,000        $   0.45            2,222
 08/04/00   Ronald Muhlbauer          Common Stock       $ 1,000        $   0.45            2,222
 09/15/00   Robert Badding            Common Stock       $ 1,000        $ 0.4532            2,207
 09/15/00   Mary Collison             Common Stock       $ 1,000        $ 0.4532            2,207
 09/15/00   John J. Gaukel            Common Stock       $ 1,000        $ 0.4532            2,207
 09/15/00   Martin Halbur             Common Stock       $ 1,000        $ 0.4532            2,207
 09/15/00   Roger Kanne               Common Stock       $ 1,000        $ 0.4532            2,207
 10/17/00   Robert Badding            Common Stock       $ 1,000        $ 0.4813            2,078
 10/17/00   Mary Collison             Common Stock       $ 1,000        $ 0.4813            2,078
 10/17/00   John J. Gaukel            Common Stock       $ 1,000        $ 0.4813            2,078
 10/17/00   Roger Kanne               Common Stock       $ 1,000        $ 0.4813            2,078
 10/17/00   Ronald Muhlbauer          Common Stock       $ 1,000        $ 0.4813            2,078
 12/05/00   Dennis Anderson           Common Stock       $ 1,000        $ 0.4297            2,327
 12/05/00   Robert Badding            Common Stock       $ 1,000        $ 0.4297            2,327


                                                                                       TOTAL
   Date                                 Type of         Value of        Average        Shares
  ISSUED       SECURITY HOLDER          SECURITY         STOCK        STOCK PRICE      ISSUED
  ------       ---------------          --------         -----        -----------      ------

 12/05/00   Martin Halbur             Common Stock       $ 1,000        $ 0.4297            2,327
 12/05/00   Roger Kanne               Common Stock       $ 1,000        $ 0.4297            2,327
 12/26/00   Robert Badding            Common Stock       $ 1,000        $ 0.3399            2,942
 12/26/00   John J. Gaukel            Common Stock       $ 1,000        $ 0.3399            2,942
 12/26/00   Martin Halbur             Common Stock       $ 1,000        $ 0.3399            2,942
 12/26/00   Roger Kanne               Common Stock       $ 1,000        $ 0.3399            2,942
 02/22/01   Dennis Anderson           Common Stock       $ 1,000        $  0.375            2,667
 02/22/01   Robert Badding            Common Stock       $ 1,000        $  0.375            2,667
 02/22/01   John J. Gaukel            Common Stock       $ 1,000        $  0.375            2,667
 02/22/01   Martin Halbur             Common Stock       $ 1,000        $  0.375            2,667
 02/22/01   Roger Kanne               Common Stock       $ 1,000        $  0.375            2,667
 02/22/01   Ronald Muhlbauer          Common Stock       $ 1,000        $  0.375            2,667
 02/22/01   Dennis Anderson           Common Stock       $ 1,000        $ 0.3406            2,936
 02/22/01   Robert Badding            Common Stock       $ 1,000        $ 0.3406            2,936
 02/22/01   John J. Gaukel            Common Stock       $ 1,000        $ 0.3406            2,936
 02/22/01   Martin Halbur             Common Stock       $ 1,000        $ 0.3406            2,936
 02/22/01   Roger Kanne               Common Stock       $ 1,000        $ 0.3406            2,936
 02/22/01   Ronald Muhlbauer          Common Stock       $ 1,000        $ 0.3406            2,936
 03/26/01   Robert Badding            Common Stock       $ 1,000        $ 0.3438            2,909
 04/18/01   John J. Gaukel            Common Stock       $ 1,000        $ 0.3438            2,909
 03/26/01   Martin Halbur             Common Stock       $ 1,000        $ 0.3438            2,909
 03/26/01   Roger Kanne               Common Stock       $ 1,000        $ 0.3438            2,909
 04/26/01   Robert Badding            Common Stock       $ 1,000        $  0.242            4,132
 04/26/01   Mary Collison             Common Stock       $ 1,000        $  0.242            4,132
 04/26/01   Martin Halbur             Common Stock       $ 1,000        $  0.242            4,132
 04/26/01   Roger Kanne               Common Stock       $ 1,000        $  0.242            4,132
 06/28/01   Dennis Anderson           Common Stock       $ 1,000        $  0.492            2,033
 06/28/01   Robert Badding            Common Stock       $ 1,000        $  0.492            2,033
 06/28/01   Mary Collison             Common Stock       $ 1,000        $  0.492            2,033
 06/28/01   Martin Halbur             Common Stock       $ 1,000        $  0.492            2,033
 06/28/01   Roger Kanne               Common Stock       $ 1,000        $  0.492            2,033
 06/28/01   Ronald Muhlbauer          Common Stock       $ 1,000        $  0.492            2,033
 08/08/01   Robert Badding            Common Stock       $ 1,000        $  1.046              956
 08/08/01   Mary Collison             Common Stock       $ 1,000        $  1.046              956
 08/08/01   Martin Halbur             Common Stock       $ 1,000        $  1.046              956
 08/08/01   Roger Kanne               Common Stock       $ 1,000        $  1.046              956
 08/08/01   Ronald Muhlbauer          Common Stock       $ 1,000        $  1.046              956
 10/18/01   Dennis Anderson           Common Stock       $ 1,000        $  0.986            1,014
 10/18/01   Robert Badding            Common Stock       $ 1,000        $  0.986            1,014
 10/18/01   Martin Halbur             Common Stock       $ 1,000        $  0.986            1,014
 10/18/01   Roger Kanne               Common Stock       $ 1,000        $  0.986            1,014
 10/18/01   Ronald Muhlbauer          Common Stock       $ 1,000        $  0.986            1,014
 12/10/01   Robert Badding            Common Stock       $ 1,000        $   0.99            1,010
 12/10/01   Martin Halbur             Common Stock       $ 1,000        $   0.99            1,010
 12/10/01   Roger Kanne               Common Stock       $ 1,000        $   0.99            1,010
 12/10/01   Ronald Muhlbauer          Common Stock       $ 1,000        $   0.99            1,010
 02/19/02   Robert Badding            Common Stock       $ 1,000        $  0.892            1,121
 02/19/02   Martin Halbur             Common Stock       $ 1,000        $  0.892            1,121


                                                                                       TOTAL
   Date                                 Type of         Value of        Average        Shares
  ISSUED       SECURITY HOLDER          SECURITY         STOCK        STOCK PRICE      ISSUED
  ------       ---------------          --------         -----        -----------      ------

 02/19/02   Roger Kanne            Common Stock          $ 1,000        $ 0.892             1,121
 02/19/02   Ronald Muhlbauer       Common Stock          $ 1,000        $ 0.892             1,121
 02/19/02   Ravi Nath              Common Stock          $ 1,000        $ 0.892             1,121
 02/19/02   Donald R. Smith        Common Stock          $ 1,000        $ 0.892             1,121
 02/19/02   Tom Wharton            Common Stock          $ 1,000        $ 0.892             1,121
 03/28/02   Robert Badding         Common Stock          $ 1,000        $  1.41               709
 03/28/02   Martin Halbur          Common Stock          $ 1,000        $  1.41               709
 03/28/02   Roger Kanne            Common Stock          $ 1,000        $  1.41               709
 03/28/02   Ronald Muhlbauer       Common Stock          $ 1,000        $  1.41               709
 03/28/02   Ravi Nath              Common Stock          $ 1,000        $  1.41               709
 03/28/02   Donald R. Smith        Common Stock          $ 1,000        $  1.41               709
 03/28/02   Tom Wharton            Common Stock          $ 1,000        $  1.41               709
 06/12/02   Robert Badding         Common Stock          $ 1,000        $  1.60               625
 06/12/02   Martin Halbur          Common Stock          $ 1,000        $  1.60               625
 06/12/02   Roger Kanne            Common Stock          $ 1,000        $  1.60               625
 06/12/02   Ronald Muhlbauer       Common Stock          $ 1,000        $  1.60               625
 06/12/02   Ravi Nath              Common Stock          $ 1,000        $  1.60               625
 06/12/02   Donald R. Smith        Common Stock          $ 1,000        $  1.60               625
 06/12/02   Tom Wharton            Common Stock          $ 1,000        $  1.60               625
 07/31/02   Robert Badding         Common Stock          $ 1,000        $  1.10               909
 07/31/02   Martin Halbur          Common Stock          $ 1,000        $  1.10               909
 07/31/02   Roger Kanne            Common Stock          $ 1,000        $  1.10               909
 07/31/02   Ronald Muhlbauer       Common Stock          $ 1,000        $  1.10               909
 07/31/02   Ravi Nath              Common Stock          $ 1,000        $  1.10               909
 07/31/02   Tom Wharton            Common Stock          $ 1,000        $  1.10               909
 09/27/02   Robert Badding         Common Stock          $ 1,000        $  0.70             1,429
 09/27/02   Martin Halbur          Common Stock          $ 1,000        $  0.70             1,429
 09/27/02   Roger Kanne            Common Stock          $ 1,000        $  0.70             1,429
 09/27/02   Ronald Muhlbauer       Common Stock          $ 1,000        $  0.70             1,429
 09/27/02   Ravi Nath              Common Stock          $ 1,000        $  0.70             1,429
 09/27/02   Donald R. Smith        Common Stock          $ 1,000        $  0.70             1,429
 09/27/02   Tom Wharton            Common Stock          $ 1,000        $  0.70             1,429
 10/29/02   Robert Badding         Common Stock          $ 1,000        $  0.65             1,538
 10/29/02   Martin Halbur          Common Stock          $ 1,000        $  0.65             1,538
 10/29/02   Roger Kanne            Common Stock          $ 1,000        $  0.65             1,538
 10/29/02   Ronald Muhlbauer       Common Stock          $ 1,000        $  0.65             1,538
 10/29/02   Ravi Nath              Common Stock          $ 1,000        $  0.65             1,538
 10/29/02   Tom Wharton            Common Stock          $ 1,000        $  0.65             1,538
 12/19/02   Robert Badding         Common Stock          $ 1,000        $  0.37             2,703
 12/19/02   Martin Halbur          Common Stock          $ 1,000        $  0.37             2,703
 12/19/02   Roger Kanne            Common Stock          $ 1,000        $  0.37             2,703
 12/19/02   Ronald Muhlbauer       Common Stock          $ 1,000        $  0.37             2,703
 12/19/02   Ravi Nath              Common Stock          $ 1,000        $  0.37             2,703
 12/19/02   Donald R. Smith        Common Stock          $ 1,000        $  0.37             2,703
 12/19/02   Tom Wharton            Common Stock          $ 1,000        $  0.37             2,703
 02/13/03   Robert Badding         Common Stock          $ 1,000        $  0.40             2,500
 02/13/03   Martin Halbur          Common Stock          $ 1,000        $  0.40             2,500
 02/13/03   Roger Kanne            Common Stock          $ 1,000        $  0.40             2,500


                                                                                       TOTAL
   Date                                 Type of         Value of        Average        Shares
  ISSUED       SECURITY HOLDER          SECURITY         STOCK        STOCK PRICE      ISSUED
  ------       ---------------          --------         -----        -----------      ------

 02/13/03   Ronald Muhlbauer       Common Stock          $ 1,000        $  0.40             2,500
 02/13/03   Ravi Nath              Common Stock          $ 1,000        $  0.40             2,500
 02/13/03   Donald R. Smith        Common Stock          $ 1,000        $  0.40             2,500
 02/13/03   Tom Wharton            Common Stock          $ 1,000        $  0.40             2,500
 03/31/03   Robert Badding         Common Stock          $ 1,000        $  0.76             1,316
 03/31/03   Martin Halbur          Common Stock          $ 1,000        $  0.76             1,316
 03/31/03   Roger Kanne            Common Stock          $ 1,000        $  0.76             1,316
 03/31/03   Ronald Muhlbauer       Common Stock          $ 1,000        $  0.76             1,316
 03/31/03   Ravi Nath              Common Stock          $ 1,000        $  0.76             1,316
 03/31/03   Tom Wharton            Common Stock          $ 1,000        $  0.76             1,316

(D)      PREFERRED STOCK TRANSACTIONS.

         We issued a total of 8,609.80 shares of our Series A Convertible Preferred Stock to the parties identified below in consideration for the forgiveness of indebtedness owed to the individuals in the aggregate of $1,497,915, the assumptions of $1,000,000 of bank debt by certain investors, the cancellation of 11,071,716 stock purchase warrants held by them (having an aggregate value of $1,932,887) and the assumption by Total Tech, LLC of $4,178,989 of our indebtedness with financial institutions. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and
         Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor. The members of Total Tech, LLC are Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne, Patti Pietig, and Ronald Muhlbauer. We also issued a total of 876 shares of our Series A Convertible Preferred Stock to the aforementioned stock holders for dividends. In addition, 310 shares of our Series A Convertible Preferred Stock was also issued to one Corporation per its equity purchase of the stock.


                                                                                                                           TOTAL
                                                                                                                          SERIES A
    Date                                                                                             Total Value of      Preferred
   ISSUED     SECURITY HOLDER                                           CONSIDERATION                CONSIDERATION         ISSUED
   ------     ---------------                                           -------------                -------------         ------
  11/30/01    Total Tech LLC                         Surrendered 9,043,920 Warrants; Forgave         $ 6,689,051       6,689.10
                                                     $605,531 in Promissory Notes plus accrued
                                                     interest; Agreed to Assume $4,178,988 in
                                                     bank notes

  11/30/01    Roger Kanne                            Surrendered 903,809 Warrants; Forgave           $   318,149         318.15
                                                     $184,996 in Promissory Notes plus
                                                     accrued interest

  11/30/01    Dennis Anderson                        Surrendered 261,506 Warrants; Agreed            $   253,288         253.29
                                                     to Assume $1,000,000 bank note

  11/30/01    Martin Halbur                          Surrendered 261,506 Warrants; Agreed            $   253,288         253.29
                                                     to Assume $1,000,000 bank note

  11/30/01    Roger Kanne                            Surrendered 261,506 Warrants; Agreed            $   253,288         253.29
                                                     to Assume $1,000,000 bank note


                                                                                                                           TOTAL
                                                                                                                          SERIES A
    Date                                                                                             Total Value of      Preferred
   ISSUED     SECURITY HOLDER                                           CONSIDERATION                CONSIDERATION         ISSUED
   ------     ---------------                                           -------------                -------------         ------
  11/30/01    Macke Partners                         Surrendered 261,506 Warrants; Agreed            $   253,288         253.29
                                                     to Assume $1,000,000 bank note

  11/30/01    Robert Badding                         Forgave $225,000 in Promissory Notes            $   257,315         257.32
                                                     plus accrued interest

  11/30/01    James and Patricia                     Forgave $291,666 in Promissory Notes            $   331,278         331.28
              Pietig, trustees of the                plus accrued interest
              James L. Pietig 1992
              Revocable Trust
              U/T/A 3-13-92

  11/30/01    Martin Halbur                          Surrendered 77,963 Warrants                     $       846           0.85

  08/20/02    Total Tech LLC                         Dividend for December 2001 - June 2002          $   363,020         363.02
  08/20/02    Roger Kanne                            Dividend for December 2001 - June 2002          $    31,530          31.53
  08/20/02    Dennis Anderson                        Dividend for December 2001 - June 2002          $    13,980          13.98
  08/20/02    Martin Halbur                          Dividend for December 2001 - June 2002          $    14,030          14.03
  08/20/02    Macke Partners                         Dividend for December 2001 - June 2002          $    13,980          13.98
  08/20/02    Robert Badding                         Dividend for December 2001 - June 2002          $    14,200          14.20
  08/20/02    James L. Pietig Residuary Trust,       Dividend for December 2001 - June 2002          $    18,280          18.28
              Wells Fargo Bank Iowa, N.A. &
              Patricia A. Pietig Trustees

  12/04/02    Buck's Corporation                     Equity purchase                                 $   310,000         310.00

  12/19/02    Total Tech LLC                         Dividend for July 2002 - September 2002         $   155,330         155.33
  12/19/02    Roger Kanne                            Dividend for July 2002 - September 2002         $    14,440          14.44
  12/19/02    Dennis Anderson                        Dividend for July 2002 - September 2002         $     6,400           6.40
  12/19/02    Martin Halbur                          Dividend for July 2002 - September 2002         $     6,420           6.42
  12/19/02    Macke Partners                         Dividend for July 2002 - September 2002         $     6,400           6.40
  12/19/02    Robert Badding                         Dividend for July 2002 - September 2002         $     6,500           6.50
  12/19/02    James L. Pietig Residuary Trust,       Dividend for July 2002 - September 2002         $     8,370           8.37
              Wells Fargo Bank Iowa, N.A. &
              Patricia A. Pietig Trustees

  03/31/03    Total Tech LLC                         Dividend for October 2002 - December 2002       $   153,428        153.428
  03/31/03    Roger Kanne                            Dividend for October 2002 - December 2002       $    14,784         14.784
  03/31/03    Dennis Anderson                        Dividend for October 2002 - December 2002       $     6,553          6.553
  03/31/03    Martin Halbur                          Dividend for October 2002 - December 2002       $     6,575          6.575
  03/31/03    Macke Partners                         Dividend for October 2002 - December 2002       $     6,553          6.553
  03/31/03    Robert Badding                         Dividend for October 2002 - December 2002       $     6,657          6.657
  03/31/03    James L. Pietig Residuary Trust,       Dividend for October 2002 - December 2002       $     8,571          8.571
              Wells Fargo Bank Iowa, N.A. &
              Patricia A. Pietig Trustees

         We issued a total of 300 shares of our Series B Convertible Preferred Stock to the party identified below per our Private Placement Memorandum implemented in the fourth quarter of 2002.

                                                                                       TOTAL
                                                                                     Series B
   Date                                                          Total Value of      Preferred
  ISSUED       SECURITY HOLDER           CONSIDERATION           CONSIDERATION        ISSUED
  ------       ---------------           -------------           -------------        ------
 10/17/02   Macke Partners             Private Placement                 $ 150,000           150
 01/08/03   Macke Partners             Private Placement                 $ 150,000           150


(E)      OTHER COMMON STOCK ISSUANCES.

         The following table and legend lists shares of our Common Stock that have been issued to certain individuals and companies during the past three years without registration under the Securities Act.


          DATE                                                                                        CASH TO       TOTAL
         ISSUED   SECURITY HOLDER                 TYPE OF TRANSACTION                                 COMPANY       SHARES
         ------   ---------------                 -------------------                                 -------       ------
 (1)    01/11/00  Badding, Robert                 $0.60 Stock investment                            $  20,000          33,333
 (1)    01/11/00  Bedford, Kathryn                $0.60 Stock investment                            $   1,000           1,667
 (1)    01/11/00  Chicoine, Brad                  $0.60 Stock investment                            $  12,000          20,000
 (1)    01/11/00  Chicoine, Brad                  $0.60 Stock investment                            $  10,000          16,667
 (1)    01/11/00  Ferguson, Louis                 $0.60 Stock investment                            $   1,800           3,000
 (1)    01/11/00  Gangestad, Daniel               $0.60 Stock investment                            $  10,000          16,667
 (1)    01/11/00  Halverson, Dierk                $0.60 Stock investment                            $   1,200           2,000
 (1)    01/11/00  Hansen, Craig                   $0.60 Stock investment                            $   1,800           3,000
 (1)    01/11/00  Horbach, William                $0.60 Stock investment                            $  12,000          20,000
 (1)    01/11/00  Kanne, Brad                     $0.60 Stock investment                            $     600           1,000
 (1)    01/11/00  Meyer, David                    $0.60 Stock investment                            $     600           1,000
 (1)    01/11/00  Stehr, Robert                   $0.60 Stock investment                            $     600           1,000
 (1)    01/11/00  Steinkamp, Neil                 $0.60 Stock investment                            $     600           1,000
 (1)    01/11/00  Wilken, David                   $0.60 Stock investment                            $     600           1,000
 (2)    02/10/00  Anderson, Dennis L              Direct Loan                                       $ 100,000         100,000
 (2)    02/10/00  Kanne, Roger                    Direct Loan                                       $ 100,000         100,000
 (3)    02/10/00  Anderson, Dennis L              Templeton Savings LOC Guarantee                       N/A            71,428
 (3)    02/10/00  Badding, Robert                 Templeton Savings LOC Guarantee                       N/A            71,429
 (3)    02/10/00  Collison, Mary                  Templeton Savings LOC Guarantee                       N/A            71,428
 (3)    02/10/00  Halbur, Martin                  Templeton Savings LOC Guarantee                       N/A            71,429
 (3)    02/10/00  Kanne, Roger                    Templeton Savings LOC Guarantee                       N/A            71,428


          DATE                                                                                        CASH TO       TOTAL
         ISSUED   SECURITY HOLDER                 TYPE OF TRANSACTION                                 COMPANY       SHARES
         ------   ---------------                 -------------------                                 -------       ------
 (3)    02/10/00  Pietig, James                   Templeton Savings LOC Guarantee                       N/A            71,429
 (3)    02/10/00  Muhlbauer, Ron                  Templeton Savings LOC Guarantee                       N/A            71,429
 (1)    03/13/00  Chicoine, Brad                  $0.60 Stock investment                            $  10,000          16,667
 (1)    03/13/00  Chicoine, Brad                  $0.60 Stock investment                            $  10,000          16,667
 (1)    03/13/00  Halbur, Martin                  $0.60 Stock investment                            $  10,000          16,667
 (1)    03/13/00  Van Slembrouck, Emma            $0.60 Stock investment                            $   2,000           3,334
 (1)    03/13/00  Van Slembrouck, Dane            $0.60 Stock investment                            $   2,000           3,333
 (1)    03/13/00  Van Slembrouck, Lee             $0.60 Stock investment                            $   2,000           3,333
 (1)    03/13/00  Van Slembrouck, Jeff            $0.60 Stock investment                            $   6,000          10,000
 (1)    03/13/00  Elbert, Roger                   $0.60 Stock investment                            $  15,000          25,000
 (1)    03/13/00  Horbach, Thomas                 $0.60 Stock investment                            $   6,000          10,000
 (1)    03/13/00  Horbach, William                $0.60 Stock investment                            $   6,000          10,000
 (1)    05/18/00  JKL Group                       $0.60 Stock investment                            $   1,000           1,667
 (4)    06/28/00  Salzwedel Financial             Consulting agreement                                  N/A           450,000
                  Communications
 (5)    08/16/00  Blaine, Dennis                  Consulting agreement                                  N/A            10,000
 (6)    08/16/00  Macke Partners                  Board Consultant                                      N/A            18,782
 (6)    09/15/00  Macke Partners                  Board Consultant                                      N/A            18,388
 (4)    09/20/00  Salzwedel Financial             Consulting agreement                                  N/A         1,200,000
                  Communications
 (7)    10/13/00  Prism Resources                 Services Provided                                     N/A           929,383
 (6)    10/17/00  Macke Partners                  Board Consultant                                      N/A            17,314
 (8)    11/03/00  Electronic Rainbow Inc          Debt repayment                                        N/A           281,077
 (9)    12/12/00  Anderson, Dennis L              Carroll County Bank                                   N/A            53,339
 (9)    12/12/00  Anderson, Dennis L              Carroll County Bank                                   N/A           166,667
 (9)    12/12/00  Halbur, Martin J.               Carroll County Bank                                   N/A            53,339
 (9)    12/12/00  Halbur, Martin J.               Carroll County Bank                                   N/A           166,667
 (9)    12/12/00  Kanne, Roger                    Carroll County Bank                                   N/A            53,339
 (9)    12/12/00  Kanne, Roger                    Carroll County Bank                                   N/A           166,667
 (9)    12/12/00  Muhlbauer, Ron                  Carroll County Bank                                   N/A            53,339
 (9)    12/12/00  Muhlbauer, Ron                  Carroll County Bank                                   N/A           166,667
 (10)   01/05/01  Blessington, Dennis             Private Placement                                 $    860            2,000
 (10)   01/05/01  Coppock, John                   Private Placement                                 $  2,688            6,250
 (10)   01/05/01  Eich, Allan                     Private Placement                                 $    538            1,250
 (10)   01/05/01  Ettleman, Ace                   Private Placement                                 $  2,150            5,000
 (10)   01/05/01  Schapman, David                 Private Placement                                 $    538            1,250
 (10)   01/05/01  Beck, Patricia J                Private Placement                                 $    323              750
 (10)   01/05/01  Gangestad, Danial &             Private Placement                                 $  5,375           12,500
 (10)   01/05/01  Klocke, Dave                    Private Placement                                 $  1,613            3,750
 (10)   01/05/01  Klocke, Dennis                  Private Placement                                 $  1,613            3,750
 (10)   01/05/01  Peters, Kenneth J               Private Placement                                 $  4,300           10,000
 (6)    01/17/01  Macke Partners                  Board Consultant                                      N/A            19,393
 (6)    01/17/01  Macke Partners                  Board Consultant                                      N/A            24,521
 (10)   02/14/01  Fleshner, Harvey                Private Placement                                 $  1,075            2,500
 (11)   02/22/01  Utili-Comm LLC                  Exercise 125,000 warrants by                          N/A           129,050
                                                  surrender of $25,000 note plus
                                                  $1,293 accrued interest
 (11)   02/22/01  Utili-Comm South                Exercise 125,000 warrants by                          N/A           129,086
                                                  surrender of $25,000 note plus
                                                  $1,304 accrued interest
 (11)   02/22/01  Utili-Comm South                Exercise 36,284 warrants by                           N/A            37,140
                                                  surrender of $10,000 note plus
                                                  $278 accrued interest



          DATE                                                                                        CASH TO       TOTAL
         ISSUED   SECURITY HOLDER                 TYPE OF TRANSACTION                                 COMPANY       SHARES
         ------   ---------------                 -------------------                                 -------       ------
 (6)    02/22/01  Macke Partners                  Board Consultant                                      N/A            22,222
 (6)    02/22/01  Macke Partners                  Board Consultant                                      N/A            24,467
 (6)    02/22/01  Macke Partners                  Board Consultant                                      N/A             1,468
 (6)    03/02/01  Macke Partners                  Board Consultant                                      N/A             1,387
 (10)   03/02/01  Horbach, William C              Private Placement                                 $  4,300           10,000
 (6)    03/26/01  Macke Partners                  Board Consultant                                      N/A            24,239
 (12)   03/29/01  May, Michael P.                 Employee Agreement                                    N/A            12,119
 (12)   03/29/01  May, Michael P.                 Employee Agreement                                    N/A            22,989
 (12)   03/29/01  May, Michael P.                 Employee Agreement                                    N/A            20,998
 (6)    04/02/01  Macke Partners                  Board Consultant                                      N/A             2,593
 (13)   04/18/01  Kempema, David                  Surrender $5,000 promissory note                      N/A            27,377
                                                  plus $475 accrued interest
 (13)   04/18/01  Kempema, David                  Surrender $5,000 promissory note                      N/A            27,336
                                                  plus $467 accrued interest
 (13)   04/18/01  Kempema, David                  Surrender $7,100 promissory note                      N/A            37,513
                                                  plus $403 accrued interest
 (13)   04/18/01  Kempema, David                  Surrender $5,000 promissory note                      N/A            26,301
                                                  plus $260 accrued interest
 (13)   04/18/01  Kempema, David                  Surrender $4,900 promissory note                      N/A            25,185
                                                  plus $137 accrued interest
 (13)   04/18/01  Chicoine, Brad                  Surrender $10,000 promissory note                     N/A            54,753
                                                  plus $951 accrued interest
 (13)   04/18/01  Chicoine, Brad                  Surrender $40,000 promissory note                     N/A           216,438
                                                  plus $3,288 accrued interest
 (13)   04/20/01  Kempema, David                  Surrender $10,000 promissory note                     N/A            56,288
                                                  plus $1,258 accrued interest
 (6)    04/26/01  Macke Partners                  Board Consultant                                      N/A            34,435
 (6)    05/18/01  Macke Partners                  Board Consultant                                      N/A             4,174
 (11)   06/14/01  Kats, Paul                      Exercise 50,000 warrants by                           N/A            52,110
                                                  surrender of $10,000 note plus
                                                  $1,055 accrued interest
 (6)    06/28/01  Macke Partners                  Board Consultant                                      N/A            16,938
 (6)    06/28/01  Macke Partners                  Board Consultant                                      N/A             1,346
 (11)   07/16/01  Halbur, Adam Martin             Exercise 8,000 warrants by                            N/A             8,244
                                                  surrender of $2,500 note plus
                                                  $232 accrued interest
 (6)    08/08/01  Macke Partners                  Board Consultant                                      N/A             7,967
 (6)    08/08/01  Macke Partners                  Board Consultant                                      N/A             1,395
 (11)   08/30/01  Anderson, Dennis L.             Exercise 100,000 warrants by                          N/A           109,482
                                                  surrender of $92,216 note plus
                                                  $17,611 accrued interest
 (11)   08/30/01  Anderson, Dennis L.             Exercise 50,000 warrants by                           N/A            51,617
                                                  surrender of $10,000 note plus
                                                  $1,649 accrued interest


          DATE                                                                                        CASH TO       TOTAL
         ISSUED   SECURITY HOLDER                 TYPE OF TRANSACTION                                 COMPANY       SHARES
         ------   ---------------                 -------------------                                 -------       ------
 (11)   08/30/01  Anderson, Dennis L.             Exercise 50,000 warrants by                           N/A            51,501
                                                  surrender of $10,000 note plus
                                                  $1,532 accrued interest
 (11)   08/30/01  Anderson, Dennis L.             Exercise 275,000 warrants by                          N/A           282,327
                                                  surrender of $55,000 note plus
                                                  $7,474 accrued interest
 (11)   08/30/01  Anderson, Dennis L.             Exercise 200,000 warrants by                          N/A           204,878
                                                  surrender of $40,000 note plus
                                                  $4,975 accrued interest
 (11)   08/30/01  Anderson, Dennis L.             Exercise 64,734 warrants by                           N/A            66,158
                                                  surrender of $22,000 note plus
                                                  $1,453 accrued interest
 (11)   08/30/01  Badding, Robert                 Exercise 250,000 warrants by                          N/A           258,434
                                                  surrender of $50,000 note plus
                                                  $8,603 accrued interest
 (11)   08/30/01  Badding, Robert                 Exercise 125,000 warrants by                          N/A           128,149
                                                  surrender of $25,000 note plus
                                                  $3,212 accrued interest
 (11)   08/30/01  Blessington, Dennis             Exercise 15,000 warrants by                           N/A            15,376
                                                  surrender of $3,000 note plus
                                                  $384 accrued interest
 (11)   08/30/01  Collison, Mary                  Exercise 200,000 warrants by                          N/A           206,232
                                                  surrender of $40,000 note plus
                                                  $6,356 accrued interest
 (11)   08/30/01  Hagan, Michael J.               Exercise 25,000 warrants by                           N/A            25,623
                                                  surrender of $5,000 note plus
                                                  $636 accrued interest
 (11)   08/30/01  Halbur, Martin J                Exercise 250,000 warrants by                          N/A           257,951
                                                  surrender of $50,000 note plus
                                                  $8,110 accrued interest
 (11)   08/30/01  Halbur, Martin J                Exercise 100,000 warrants by                          N/A           102,358
                                                  surrender of $20,000 note plus
                                                  $2,405 accrued interest
 (11)   08/30/01  Kanne, Roger                    Exercise 270,000 warrants by                          N/A           279,689
                                                  surrender of $54,000 note plus
                                                  $9,883 accrued interest
 (11)   08/30/01  Kanne, Roger                    Exercise 100,000 warrants by                          N/A           109,482
                                                  surrender of $92,216 note plus
                                                  $17,611 accrued interest
 (11)   08/30/01  Kanne, Roger                    Exercise 125,000 warrants by                          N/A           129,237
                                                  surrender of $25,000 note plus
                                                  $4,322 accrued interest
 (11)   08/30/01  Kanne, Roger                    Exercise 500,000 warrants by                          N/A           516,465
                                                  surrender of $100,000 note plus
                                                  $16,795 accrued interest
 (11)   08/30/01  Kanne, Roger                    Exercise 150,000 warrants by                          N/A           154,762
                                                  surrender of $30,000 note plus
                                                  $4,858 accrued interest


          DATE                                                                                        CASH TO       TOTAL
         ISSUED   SECURITY HOLDER                 TYPE OF TRANSACTION                                 COMPANY       SHARES
         ------   ---------------                 -------------------                                 -------       ------
 (11)   08/30/01  Kanne, Roger                    Exercise 175,000 warrants by                          N/A           180,547
                                                  surrender of $35,000 note plus
                                                  $5,658 accrued interest
 (11)   08/30/01  Kanne, Roger                    Exercise 36,496 warrants by                           N/A            37,388
                                                  surrender of $10,000 note plus
                                                  $910 accrued interest
 (11)   08/30/01  Kanne, Roger                    Exercise 34,638 warrants by                           N/A            35,495
                                                  surrender of $10,000 note plus
                                                  $874 accrued interest
 (11)   08/30/01  Kanne, Roger                    Exercise 64,734 warrants by                           N/A            66,158
                                                  surrender of $22,000 note plus
                                                  $1,453 accrued interest
 (11)   08/30/01  Kanne, Roger                    Exercise 13,3338 warrants by                          N/A            13,606
                                                  surrender of $5,000 note plus
                                                  $278 accrued interest
 (11)   08/30/01  Smith, William                  Exercise 200,000 warrants by                          N/A           200,000
                                                  surrender of $40,000 note
 (11)   08/30/01  Smith, William                  Exercise 50,000 warrants by                           N/A            50,000
                                                  surrender of $10,000 note
 (11)   08/30/01  Pietig, James &                 Exercise 250,000 warrants by                          N/A           257,776
                  Patricia TTEE                   surrender of $50,000 note plus
                                                  $7,932 accrued interest
 (4)    09/07/01  Salzwedel Financial             Contract extension                                    N/A           300,000
                  Communications
 (6)    10/18/01  Macke Partners                  Board Consultant                                      N/A             8,452
 (6)    10/31/01  Macke Partners                  Board Consultant                                      N/A               663
 (11)   10/31/01  Macke Partners                  Exercise 1,731,902 warrants by                        N/A         1,780,727
                                                  surrender of $500,000 note plus
                                                  $46,872 accrued interest
 (6)    12/10/01  Macke Partners                  Board Consultant                                      N/A             8,418
 (6)    12/31/01  Macke Partners                  Board Consultant                                      N/A               831


 (6)    02/19/02  Macke Partners                  Board Consultant                                      N/A             9,342
 (6)    02/19/02  Macke Partners                  Board Consultant                                      N/A               190
 (6)    02/22/02  Macke Partners                  Board Consultant                                      N/A             1,282
 (14)   02/28/02  Duane &Judy Herrig              Exercised 250,000 warrants                        $  50,000         250,000
                                                  at $0.20 per share
 (6)    03/28/02  Macke Partners                  Board Consultant                                      N/A             5,910
 (4)    03/20/02  Salzwedel Financial             Consulting Agreement                                  N/A           250,000
                  Communications
 (6)    04/12/02  Macke Partners                  Board Consultant                                      N/A               972
 (6)    04/25/02  Macke Partners                  Exercised 119,074 warrants by surrender               N/A           121,522
                                                  of $40,000 note plus $3,918 accrued
                                                  interest
 (15)   06/06/02  First Capital Partners LLC      Consulting Agreement                                  N/A            75,000
 (15)   06/06/02  International Consulting        Consulting Agreement                                  N/A            60,000
                  Group
 (15)   06/06/02  Boston Trading Group            Consulting Agreement                                  N/A            25,000


          DATE                                                                                        CASH TO       TOTAL
         ISSUED   SECURITY HOLDER                 TYPE OF TRANSACTION                                 COMPANY       SHARES
         ------   ---------------                 -------------------                                 -------       ------
 (6)    06/12/02  Macke Partners                  Board Consultant                                      N/A             5,208
 (6)    06/20/02  Macke Partners                  Board Consultant                                      N/A               755
 (6)    07/31/02  Macke Partners                  Board Consultant                                      N/A             7,576
 (6)    08/05/02  Macke Partners                  Board Consultant                                      N/A             1,777
 (16)   09/05/02  Dills, Kevin                    Consulting Agreement                                  N/A           100,000
 (6)    09/27/02  Macke Partners                  Board Consultant                                      N/A            11,905
 (17)   09/30/02  Basic Investors Inc             Consulting Agreement                                  N/A            10,000
 (6)    10/03/02  Macke Partners                  Board Consultant                                      N/A             1,026
 (16)   10/29/02  Dills, Kevin                    Consulting Agreement                                  N/A           125,000
 (18)   10/29/02  Walter, Daniel                  Consulting Agreement                                  N/A            16,667
 (18)   11/20/02  Walter, Daniel                  Consulting Agreement                                  N/A            16,667
 (19)   11/20/02  Kanne, Roger                    Board Consultant                                      N/A             1,338
 (20)   12/05/02  Lamb, Benjamin J.               Exercised Options                                 $ 133,333       1,333,333
 (6)    12/19/02  Macke Partners                  Board Consultant                                      N/A            22,523
 (6)    12/19/02  Macke Partners                  Board Consultant                                      N/A            13,634
 (18)   12/19/02  Walter, Daniel                  Consulting Agreement                                  N/A            16,667
 (21)   12/19/02  American Financial              Consulting Agreement                                  N/A         1,200,000
                  Communications
 (22)   01/14/03  Kempema, David                  Exercised 25,000 warrants                         $   5,000          25,000
                                                  at $0.20 per share
 (18)   01/14/03  Walter, Daniel                  Consulting Agreement                                  N/A            16,667
 (18)   02/13/03  Walter, Daniel                  Consulting Agreement                                  N/A            16,667
 (6)    02/13/03  Macke Partners                  Board Consultant                                      N/A            20,833
 (4)    02/19/03  Salzwedel Financial             Consulting Agreement                                  N/A           700,000
                  Communications
 (23)   02/19/03  Electronic Manufacturing        Exercised Warrants                                    N/A            25,602
                  Technology
 (24)   02/19/03  Chicoine, Brad                  Exercised 250,000 warrants                        $ 50,000          250,000
                                                  at $0.20 per share
 (25)   02/19/03  Fusion Capital Fund II, LLC     Common Stock Purchase Agreement                       N/A            62,500
 (25)   03/10/03  Fusion Capital Fund II, LLC     Common Stock Purchase Agreement                       N/A         1,076,233
 (26)   03/28/03  Cohen, Martin                   Consulting Agreement                                  N/A           300,000

         (1) Represents Common Stock issued to shareholders in connection with a private placement of our Common Stock. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

         (2) Represents Common Stock issued to shareholders in connection with a direct loan to the Company of $200,000. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

         (3) Represents Common Stock issued to Dennis L. Anderson, Robert E. Badding, Mary M. Collison, Martin J. Halbur, Roger J. Kanne. James L. Pietig and Ronald W. Muhlbauer in exchange for their execution of agreements to personally guaranty the principal and interest of our line of credit with Templeton Savings Bank of Iowa, in the principle amount of $500,000 with an interest rate of 9.25% per annum. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

         (4) Represents Common Stock issued to Salzwedel Financial Communications, Inc. pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Salzwedel Financial Communications, Inc. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

         (5) Represents Common Stock issued to Dennis Blaine for in exchange for consulting services provided to the Company. The issuance of the stock in this instance was limited to Dennis Blaine. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

         (6) Represents Common Stock issued to in exchange for consulting services to the Board of Directors with an estimated value of $188,622. The issuance of the stock in these instances was limited to Macke Partners. Accordingly the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

         (7) Represents Common Stock issued to Prism Resources in consideration for $268,313 in billed services provided to us. The issuance of the stock in this instance was limited to Prism Resources. Accordingly the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

         (8) Represents Common Stock issued to Electronic Rainbow in consideration for $84,857 in billed services provided to us. The issuance of the stock in these instances was limited to Electronic Rainbow. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

         (9) Represents Common Stock issued to Dennis L. Anderson, Martin J. Halbur, Roger J. Kanne and Ronald W. Muhlbauer in exchange for their execution of agreements to personally guaranty an additional grant of $100,000 under the promissory note with Carroll County Bank of Iowa. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

         (10) Represents Common Stock issued to existing warrant holders in exchange for the surrender of certain warrants held by them and $.43 cash per share purchased. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and
         Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.


         (11) Represents transactions whereby existing note holders of the Company agreed to exercise their warrants in a cashless exercise by exchanging certain notes payable by the Company held by them. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

         (12) Reflects shares of Common Stock granted to Michael P. May as part of his employment agreement. The issuance of the stock in this instance was limited only to Mr. May. Accordingly the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

         (13) Represents transactions whereby existing note holders of the Company agreed to surrender promissory notes payable by us to them in exchange for shares. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

         (14) Represents Common Stock issued to existing warrant holders in exchange for the surrender of certain warrants held by them and $0.20 cash per share purchased. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and
         Section 4(2) of the Securities Act because the individual to whom the warrants were issued was an accredited investor.

         (15) Represents Common Stock issued to First Capital Partners, LLC, International Consulting Group and Boston Trading Company in exchange for consulting services provided to the Company through a consulting agreement made specifically to First Capital Partners, LLC. The issuance of the stock in this instance was limited to First Capital Partners, LLC, International Consulting Group and Boston Trading Company. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $244,800.

         (16) Represents Common Stock issued to Kevin Dills pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Kevin Dills. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $173,250.

         (17) Represents Common Stock issued to Basic Investors, Inc. pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Basic Investors, Inc. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $6,800.

         (18) Represents Common Stock issued to Daniel Walters pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Daniel Walters. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $36,001.

         (19) Represents Common Stock issued to Roger Kanne in lieu of expenses incurred in regards to a board meeting. The issuance of the stock in this instance was limited to Roger Kanne. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The estimated value of the stock in relation to these expenses was $1,338.

         (20) Represents Common Stock issued to Benjamin J. Lamb upon the exercise of options he had pursuant to the terms of his employment agreement with the Company. The issuance of the stock in this instance was limited to Benjamin J. Lamb. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the stock issued was $133,333.

         (21) Represents Common Stock issued to American Financial Communications pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to American Financial Communications. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $408,000.

         (22) Represents Common Stock issued to Electronic Manufacturing Technology pursuant to the terms of its contract manufacturing agreement with the Company. The issuance of the stock in this instance was limited to Electronic Manufacturing Technology. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the shares issued in this agreement was $10,000.

         (23) Represents Common Stock issued to Fusion Capital Fund II, LLC pursuant to the terms of a common stock purchase agreement with the Company. The issuance of the stock in these instances was limited to Fusion Capital Fund II, LLC. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

         (24) Represents Common Stock issued to Martin Cohen pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Martin Cohen. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $174,000.



Item 27.  Exhibits


     3.01  Restated Certificate of Incorporation of the Company (1)

     3.02  Restated Bylaws of the Company (2)

     3.03 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of iSecureTrac Corp. (3)

     4.01  Form of Common Stock Certificate (1)

     4.02  2001 Omnibus Equity Incentive Plan (4)

     5.01  Opinion of John M. Heida, Esq.

     10.01 Business Office Lease (3)

     10.02 Loan Agreement with US Bank, N.A. (1)

     10.03 License Agreement with SiRF Technology, Inc. (1)

     10.04 Agreement between iST and Telemarket Resources International (3)

     10.05 ADT Distribution Agreement (3) Confidential Treatment Requested

     10.06 ADT Hosting Agreement (3) Confidential Treatment Requested

     10.07 Employment Agreement between iST and Michael P. May (5)

     10.08 Employment Agreement between iST and James E. Stark (5)

     10.09 Consulting Services Agreement with Salzwedel Financial
           Communications, Inc.(3)

     10.10 Common Stock Purchase Agreement with Fusion Capital Fund II (6)

     10.11 Preferred Distributor Agreement with Premier Geografix LTD. (7)

     21.01 Subsidiaries of the Registrant (8)

     23.01 Consent of McGladrey & Pullen, LLP

     23.02 Consent of John Heida, ESQ. (Including In Exhibit 5.01).

     24.01 Powers of Attorney (Included on the Signature Page of the Registration Statement)


-------------------------------------------------------------------------

(1) Incorporated by reference from the registrant's Registration Statement onForm 10-SB, filed on June 22, 1999 (Commission File No. 0-26455).

(2) Incorporated by reference from the registrant's Current Report on Form 8-K filed on June 10, 2001 (Commission File No. 0-26455).

(3) Incorporated by reference from the registrant's Registration Statement onForm SB-2 filed on November 30, 2001 (Commission File No. 333-74762), which is hereby incorporated by this reference.

(4) Incorporated by reference from the Notice of Annual Meeting of Stockholders and Proxy Statement contained in Registrant's Definitive Proxy Statement under
Schedule 14A, filed with the SEC on May 14, 2001 (Commission File No. 0-26455).

(5) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ending March 31, 2001.

 (6) Incorporated by reference from the registrant's Current Report on Form 8-K filed on March 14, 2003 (Commission File No. 0-26455).

(7) Incorporated by reference from the registrant's Current Report under Form 8-K filed on March 18, 2003 (Commission File No. 0-26455)

(8) Incorporated by reference from the registrant's Annual Report on Form 10-KSB filed March 31, 2003 (Commission File No. 0-26435)


Item 28. Undertakings

The undersigned hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

     (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii)reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the registrant's directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         iSecureTrac Corp.

                                         By:  /s/ Michael P. May
                                           -------------------------------
                                                  Michael P. May
                                           Chairman of the Board of Directors
                                                 (Chief Executive Officer)

                                         Dated: April 9, 2003


    Each person whose signature appears below hereby authorizes Michael P. May, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, any amendments, including post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the SEC.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                       TITLE                                DATE
             ---------                                       -----                                ----

/s/ Michael P. May                            Chairman of the Board of Directors,            April 9, 2003
-------------------------------
Michael P. May                                      Chief Executive Officer
                                                 (Principal Executive Officer)

/s/ James E. Stark                                  Director, President and                  April 9, 2003
-------------------------------
James E. Stark                                     Chief Financial Officer
                                             (Principal Financial and Accounting Officer)

/s/ Robert E. Badding                                      Director                          April 9, 2003
-------------------------------
Robert E. Badding

/s/ Martin J. Halbur                                       Director                          April 9, 2003
-------------------------------
Martin J. Halbur

/s/ Roger J. Kanne                                         Director                          April 9, 2003
-------------------------------
Roger J. Kanne

/s/ Ronald W. Muhlbauer                                    Director                          April 9, 2003
-------------------------------
Ronald W. Muhlbauer

/s/ Ravi Nath                                              Director                          April 9, 2003
-------------------------------
Ravi Nath

/s/ Donald R. Smith                                        Director                          April 9, 2003
-------------------------------
Donald R. Smith

/s/ Thomas E. Wharton Jr.                                  Director                          April 9, 2003
-------------------------------
Thomas E. Wharton Jr.